FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206677-02

Wells Fargo Commercial Mortgage Trust 2016-C32 Disclaimer

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-206677) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, Barclays Capital Inc., or Deutsche Bank Securities Inc., or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on cthe securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A.  Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale. Prospective investors should understand that, when considering the purchase of the Offered Certificates, a contract of sale will come into being no sooner than the date on which the relevant class of certificates has been priced and the investor has otherwise taken all actions the investor must take to become committed to purchase the Offered Certificates, and the investor has therefore entered into a contract of sale. Any “indications of interest” expressed by any prospective investor, and any “soft circles” generated by the underwriters, prior to the time of sale, will not create binding contractual obligations for such prospective investors, on the one hand, or the underwriters, the depositor or any of their respective agents or affiliates, on the other hand.

In addition, the Offered Certificates referred to in these martials and the asset pool backing them are subject to modification or revision (including the possiblity that one or more classes of certificates may be split, combined, or elminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. As a result of the foregoing, a prospective investor may commit to purchase certificates that have characteristics that may change, and each prospective investor is advised that all or a portion of the certificates referred to in these materials may be issued without all or certain of the characteristics described in these materials. The underwriters’ obligation to sell certificates to any prospective investor is conditioned on the certificates and the transaction having the characteristics described in these materials. If the underwriters determine that a condition is not satisfied in any material respect, such prospective investor will be notified, and neither the depositor nor the underwriters will have any obligation to such prospective investor to deliver any portion of the Offered Certificates which such prospective investor has committed to purchase, and there will be no liability between the underwriters, the depositor or any of their respective agents or affiliates, on the one hand, and such prospective investor, on the other hand, as a consequence of the non-delivery.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Cross Collateralized and Cross Defaulted Loan Flag	Address	City	State	Zip Code
1	North Dallas Retail Portfolio	WFB		Various	Various	TX	Various
1.01	Heritage Heights	WFB		4000-4020 William D. Tate Avenue	Grapevine	TX	76051
1.02	The Highlands	WFB		2301 FM 407	Flower Mound	TX	75028
1.03	Josey Oaks Crossing	WFB		4112 North Josey Lane	Carrollton	TX	75007
1.04	Hunter’s Glen Crossing	WFB		3945 Legacy Drive	Plano	TX	75023
1.05	Flower Mound Crossing	WFB		2600-2650 Flower Mound Road	Flower Mound	TX	75028
1.06	Park West Plaza	WFB		302 South Park Boulevard	Grapevine	TX	76051
1.07	Cross Timbers Court	WFB		745 Cross Timbers Road	Flower Mound	TX	75028
1.08	14th Street Market	WFB		2200 East 14th Street	Plano	TX	75074
2	Marriott Melville Long Island	RMF		1350 Walt Whitman Road	Melville	NY	11747
3	Technology Station	WFB		500 Arguello Street	Redwood City	CA	94063
4	Chicago Industrial Portfolio I	WFB		Various	Various	Various	Various
4.01	3211 Oak Grove Avenue	WFB		3211 Oak Grove Avenue	Waukegan	IL	60087
4.02	8100 South 77th Avenue	WFB		8100 South 77th Avenue	Bridgeview	IL	60455
4.03	2701 South Western Avenue	WFB		2701 South Western Avenue	Chicago	IL	60608
4.04	1560 Frontenac Road	WFB		1560 Frontenac Road	Naperville	IL	60563
4.05	2785 Algonquin Road	WFB		2785 Algonquin Road	Rolling Meadows	IL	60008
4.06	951 Corporate Grove Drive	WFB		951 Corporate Grove Drive	Buffalo Grove	IL	60089
4.07	1225-1229 Lakeside Drive	WFB		1225-1229 Lakeside Drive	Romeoville	IL	60446
4.08	733-747 Kimberly Drive	WFB		733-747 Kimberly Drive	Carol Stream	IL	60188
4.09	12500 Lombard Lane	WFB		12500 Lombard Lane	Alsip	IL	60803
4.10	2500-2518 Wisconsin Avenue	WFB		2500-2518 Wisconsin Avenue	Downers Grove	IL	60515
4.11	2460-2478 Wisconsin Avenue	WFB		2460-2478 Wisconsin Avenue	Downers Grove	IL	60515
4.12	2095-2105 Hammond Drive	WFB		2095-2105 Hammond Drive	Schaumburg	IL	60173
4.13	877 North Larch Avenue	WFB		877 North Larch Avenue	Elmhurst	IL	60126
4.14	2011 Swanson Court	WFB		2011 Swanson Court	Gurnee	IL	60031
4.15	3705 Stern Avenue	WFB		3705 Stern Avenue	Saint Charles	IL	60174
4.16	5727 95th Avenue	WFB		5727 95th Avenue	Kenosha	WI	53144
4.17	420 West Wrightwood Avenue	WFB		420 West Wrightwood Avenue	Elmhurst	IL	60126
4.18	1463 Lunt Avenue	WFB		1463 Lunt Avenue	Elk Grove Village	IL	60007
5	Preferred Freezer - Newark	WFB		360 Avenue P	Newark	NJ	07105
6	10 South LaSalle Street	WFB		10 South LaSalle Street	Chicago	IL	60603
7	Hilton Wilmington/Christiana	RMF		100 Continental Drive	Newark	DE	19713
8	TownePlace Suites Redwood City	CIIICM		1000 Twin Dolphin Drive	Redwood City	CA	94065
9	Cottonwood Shopping Center	WFB		3701-3741 Ellison Drive Northwest	Albuquerque	NM	87144
10	PRA Health Sciences	WFB		9755 Ridge Drive	Lenexa	KS	66219
11	Orlando Plaza Garage	RMF		189 South Orange Avenue	Orlando	FL	32801
12	Northline Industrial Center	WFB		38481 West Huron River Drive	Romulus	MI	48174
13	Wilshire Plaza	Basis		715-759 Veterans Memorial Boulevard	Metairie	LA	70003
14	Northview Harbor Apartments	Basis		2625 Northvale Drive	Grand Rapids	MI	49525
15	Gill Park Cooperative	NCB		810 West Grace Street	Chicago	IL	60613
16	Tharp Retail Portfolio	CIIICM		Various	Various	IN	Various
16.01	Belmont Center	CIIICM		2001-2035 West Washington Street	Indianapolis	IN	46222
16.02	CSL Plasma Center	CIIICM		5550 East Washington Street	Indianapolis	IN	46204
16.03	Emerson Center North	CIIICM		4820-4830 South Emerson Avenue	Indianapolis	IN	46203
16.04	Shadeland Center	CIIICM		2045-2055 North Shadeland Avenue	Indianapolis	IN	46219
16.05	Gateway Office Center	CIIICM		6340 Gateway Drive	Indianapolis	IN	46254
16.06	Girls School Road Center	CIIICM		1215-1229 Girls School Road	Indianapolis	IN	46231
16.07	Crawfordsville South Center	CIIICM		1560-1580 South US Highway 231	Crawfordsville	IN	47933
16.08	National Road Center	CIIICM		3200-3230 National Road	Columbus	IN	47201
17	South Creek Retail	WFB		15-85 & 95 Foothill Road	Reno	NV	89511
18	Waterford Landing Apartments	RMF		1900 Waterford Landing	McDonough	GA	30253
19	The Landings at 56th	CIIICM		5350 Cider Mill Lane	Indianapolis	IN	46226
20	Maple Plaza Housing Development Fund Corporation	NCB		1911-1929 Madison Avenue	New York	NY	10035
21	Hampton Inn Suites Ontario	WFB		4500 East Mills Circle	Ontario	CA	91764
22	Mission Bay Self Storage	WFB		20273 South State Road 7	Boca Raton	FL	33498
23	Compass Self Storage Portfolio	RMF		Various	Various	Various	Various
23.01	Compass Self Storage	RMF		900 North Krome Avenue	Florida	FL	33034
23.02	ABM Self Storage	RMF		190 Route 173 West	Asbury	NJ	08802
24	Marketplace at Rivergate	RMF		2125 Gallatin Pike North	Madison	TN	37115
25	Infinite Self Storage Portfolio	CIIICM		Various	Various	Various	Various
25.01	Infinite Self Storage - East 52nd	CIIICM		1102 East 52nd Street	Indianapolis	IN	46205
25.02	Infinite Self Storage - Loveland	CIIICM		10686 Loveland Madiera Road	Loveland	OH	45140
26	Sequoia Center Building 1400	WFB		1400 North McDowell Boulevard	Petaluma	CA	94954
27	Pelham Commons	Basis		215 Pelham Road	Greenville	SC	29615
28	Seminole Orange Plaza Center	WFB		15910 & 15940 Orange Boulevard	Loxahatchee	FL	33470
29	Hampton Inn - Cincinnati Airport North	Basis		755 Petersburg Road	Hebron	KY	41048
30	Walgreens Portfolio	RMF		Various	Various	Various	Various
30.01	Walgreens - Claremore	RMF		601 West Will Rogers Boulevard	Claremore	OK	74017
30.02	Walgreens - Rainbow	RMF		3434 Rainbow Drive	Rainbow	AL	35906
31	Locker Room Portfolio	RMF		Various	Philadelphia	PA	Various
31.01	Locker Room - 62nd Street	RMF		2231 South 62nd Street	Philadelphia	PA	19142
31.02	Locker Room - Aramingo	RMF		4391 Aramingo Avenue	Philadelphia	PA	19124
32	2 & 6 Terri Lane	NCB		2 & 6 Terri Lane	Burlington	NJ	08016
33	Hampton Inn Carmel, IN	WFB		12197 North Meridian Street	Carmel	IN	46032
34	San Bernardino Marketplace	WFB		263-275 East 9th Street	San Bernardino	CA	92410
35	711 Shore Road Owners Corp.	NCB		711 Shore Road	Long Beach	NY	11561
36	440 East 79th Street Owners Corp.	NCB		440 East 79th Street	New York	NY	10075
37	Summer Glen Apartments	RMF		6090 Terry Road	Jacksonville	FL	32216
38	37600 Filbert Street	CIIICM		37600 Filbert Street	Newark	CA	94560
39	Shea 70 Plaza	RMF		6949-6969 East Shea Boulevard	Scottsdale	AZ	85254
40	215 South Center Street & 210 East Third Street	WFB		215 South Center Street & 210 East Third Street	Royal Oak	MI	48067
41	Carson Building	WFB		1106 West Burnside Street	Portland	OR	97209
42	Midtown Market	RMF		6302 Highway 6	Missouri City	TX	77459
43	Hy-Vee Waterloo	WFB		2181 Logan Avenue	Waterloo	IA	50703
44	505 Central Avenue Corp.	NCB		505 Central Avenue	White Plains	NY	10530
45	Wisconsin Retail Portfolio	RMF		Various	Various	WI	Various
45.01	Wisconsin Rapids	RMF		2521 8th Street South	Wisconsin Rapids	WI	54494
45.02	Kenosha	RMF		2304 18th Street	Kenosha	WI	53140
45.03	Laona	RMF		4190 Pine Street	Laona	WI	54541
45.04	Lakewood	RMF		15664 State Highway 32	Lakewood	WI	54138
45.05	Chippewa Falls	RMF		25 West Central Street	Chippewa Falls	WI	54729
46	Roberts Crossing Shopping Center	Basis		5367-5449 Roberts Road	Hilliard	OH	43026
47	Quality Suites Hickory	CIIICM		1125 13th Avenue Drive Southeast	Hickory	NC	28602
48	Wingate by Wyndham Round Rock	RMF		1209 North Interstate 35	Round Rock	TX	78664
49	65 West 95th Owners Corp.	NCB		65 West 95th Street	New York	NY	10025
50	Carolina Village MHC	RMF		111 Universal Circle	Moyock	NC	27958
51	Center Grove Estates	RMF		4377 West County Line Road	Greenwood	IN	46142
52	Colorado Owners, Inc.	NCB		67-12 Yellowstone Boulevard	Forest Hills	NY	11375

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Cross Collateralized and Cross Defaulted Loan Flag	Address	City	State	Zip Code
53	Congress Owners, Ltd.	NCB		200-220 Congress Street	Brooklyn	NY	11201
54	24535 Owners Corp.	NCB		245 East 35th Street	New York	NY	10016
55	Storage Plus Self Storage	RMF		6456 Outer Loop	Louisville	KY	40228
56	4721 Calle Carga	Basis		4721 Calle Carga	Camarillo	CA	93012
57	Comfort Suites Austin	RMF		13681 U.S. Highway 183 North	Austin	TX	78750
58	Towne Storage-South Jordan	WFB		11297 South Redwood Road	South Jordan	UT	84095
59	ACG Conlon Portfolio	RMF		Various	Various	Various	Various
59.01	Southside MHC	RMF		4512 Reconciliation Drive	Raleigh	NC	27603
59.02	Village Green MHC	RMF		7501 School Road	Cincinnati	OH	45242
60	Belle Promenade Shoppes	Basis		1700 Promenade Boulevard	Marrero	LA	70072
61	Tops Plaza	RMF		450 West Avenue	Rochester	NY	14611
62	333 Bronx River Tenants Corp.	NCB		333 Bronx River Road	Yonkers	NY	10704
63	Linden Hill No. 2 Cooperative Corp.	NCB		142-14/142-20 26th Avenue a/k/a 26-21 Union Street	Flushing	NY	11354
64	Grinnell Housing Development Fund Corporation	NCB		800 Riverside Drive	New York	NY	10032
65	Emerson Plaza	WFB		5201-5249 East Thompson Road	Indianapolis	IN	46237
66	Neighbors Emergency Center	NCB		5935 Highway 6	Houston	TX	77084
67	Hartsdale Gardens Owners Corp.	NCB		27, 37 & 47 North Central Avenue	Hartsdale	NY	10530
68	Infinite Self Storage Hendricks	CIIICM		1670 South Green Street; 302 North Meridian Street	Brownsburg; Pittsboro	IN	46112; 46167
69	Bandera at Woodlawn	NCB		919-949 Bandera Road	San Antonio	TX	78228
70	Summit Marketplace	RMF		385 Crossing Drive	Lafayette	CO	80026
71	Pelhamdale Manor Corp.	NCB		86-142 Robins Road; 1-79 Robins Crescent	New Rochelle	NY	10801
72	Arlington Square-MI	WFB		3250 Washtenaw Avenue	Ann Arbor	MI	48104
73	Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc.	NCB		33-01/33-45 90th Street a/k/a 99-02 Northern Boulevard, a/k/a 33-02/33-44 91st Avenue, a/k/a 90-01 34th Avenue	Jackson Heights	NY	11372
74	Fort Totten Apartments	WFB		4818-4836 Fort Totten Drive Northeast	Washington	DC	20011
75	The Oaks Plaza	CIIICM		3505 1st Street	Bradenton	FL	34208
76	Lakefront 17 LLC	NCB		5570 Sterrett Place	Columbia	MD	21044
77	Tara Close Apartments Corp.	NCB		77 Carpenter Avenue	Mount Kisco	NY	10549
78	CVS Algonac	CIIICM		1025 Saint Clair River Drive	Algonac	MI	48001
79	64th Apartment Corp.	NCB		102-18 64th Avenue a/k/a 102-17 64th Road	Forest Hills	NY	11375
80	Rankin Industrial Buildings	WFB		1220-1270 Rankin Drive	Troy	MI	48083
81	3050 Fairfield Avenue Owners Corp.	NCB		3050 Fairfield Avenue	Bronx	NY	10463
82	Metro Woods Apartments	Basis		36915 Harper Avenue	Clinton Township	MI	48035
83	285 Riverside Drive Corp.	NCB		285 Riverside Drive	New York	NY	10025
84	Stonebrook Place Shopping Center	WFB		301 North Bolingbrook Drive	Bolingbrook	IL	60440
85	Pecan Villa MHP	CIIICM		2040 Sens Road	La Porte	TX	77571
86	Spring Hill Office II	WFB		322 Spring Hill Drive	Spring	TX	77386
87	Walgreens - Houston	RMF		8808 Antoine	Houston	TX	77088
88	M&M MHP	WFB		1508 Carroll Lane	Boulder City	NV	89005
89	343 King Street	WFB		343 King Street	Charleston	SC	29401
90	135 Willow Owners Corp.	NCB		135 Willow Street	Brooklyn	NY	11201
91	Middlebury Self Storage	RMF		136 Exchange Street	Middlebury	VT	05753
92	Timberline and Echo Valley MHP	CIIICM		14876 Washington Road	West Burlington	IA	52655
93	3123 Fire Road	WFB		3123 Fire Road	Egg Harbor Township	NJ	08234
94	Easy-Stor Self Storage	CIIICM		13038 US Highway 301	Dade City	FL	33525
95	Secured Storage	RMF		4786 Route 30	Amsterdam	NY	12010
96	6535 Broadway Owners Corp.	NCB		6535 Broadway	Bronx	NY	10471
97	16 Canterbury Corp.	NCB		16 Canterbury Road	Great Neck	NY	11021
98	Hampton House Tenants Corp.	NCB		120 Morris Avenue	Rockville Centre	NY	11570
99	Great Indoors Self Storage	RMF		235 Fairfield Avenue	Upper Darby	PA	19082
100	90 Eighth Avenue Housing Co., Inc.	NCB		90 Eighth Avenue	Brooklyn	NY	11215
101	Barclay Plaza Owners, Inc.	NCB		143-50 Barclay Avenue	Flushing	NY	11355
102	Fairfax House Owners, Inc.	NCB		243 78th Street	Brooklyn	NY	11209
103	Parkway Village Shopping Center	CIIICM		1806 Russell Parkway	Warner Robins	GA	31088
104	East Hampton Mews Tenants Corp.	NCB		514 Pantigo Road a/k/a 514 Montauk Highway	East Hampton	NY	11937
105	A1 Stateline Self Storage	RMF		242 Lafayette Road	Salisbury	MA	01952
106	588 Main Avenue	NCB		588 Main Street	Norwalk	CT	06851
107	Heathcote Manor Owners Corp.	NCB		412 Munro Avenue	Mamaroneck	NY	10543
108	Starbucks Plaza	NCB		5601 South Padre Island Drive	Corpus Christi	TX	78412
109	Palm Bay Self Storage	CIIICM		1895 Palm Bay Road	Palm Bay	FL	32905
110	Garden Hamilton, Inc.	NCB		101 2nd Street	Garden City	NY	11530
111	Teliman Holding Corp.	NCB		100 Greene Street	New York	NY	10012
112	Gramatan Court Apartments, Inc.	NCB		23-25 Sagamore Road	Bronxville	NY	10708

A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	General Property Type(2)	Specific Property Type	Year Built	Year Renovated	Number of Units(2)(3)	Unit of Measure	Cut-off Date Balance Per Unit/SF(4)	Original Balance ($)(5)	Cut-off Date Balance ($)	% of Aggregate Initial Pool Balance
1	North Dallas Retail Portfolio	Retail	Anchored	Various	Various	673,382	Sq. Ft.	121	81,325,000	81,325,000	8.5%
1.01	Heritage Heights	Retail	Anchored	1999	2006	85,613	Sq. Ft.		13,250,000	13,250,000	1.4%
1.02	The Highlands	Retail	Anchored	1998		90,547	Sq. Ft.		12,875,000	12,875,000	1.3%
1.03	Josey Oaks Crossing	Retail	Anchored	1995		82,320	Sq. Ft.		12,100,000	12,100,000	1.3%
1.04	Hunter’s Glen Crossing	Retail	Anchored	1994		93,547	Sq. Ft.		11,500,000	11,500,000	1.2%
1.05	Flower Mound Crossing	Retail	Anchored	1995	2006	81,582	Sq. Ft.		9,200,000	9,200,000	1.0%
1.06	Park West Plaza	Retail	Anchored	1993	2005	82,977	Sq. Ft.		9,000,000	9,000,000	0.9%
1.07	Cross Timbers Court	Retail	Anchored	1992	2007	77,367	Sq. Ft.		7,700,000	7,700,000	0.8%
1.08	14th Street Market	Retail	Anchored	1995		79,429	Sq. Ft.		5,700,000	5,700,000	0.6%
2	Marriott Melville Long Island	Hospitality	Full Service	1988	2015	369	Rooms	159,892	59,000,000	59,000,000	6.1%
3	Technology Station	Office	Suburban	2001		94,737	Sq. Ft.	528	50,000,000	50,000,000	5.2%
4	Chicago Industrial Portfolio I	Industrial	Various	Various	Various	1,052,310	Sq. Ft.	42	44,200,000	44,200,000	4.6%
4.01	3211 Oak Grove Avenue	Industrial	Warehouse	2007		112,810	Sq. Ft.		4,668,372	4,668,372	0.5%
4.02	8100 South 77th Avenue	Industrial	Warehouse	1966	2014	115,000	Sq. Ft.		4,194,241	4,194,241	0.4%
4.03	2701 South Western Avenue	Industrial	Flex	1968		123,386	Sq. Ft.		4,121,297	4,121,297	0.4%
4.04	1560 Frontenac Road	Industrial	Warehouse	1988		85,608	Sq. Ft.		3,647,166	3,647,166	0.4%
4.05	2785 Algonquin Road	Industrial	Flex	1967		41,000	Sq. Ft.		3,406,453	3,406,453	0.4%
4.06	951 Corporate Grove Drive	Industrial	Flex	1986		72,600	Sq. Ft.		3,245,977	3,245,977	0.3%
4.07	1225-1229 Lakeside Drive	Industrial	Flex	2001		62,305	Sq. Ft.		2,844,789	2,844,789	0.3%
4.08	733-747 Kimberly Drive	Industrial	Warehouse	1991		74,408	Sq. Ft.		2,523,839	2,523,839	0.3%
4.09	12500 Lombard Lane	Industrial	Warehouse	1979		86,200	Sq. Ft.		2,334,186	2,334,186	0.2%
4.10	2500-2518 Wisconsin Avenue	Industrial	Flex	1976		46,000	Sq. Ft.		2,261,243	2,261,243	0.2%
4.11	2460-2478 Wisconsin Avenue	Industrial	Flex	1976		46,000	Sq. Ft.		2,188,299	2,188,299	0.2%
4.12	2095-2105 Hammond Drive	Industrial	Flex	1978		31,931	Sq. Ft.		1,954,881	1,954,881	0.2%
4.13	877 North Larch Avenue	Industrial	Flex	1987		37,540	Sq. Ft.		1,838,171	1,838,171	0.2%
4.14	2011 Swanson Court	Industrial	Warehouse	1979	1998	44,104	Sq. Ft.		1,568,281	1,568,281	0.2%
4.15	3705 Stern Avenue	Industrial	Flex	1989		20,792	Sq. Ft.		970,146	970,146	0.1%
4.16	5727 95th Avenue	Industrial	Warehouse	1999		20,000	Sq. Ft.		930,027	930,027	0.1%
4.17	420 West Wrightwood Avenue	Industrial	Flex	1969		17,441	Sq. Ft.		882,614	882,614	0.1%
4.18	1463 Lunt Avenue	Industrial	Flex	1976		15,185	Sq. Ft.		620,018	620,018	0.1%
5	Preferred Freezer - Newark	Industrial	Cold Storage Facility	2006		197,336	Sq. Ft.	183	36,200,000	36,200,000	3.8%
6	10 South LaSalle Street	Office	CBD	1987	2013	781,426	Sq. Ft.	134	30,000,000	30,000,000	3.1%
7	Hilton Wilmington/Christiana	Hospitality	Full Service	1986	2015	266	Rooms	109,023	29,000,000	29,000,000	3.0%
8	TownePlace Suites Redwood City	Hospitality	Extended Stay	2002	2013	95	Rooms	262,905	25,000,000	24,975,986	2.6%
9	Cottonwood Shopping Center	Retail	Anchored	1996		188,887	Sq. Ft.	112	21,075,000	21,075,000	2.2%
10	PRA Health Sciences	Office	Suburban	2005		142,679	Sq. Ft.	147	21,000,000	21,000,000	2.2%
11	Orlando Plaza Garage	Other	Parking Garage	2007		1,133	Spaces	18,516	21,000,000	20,978,206	2.2%
12	Northline Industrial Center	Industrial	Warehouse	1952	2000	1,089,312	Sq. Ft.	18	20,000,000	20,000,000	2.1%
13	Wilshire Plaza	Retail	Anchored	1968	2015	121,709	Sq. Ft.	158	19,300,000	19,280,207	2.0%
14	Northview Harbor Apartments	Multifamily	Garden	1978	2015	360	Units	51,334	18,500,000	18,480,248	1.9%
15	Gill Park Cooperative	Multifamily	Cooperative	1968	1995	260	Units	69,096	17,965,034	17,965,034	1.9%
16	Tharp Retail Portfolio	Various	Various	Various		144,192	Sq. Ft.	111	16,089,000	16,073,085	1.7%
16.01	Belmont Center	Retail	Anchored	1993		37,638	Sq. Ft.		3,911,000	3,907,131	0.4%
16.02	CSL Plasma Center	Office	Medical	2001		15,085	Sq. Ft.		3,498,000	3,494,540	0.4%
16.03	Emerson Center North	Mixed Use	Retail/Self Storage	1989		37,620	Sq. Ft.		2,385,000	2,382,641	0.2%
16.04	Shadeland Center	Retail	Unanchored	1999		6,351	Sq. Ft.		1,494,000	1,492,522	0.2%
16.05	Gateway Office Center	Office	Medical	1994		21,298	Sq. Ft.		1,494,000	1,492,522	0.2%
16.06	Girls School Road Center	Retail	Unanchored	1990		13,700	Sq. Ft.		1,367,000	1,365,648	0.1%
16.07	Crawfordsville South Center	Retail	Unanchored	2010		4,356	Sq. Ft.		1,113,000	1,111,899	0.1%
16.08	National Road Center	Retail	Unanchored	1999		8,144	Sq. Ft.		827,000	826,182	0.1%
17	South Creek Retail	Retail	Unanchored	2008		59,590	Sq. Ft.	260	15,500,000	15,500,000	1.6%
18	Waterford Landing Apartments	Multifamily	Garden	1999		260	Units	59,615	15,500,000	15,500,000	1.6%
19	The Landings at 56th	Multifamily	Garden	1972	2014	378	Units	40,212	15,200,000	15,200,000	1.6%
20	Maple Plaza Housing Development Fund Corporation	Multifamily	Cooperative	1997		154	Units	87,298	13,500,000	13,443,892	1.4%
21	Hampton Inn Suites Ontario	Hospitality	Limited Service	2005	2012	91	Rooms	138,157	12,600,000	12,572,273	1.3%
22	Mission Bay Self Storage	Self Storage	Self Storage	1999		82,075	Sq. Ft.	135	11,100,000	11,100,000	1.2%
23	Compass Self Storage Portfolio	Self Storage	Self Storage	Various		109,697	Sq. Ft.	99	10,825,000	10,825,000	1.1%
23.01	Compass Self Storage	Self Storage	Self Storage	2002		54,635	Sq. Ft.		6,851,266	6,851,266	0.7%
23.02	ABM Self Storage	Self Storage	Self Storage	1973		55,062	Sq. Ft.		3,973,734	3,973,734	0.4%
24	Marketplace at Rivergate	Retail	Anchored	1985	2014	111,460	Sq. Ft.	85	9,500,000	9,500,000	1.0%
25	Infinite Self Storage Portfolio	Self Storage	Self Storage	Various		136,735	Sq. Ft.	69	9,496,000	9,496,000	1.0%
25.01	Infinite Self Storage - East 52nd	Self Storage	Self Storage	1998		71,850	Sq. Ft.		5,970,000	5,970,000	0.6%
25.02	Infinite Self Storage - Loveland	Self Storage	Self Storage	2000		64,885	Sq. Ft.		3,526,000	3,526,000	0.4%
26	Sequoia Center Building 1400	Office	Suburban	1996		72,000	Sq. Ft.	128	9,230,000	9,230,000	1.0%
27	Pelham Commons	Retail	Anchored	2002		76,541	Sq. Ft.	117	8,950,000	8,941,466	0.9%
28	Seminole Orange Plaza Center	Retail	Anchored	2010		19,581	Sq. Ft.	434	8,500,000	8,500,000	0.9%
29	Hampton Inn - Cincinnati Airport North	Hospitality	Limited Service	2001	2012	83	Rooms	102,301	8,500,000	8,490,967	0.9%
30	Walgreens Portfolio	Retail	Single Tenant	2003		29,050	Sq. Ft.	292	8,500,000	8,471,717	0.9%
30.01	Walgreens - Claremore	Retail	Single Tenant	2003		14,490	Sq. Ft.		4,761,411	4,745,568	0.5%
30.02	Walgreens - Rainbow	Retail	Single Tenant	2003		14,560	Sq. Ft.		3,738,589	3,726,149	0.4%
31	Locker Room Portfolio	Self Storage	Self Storage	Various		95,970	Sq. Ft.	85	8,130,000	8,130,000	0.8%
31.01	Locker Room - 62nd Street	Self Storage	Self Storage	1988		47,400	Sq. Ft.		4,530,000	4,530,000	0.5%
31.02	Locker Room - Aramingo	Self Storage	Self Storage	1987		48,570	Sq. Ft.		3,600,000	3,600,000	0.4%
32	2 & 6 Terri Lane	Office	Suburban	1987	2001	84,374	Sq. Ft.	91	7,700,000	7,638,503	0.8%
33	Hampton Inn Carmel, IN	Hospitality	Limited Service	1999	2013	103	Rooms	72,575	7,500,000	7,475,269	0.8%
34	San Bernardino Marketplace	Retail	Anchored	1983		58,740	Sq. Ft.	127	7,440,000	7,440,000	0.8%
35	711 Shore Road Owners Corp.	Multifamily	Cooperative	1965	2011	84	Units	82,990	7,000,000	6,971,139	0.7%
36	440 East 79th Street Owners Corp.	Multifamily	Cooperative	1955	2008	202	Units	32,088	6,500,000	6,481,745	0.7%
37	Summer Glen Apartments	Multifamily	Garden	1987		135	Units	45,461	6,150,000	6,137,298	0.6%
38	37600 Filbert Street	Mixed Use	Industrial/Office	1987	2007	60,048	Sq. Ft.	100	6,000,000	5,987,578	0.6%
39	Shea 70 Plaza	Retail	Unanchored	1988		33,615	Sq. Ft.	176	5,900,000	5,900,000	0.6%
40	215 South Center Street & 210 East Third Street	Mixed Use	Office/Retail	1950	2014	49,344	Sq. Ft.	118	5,850,000	5,836,675	0.6%
41	Carson Building	Mixed Use	Office/Retail	1920	2004	28,686	Sq. Ft.	192	5,525,000	5,519,225	0.6%
42	Midtown Market	Retail	Unanchored	2007		32,465	Sq. Ft.	163	5,300,000	5,300,000	0.6%
43	Hy-Vee Waterloo	Retail	Single Tenant	2005		48,258	Sq. Ft.	110	5,300,000	5,288,632	0.6%
44	505 Central Avenue Corp.	Multifamily	Cooperative	1967	NAV	156	Units	33,242	5,200,000	5,185,759	0.5%
45	Wisconsin Retail Portfolio	Retail	Various	Various	Various	86,310	Sq. Ft.	60	5,200,000	5,184,190	0.5%
45.01	Wisconsin Rapids	Retail	Unanchored	1953	2011	50,633	Sq. Ft.		2,455,000	2,447,536	0.3%
45.02	Kenosha	Retail	Unanchored	1997		10,297	Sq. Ft.		1,415,000	1,410,698	0.1%
45.03	Laona	Retail	Single Tenant	2005		9,090	Sq. Ft.		510,000	508,449	0.1%
45.04	Lakewood	Retail	Single Tenant	2005		9,090	Sq. Ft.		465,000	463,586	0.0%
45.05	Chippewa Falls	Retail	Single Tenant	1952	2000	7,200	Sq. Ft.		355,000	353,921	0.0%
46	Roberts Crossing Shopping Center	Retail	Anchored	1995		78,411	Sq. Ft.	64	5,000,000	4,995,042	0.5%
47	Quality Suites Hickory	Hospitality	Limited Service	1988	2014	116	Rooms	42,540	5,000,000	4,934,693	0.5%
48	Wingate by Wyndham Round Rock	Hospitality	Limited Service	1999	2013	100	Rooms	47,900	4,800,000	4,789,968	0.5%
49	65 West 95th Owners Corp.	Multifamily	Cooperative	1928	2011	62	Units	76,508	4,750,000	4,743,479	0.5%
50	Carolina Village MHC	Manufactured Housing Community	Manufactured Housing Community	1971		162	Pads	29,012	4,700,000	4,700,000	0.5%
51	Center Grove Estates	Manufactured Housing Community	Manufactured Housing Community	1967		323	Pads	14,355	4,650,000	4,636,658	0.5%
52	Colorado Owners, Inc.	Multifamily	Cooperative	1950	2008	136	Units	33,008	4,500,000	4,489,036	0.5%

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	General Property Type(2)	Specific Property Type	Year Built	Year Renovated	Number of Units(2)(3)	Unit of Measure	Cut-off Date Balance Per Unit/SF(4)	Original Balance ($)(5)	Cut-off Date Balance ($)	% of Aggregate Initial Pool Balance
53	Congress Owners, Ltd.	Multifamily	Cooperative	1949	1995	108	Units	41,489	4,500,000	4,480,769	0.5%
54	24535 Owners Corp.	Multifamily	Cooperative	1962	2005	109	Units	40,770	4,450,000	4,443,943	0.5%
55	Storage Plus Self Storage	Self Storage	Self Storage	1999		64,508	Sq. Ft.	69	4,430,000	4,430,000	0.5%
56	4721 Calle Carga	Industrial	Flex	1984	2005	63,789	Sq. Ft.	67	4,300,000	4,300,000	0.4%
57	Comfort Suites Austin	Hospitality	Limited Service	2000	2014	65	Rooms	65,856	4,300,000	4,280,633	0.4%
58	Towne Storage-South Jordan	Self Storage	Self Storage	2009		65,675	Sq. Ft.	64	4,200,000	4,200,000	0.4%
59	ACG Conlon Portfolio	Manufactured Housing Community	Manufactured Housing Community	Various		196	Pads	20,874	4,100,000	4,091,329	0.4%
59.01	Southside MHC	Manufactured Housing Community	Manufactured Housing Community	1960		100	Pads		2,330,676	2,325,747	0.2%
59.02	Village Green MHC	Manufactured Housing Community	Manufactured Housing Community	1962		96	Pads		1,769,324	1,765,582	0.2%
60	Belle Promenade Shoppes	Retail	Shadow Anchored	2005		39,700	Sq. Ft.	101	4,000,000	3,996,091	0.4%
61	Tops Plaza	Retail	Anchored	1999		53,700	Sq. Ft.	74	4,000,000	3,995,947	0.4%
62	333 Bronx River Tenants Corp.	Multifamily	Cooperative	1965	1995	163	Units	24,449	4,000,000	3,985,229	0.4%
63	Linden Hill No. 2 Cooperative Corp.	Multifamily	Cooperative	1953	2003	384	Units	10,374	4,000,000	3,983,705	0.4%
64	Grinnell Housing Development Fund Corporation	Multifamily	Cooperative	1909	2015	81	Units	49,165	4,000,000	3,982,325	0.4%
65	Emerson Plaza	Retail	Anchored	1982	1989	82,087	Sq. Ft.	48	3,937,500	3,928,449	0.4%
66	Neighbors Emergency Center	Office	Medical	2014		15,000	Sq. Ft.	261	3,950,000	3,910,402	0.4%
67	Hartsdale Gardens Owners Corp.	Multifamily	Cooperative	1927	2000	74	Units	50,536	3,750,000	3,739,665	0.4%
68	Infinite Self Storage Hendricks	Self Storage	Self Storage	1993		63,550	Sq. Ft.	58	3,700,000	3,700,000	0.4%
69	Bandera at Woodlawn	Retail	Unanchored	1955	2014	32,393	Sq. Ft.	113	3,660,000	3,660,000	0.4%
70	Summit Marketplace	Retail	Shadow Anchored	2003		14,339	Sq. Ft.	251	3,600,000	3,600,000	0.4%
71	Pelhamdale Manor Corp.	Multifamily	Cooperative	1950	2007	86	Units	41,804	3,600,000	3,595,151	0.4%
72	Arlington Square-MI	Mixed Use	Office/Retail	1990		45,561	Sq. Ft.	79	3,600,000	3,591,819	0.4%
73	Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc.	Multifamily	Cooperative	1956	2002	358	Units	9,762	3,500,000	3,494,695	0.4%
74	Fort Totten Apartments	Multifamily	Garden	1963		84	Units	41,566	3,500,000	3,491,576	0.4%
75	The Oaks Plaza	Retail	Unanchored	1987		29,698	Sq. Ft.	117	3,500,000	3,484,263	0.4%
76	Lakefront 17 LLC	Office	Suburban	1981	1993	32,358	Sq. Ft.	105	3,400,000	3,400,000	0.4%
77	Tara Close Apartments Corp.	Multifamily	Cooperative	1969	2011	99	Units	34,061	3,400,000	3,372,051	0.4%
78	CVS Algonac	Retail	Single Tenant	2006		13,013	Sq. Ft.	246	3,200,000	3,196,796	0.3%
79	64th Apartment Corp.	Multifamily	Cooperative	1949	2000	119	Units	26,011	3,100,000	3,095,301	0.3%
80	Rankin Industrial Buildings	Industrial	Flex	1978		125,595	Sq. Ft.	25	3,100,000	3,093,035	0.3%
81	3050 Fairfield Avenue Owners Corp.	Multifamily	Cooperative	1958	2008	72	Units	41,635	3,000,000	2,997,723	0.3%
82	Metro Woods Apartments	Multifamily	Garden	1967		146	Units	20,477	3,000,000	2,989,580	0.3%
83	285 Riverside Drive Corp.	Multifamily	Cooperative	1925	1990	86	Units	32,421	2,800,000	2,788,199	0.3%
84	Stonebrook Place Shopping Center	Retail	Unanchored	2008		18,667	Sq. Ft.	139	2,600,000	2,600,000	0.3%
85	Pecan Villa MHP	Manufactured Housing Community	Manufactured Housing Community	1974		122	Pads	20,472	2,500,000	2,497,599	0.3%
86	Spring Hill Office II	Office	Suburban	2005		20,227	Sq. Ft.	120	2,420,000	2,420,000	0.3%
87	Walgreens - Houston	Retail	Single Tenant	2004		14,560	Sq. Ft.	154	2,250,000	2,242,513	0.2%
88	M&M MHP	Manufactured Housing Community	Manufactured Housing Community	1971		52	Pads	40,054	2,085,000	2,082,805	0.2%
89	343 King Street	Retail	Single Tenant	1951	2013	2,809	Sq. Ft.	711	2,000,000	1,997,914	0.2%
90	135 Willow Owners Corp.	Multifamily	Cooperative	1956	2015	99	Units	20,146	2,000,000	1,994,500	0.2%
91	Middlebury Self Storage	Self Storage	Self Storage	1970	2014	41,400	Sq. Ft.	47	1,950,000	1,950,000	0.2%
92	Timberline and Echo Valley MHP	Manufactured Housing Community	Manufactured Housing Community	1970		275	Pads	7,077	1,950,000	1,946,060	0.2%
93	3123 Fire Road	Retail	Unanchored	2004		13,500	Sq. Ft.	144	1,950,000	1,943,816	0.2%
94	Easy-Stor Self Storage	Self Storage	Self Storage	1984		52,125	Sq. Ft.	37	1,935,000	1,935,000	0.2%
95	Secured Storage	Mixed Use	Self Storage/Retail	1988	2015	36,690	Sq. Ft.	50	1,820,000	1,820,000	0.2%
96	6535 Broadway Owners Corp.	Multifamily	Cooperative	1959	1995	60	Units	30,000	1,800,000	1,800,000	0.2%
97	16 Canterbury Corp.	Multifamily	Cooperative	1961	2011	44	Units	40,854	1,800,000	1,797,596	0.2%
98	Hampton House Tenants Corp.	Multifamily	Cooperative	1958	NAV	61	Units	29,386	1,800,000	1,792,519	0.2%
99	Great Indoors Self Storage	Self Storage	Self Storage	1965	2008	25,366	Sq. Ft.	70	1,780,000	1,780,000	0.2%
100	90 Eighth Avenue Housing Co., Inc.	Multifamily	Cooperative	1928	2005	56	Units	30,316	1,700,000	1,697,705	0.2%
101	Barclay Plaza Owners, Inc.	Multifamily	Cooperative	1983	2009	48	Units	34,330	1,650,000	1,647,829	0.2%
102	Fairfax House Owners, Inc.	Multifamily	Cooperative	1940	2003	59	Units	27,046	1,600,000	1,595,692	0.2%
103	Parkway Village Shopping Center	Retail	Unanchored	2005		22,286	Sq. Ft.	70	1,570,000	1,564,844	0.2%
104	East Hampton Mews Tenants Corp.	Multifamily	Cooperative	1970	2013	48	Units	31,164	1,500,000	1,495,849	0.2%
105	A1 Stateline Self Storage	Self Storage	Self Storage	2002		26,700	Sq. Ft.	54	1,450,000	1,450,000	0.2%
106	588 Main Avenue	Retail	Unanchored	1967	2000	5,732	Sq. Ft.	243	1,400,000	1,390,877	0.1%
107	Heathcote Manor Owners Corp.	Multifamily	Cooperative	1926	2009	36	Units	35,960	1,300,000	1,294,565	0.1%
108	Starbucks Plaza	Retail	Unanchored	2003		7,831	Sq. Ft.	165	1,300,000	1,293,540	0.1%
109	Palm Bay Self Storage	Self Storage	Self Storage	1996		27,300	Sq. Ft.	47	1,273,000	1,273,000	0.1%
110	Garden Hamilton, Inc.	Multifamily	Cooperative	1956	2002	36	Units	33,245	1,200,000	1,196,817	0.1%
111	Teliman Holding Corp.	Multifamily	Cooperative	1880	2015	4	Units	274,194	1,100,000	1,096,778	0.1%
112	Gramatan Court Apartments, Inc.	Multifamily	Cooperative	1913	2005	27	Units	36,826	1,000,000	994,295	0.1%

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Balloon Balance ($)	ARD Loan	Origination Date	First Pay Date	Last IO Pay Date	First P&I Pay Date	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date	Gross Mortgage Rate	Trust Advisor Ongoing Fee Rate	Certificate Administrator Fee Rate	Servicing Fee
1	North Dallas Retail Portfolio	81,325,000	N	11/25/2015	1/11/2016	12/11/2025		12/11/2025		4.610000%	0.002750%	0.006300%	0.005000%
1.01	Heritage Heights
1.02	The Highlands
1.03	Josey Oaks Crossing
1.04	Hunter’s Glen Crossing
1.05	Flower Mound Crossing
1.06	Park West Plaza
1.07	Cross Timbers Court
1.08	14th Street Market
2	Marriott Melville Long Island	52,873,222	N	11/10/2015	12/6/2015	9/6/2022	10/6/2022	11/6/2025		5.120000%	0.002750%	0.006300%	0.005000%
3	Technology Station	45,429,914	N	11/19/2015	1/11/2016	12/11/2020	1/11/2021	12/11/2025		4.070000%	0.002750%	0.006300%	0.005000%
4	Chicago Industrial Portfolio I	38,443,074	N	12/23/2015	2/11/2016	1/11/2018	2/11/2018	1/11/2026		5.210000%	0.002750%	0.006300%	0.005000%
4.01	3211 Oak Grove Avenue
4.02	8100 South 77th Avenue
4.03	2701 South Western Avenue
4.04	1560 Frontenac Road
4.05	2785 Algonquin Road
4.06	951 Corporate Grove Drive
4.07	1225-1229 Lakeside Drive
4.08	733-747 Kimberly Drive
4.09	12500 Lombard Lane
4.10	2500-2518 Wisconsin Avenue
4.11	2460-2478 Wisconsin Avenue
4.12	2095-2105 Hammond Drive
4.13	877 North Larch Avenue
4.14	2011 Swanson Court
4.15	3705 Stern Avenue
4.16	5727 95th Avenue
4.17	420 West Wrightwood Avenue
4.18	1463 Lunt Avenue
5	Preferred Freezer - Newark	36,200,000	N	12/1/2015	1/11/2016	12/11/2025		12/11/2025		4.720000%	0.002750%	0.006300%	0.005000%
6	10 South LaSalle Street	30,000,000	N	12/31/2015	2/11/2016	1/11/2026		1/11/2026		4.430000%	0.002750%	0.006300%	0.005000%
7	Hilton Wilmington/Christiana	25,414,501	N	10/26/2015	12/6/2015	11/6/2018	12/6/2018	11/6/2025		4.550000%	0.002750%	0.006300%	0.005000%
8	TownePlace Suites Redwood City	23,202,299	N	12/11/2015	2/5/2016		2/5/2016	1/5/2021		5.420000%	0.002750%	0.006300%	0.005000%
9	Cottonwood Shopping Center	18,612,050	N	11/12/2015	1/11/2016	12/11/2018	1/11/2019	12/11/2025		4.890000%	0.002750%	0.006300%	0.005000%
10	PRA Health Sciences	18,454,233	N	9/11/2015	10/11/2015	9/11/2018	10/11/2018	9/11/2025		4.670000%	0.002750%	0.006300%	0.005000%
11	Orlando Plaza Garage	17,322,158	N	12/30/2015	2/6/2016		2/6/2016	1/6/2026		5.100000%	0.002750%	0.006300%	0.005000%
12	Northline Industrial Center	18,684,944	N	9/16/2015	11/11/2015	10/11/2016	11/11/2016	10/11/2020		4.550000%	0.002750%	0.006300%	0.032500%
13	Wilshire Plaza	15,945,587	N	12/24/2015	2/1/2016		2/1/2016	1/1/2026		5.150000%	0.002750%	0.006300%	0.005000%
14	Northview Harbor Apartments	16,372,583	N	12/7/2015	2/1/2016	1/1/2019	2/1/2019	1/1/2026		4.980000%	0.002750%	0.006300%	0.005000%
15	Gill Park Cooperative	9,966,103	N	12/30/2015	2/1/2016	1/1/2018	2/1/2018	1/1/2026		4.470000%	0.002750%	0.006300%	0.080000%
16	Tharp Retail Portfolio	13,356,487	N	12/31/2015	2/1/2016		2/1/2016	1/1/2026		5.300000%	0.002750%	0.006300%	0.005000%
16.01	Belmont Center
16.02	CSL Plasma Center
16.03	Emerson Center North
16.04	Shadeland Center
16.05	Gateway Office Center
16.06	Girls School Road Center
16.07	Crawfordsville South Center
16.08	National Road Center
17	South Creek Retail	14,237,020	N	12/18/2015	2/11/2016	1/11/2021	2/11/2021	1/11/2026		4.740000%	0.002750%	0.006300%	0.005000%
18	Waterford Landing Apartments	13,666,711	N	12/7/2015	2/6/2016	1/6/2019	2/6/2019	1/6/2026		4.820000%	0.002750%	0.006300%	0.005000%
19	The Landings at 56th	14,069,492	N	12/30/2015	2/1/2016	1/1/2021	2/1/2021	1/1/2026		5.250000%	0.002750%	0.006300%	0.005000%
20	Maple Plaza Housing Development Fund Corporation	10,704,937	N	10/15/2015	12/1/2015		12/1/2015	11/1/2025		3.950000%	0.002750%	0.006300%	0.080000%
21	Hampton Inn Suites Ontario	10,312,712	N	11/19/2015	1/11/2016		1/11/2016	12/11/2025		4.860000%	0.002750%	0.006300%	0.005000%
22	Mission Bay Self Storage	9,787,565	N	11/24/2015	1/11/2016	12/11/2018	1/11/2019	12/11/2025		4.820000%	0.002750%	0.006300%	0.005000%
23	Compass Self Storage Portfolio	9,576,423	N	11/5/2015	12/6/2015	11/6/2018	12/6/2018	11/6/2025		4.970000%	0.002750%	0.006300%	0.052500%
23.01	Compass Self Storage
23.02	ABM Self Storage
24	Marketplace at Rivergate	8,338,786	N	11/4/2015	12/6/2015	11/6/2018	12/6/2018	11/6/2025		4.620000%	0.002750%	0.006300%	0.005000%
25	Infinite Self Storage Portfolio	8,321,935	N	10/5/2015	12/1/2015	11/1/2018	12/1/2018	11/1/2025		4.550000%	0.002750%	0.006300%	0.005000%
25.01	Infinite Self Storage - East 52nd
25.02	Infinite Self Storage - Loveland
26	Sequoia Center Building 1400	7,985,764	N	12/30/2015	2/11/2016	1/11/2018	2/11/2018	1/11/2026		5.000000%	0.002750%	0.006300%	0.005000%
27	Pelham Commons	7,465,076	N	12/30/2015	2/1/2016		2/1/2016	1/1/2026		5.450000%	0.002750%	0.006300%	0.005000%
28	Seminole Orange Plaza Center	7,295,798	N	10/29/2015	12/11/2015	11/11/2017	12/11/2017	11/11/2025		4.690000%	0.002750%	0.006300%	0.042500%
29	Hampton Inn - Cincinnati Airport North	6,988,592	N	12/16/2015	2/1/2016		2/1/2016	1/1/2026		5.000000%	0.002750%	0.006300%	0.005000%
30	Walgreens Portfolio	6,993,275	N	11/10/2015	12/6/2015		12/6/2015	11/6/2025		5.020000%	0.002750%	0.006300%	0.005000%
30.01	Walgreens - Claremore
30.02	Walgreens - Rainbow
31	Locker Room Portfolio	7,170,076	N	10/26/2015	12/6/2015	11/6/2018	12/6/2018	11/6/2025		4.830000%	0.002750%	0.006300%	0.005000%
31.01	Locker Room - 62nd Street
31.02	Locker Room - Aramingo
32	2 & 6 Terri Lane	6,311,244	N	6/17/2015	8/1/2015		8/1/2015	7/1/2025		4.900000%	0.002750%	0.006300%	0.080000%
33	Hampton Inn Carmel, IN	5,532,084	N	12/10/2015	1/11/2016		1/11/2016	12/11/2025		4.630000%	0.002750%	0.006300%	0.005000%
34	San Bernardino Marketplace	7,105,297	N	12/9/2015	1/11/2016	12/11/2022	1/11/2023	12/11/2025		4.910000%	0.002750%	0.006300%	0.005000%
35	711 Shore Road Owners Corp.	5,558,766	N	10/27/2015	12/1/2015		12/1/2015	11/1/2025		3.990000%	0.002750%	0.006300%	0.080000%
36	440 East 79th Street Owners Corp.	5,116,735	N	11/23/2015	1/1/2016		1/1/2016	12/1/2025		3.750000%	0.002750%	0.006300%	0.080000%
37	Summer Glen Apartments	5,078,253	N	12/4/2015	1/6/2016		1/6/2016	12/6/2025		5.130000%	0.002750%	0.006300%	0.005000%
38	37600 Filbert Street	4,952,794	N	12/4/2015	1/5/2016		1/5/2016	12/5/2025		5.120000%	0.002750%	0.006300%	0.005000%
39	Shea 70 Plaza	5,243,456	N	12/9/2015	1/6/2016	12/6/2018	1/6/2019	12/6/2025		5.180000%	0.002750%	0.006300%	0.005000%
40	215 South Center Street & 210 East Third Street	4,764,095	N	11/24/2015	1/11/2016		1/11/2016	12/11/2025		4.710000%	0.002750%	0.006300%	0.062500%
41	Carson Building	4,552,950	N	12/15/2015	2/11/2016		2/11/2016	1/11/2026		5.070000%	0.002750%	0.006300%	0.005000%
42	Midtown Market	4,880,331	N	11/24/2015	1/6/2016	12/6/2020	1/6/2021	12/6/2025		4.900000%	0.002750%	0.006300%	0.005000%
43	Hy-Vee Waterloo	4,353,657	Y	12/1/2015	1/11/2016		1/11/2016	12/11/2025	12/11/2035	4.970000%	0.002750%	0.006300%	0.005000%
44	505 Central Avenue Corp.	4,111,535	N	11/30/2015	1/1/2016		1/1/2016	12/1/2025		3.870000%	0.002750%	0.006300%	0.080000%
45	Wisconsin Retail Portfolio	4,334,627	N	11/2/2015	12/6/2015		12/6/2015	11/6/2025		5.430000%	0.002750%	0.006300%	0.005000%
45.01	Wisconsin Rapids
45.02	Kenosha
45.03	Laona
45.04	Lakewood
45.05	Chippewa Falls
46	Roberts Crossing Shopping Center	4,149,498	N	12/31/2015	2/1/2016		2/1/2016	1/1/2026		5.290000%	0.002750%	0.006300%	0.005000%
47	Quality Suites Hickory	3,730,937	N	5/6/2015	7/1/2015		7/1/2015	6/1/2025		4.940000%	0.002750%	0.006300%	0.005000%
48	Wingate by Wyndham Round Rock	3,957,108	N	12/11/2015	1/6/2016		1/6/2016	12/6/2025		5.080000%	0.002750%	0.006300%	0.005000%
49	65 West 95th Owners Corp.	3,752,780	N	12/18/2015	2/1/2016		2/1/2016	1/1/2026		3.850000%	0.002750%	0.006300%	0.080000%
50	Carolina Village MHC	4,253,248	N	11/4/2015	12/6/2015	11/6/2019	12/6/2019	11/6/2025		5.040000%	0.002750%	0.006300%	0.005000%
51	Center Grove Estates	3,527,545	N	11/23/2015	1/6/2016		1/6/2016	12/6/2025		5.400000%	0.002750%	0.006300%	0.005000%
52	Colorado Owners, Inc.	3,950,710	N	10/29/2015	12/1/2015		12/1/2015	11/1/2025		3.840000%	0.002750%	0.006300%	0.080000%
A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Balloon Balance ($)	ARD Loan	Origination Date	First Pay Date	Last IO Pay Date	First P&I Pay Date	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date	Gross Mortgage Rate	Trust Advisor Ongoing Fee Rate	Certificate Administrator Fee Rate	Servicing Fee
53	Congress Owners, Ltd.	3,550,078	N	10/21/2015	12/1/2015		12/1/2015	11/1/2025		3.810000%	0.002750%	0.006300%	0.080000%
54	24535 Owners Corp.	3,520,917	N	12/31/2015	2/1/2016		2/1/2016	1/1/2026		3.890000%	0.002750%	0.006300%	0.080000%
55	Storage Plus Self Storage	3,826,011	N	12/22/2015	2/6/2016	1/6/2018	2/6/2018	1/6/2026		4.930000%	0.002750%	0.006300%	0.005000%
56	4721 Calle Carga	4,120,784	N	12/30/2015	2/1/2016	1/1/2023	2/1/2023	1/1/2026		5.310000%	0.002750%	0.006300%	0.005000%
57	Comfort Suites Austin	3,255,983	N	10/27/2015	12/6/2015		12/6/2015	11/6/2025		5.350000%	0.002750%	0.006300%	0.005000%
58	Towne Storage-South Jordan	3,541,457	N	12/4/2015	1/11/2016	12/11/2016	1/11/2017	12/11/2025		4.960000%	0.002750%	0.006300%	0.005000%
59	ACG Conlon Portfolio	3,374,538	N	12/10/2015	1/6/2016		1/6/2016	12/6/2025		5.030000%	0.002750%	0.006300%	0.005000%
59.01	Southside MHC
59.02	Village Green MHC
60	Belle Promenade Shoppes	3,325,901	N	12/24/2015	2/1/2016		2/1/2016	1/1/2026		5.350000%	0.002750%	0.006300%	0.005000%
61	Tops Plaza	3,310,092	N	12/29/2015	2/6/2016		2/6/2016	1/6/2026		5.200000%	0.002750%	0.006300%	0.005000%
62	333 Bronx River Tenants Corp.	2,876,417	N	12/1/2015	1/1/2016		1/1/2016	12/1/2025		3.970000%	0.002750%	0.006300%	0.080000%
63	Linden Hill No. 2 Cooperative Corp.	3,183,324	N	10/23/2015	12/1/2015		12/1/2015	11/1/2025		4.050000%	0.002750%	0.006300%	0.080000%
64	Grinnell Housing Development Fund Corporation	3,135,755	N	10/29/2015	12/1/2015		12/1/2015	11/1/2025		3.640000%	0.002750%	0.006300%	0.080000%
65	Emerson Plaza	3,202,276	N	11/13/2015	1/11/2016		1/11/2016	12/11/2025		4.670000%	0.002750%	0.006300%	0.005000%
66	Neighbors Emergency Center	3,195,094	N	5/7/2015	7/1/2015		7/1/2015	6/1/2025		4.510000%	0.002750%	0.006300%	0.080000%
67	Hartsdale Gardens Owners Corp.	2,961,787	N	11/30/2015	1/1/2016		1/1/2016	12/1/2025		3.840000%	0.002750%	0.006300%	0.080000%
68	Infinite Self Storage Hendricks	3,242,540	N	10/5/2015	12/1/2015	11/1/2018	12/1/2018	11/1/2025		4.550000%	0.002750%	0.006300%	0.005000%
69	Bandera at Woodlawn	3,172,212	N	12/11/2015	2/1/2016	1/1/2018	2/1/2018	1/1/2026		5.070000%	0.002750%	0.006300%	0.080000%
70	Summit Marketplace	3,182,674	N	11/6/2015	12/6/2015	11/6/2018	12/6/2018	11/6/2025		4.940000%	0.002750%	0.006300%	0.005000%
71	Pelhamdale Manor Corp.	2,853,579	N	12/22/2015	2/1/2016		2/1/2016	1/1/2026		3.940000%	0.002750%	0.006300%	0.080000%
72	Arlington Square-MI	2,932,738	N	12/11/2015	1/11/2016		1/11/2016	12/11/2025		4.720000%	0.002750%	0.006300%	0.072500%
73	Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc.	3,079,522	N	12/1/2015	1/1/2016		1/1/2016	12/1/2025		3.910000%	0.002750%	0.006300%	0.080000%
74	Fort Totten Apartments	2,173,435	N	12/17/2015	2/11/2016		2/11/2016	1/11/2026		4.640000%	0.002750%	0.006300%	0.005000%
75	The Oaks Plaza	2,870,378	N	9/24/2015	11/1/2015		11/1/2015	10/1/2025		4.920000%	0.002750%	0.006300%	0.005000%
76	Lakefront 17 LLC	2,981,682	N	10/26/2015	12/1/2015	11/1/2018	12/1/2018	11/1/2025		4.580000%	0.002750%	0.006300%	0.080000%
77	Tara Close Apartments Corp.	2,034,119	N	10/28/2015	12/1/2015		12/1/2015	11/1/2025		3.760000%	0.002750%	0.006300%	0.080000%
78	CVS Algonac	2,652,305	N	12/29/2015	2/1/2016		2/1/2016	1/1/2026		5.250000%	0.002750%	0.006300%	0.005000%
79	64th Apartment Corp.	2,727,578	N	11/2/2015	1/1/2016		1/1/2016	12/1/2025		3.910000%	0.002750%	0.006300%	0.080000%
80	Rankin Industrial Buildings	2,529,655	N	12/8/2015	1/11/2016		1/11/2016	12/11/2025		4.770000%	0.002750%	0.006300%	0.005000%
81	3050 Fairfield Avenue Owners Corp.	2,638,670	N	12/30/2015	2/1/2016		2/1/2016	1/1/2026		3.900000%	0.002750%	0.006300%	0.080000%
82	Metro Woods Apartments	2,452,001	N	10/28/2015	12/1/2015		12/1/2015	11/1/2025		4.820000%	0.002750%	0.006300%	0.005000%
83	285 Riverside Drive Corp.	2,214,623	N	10/30/2015	12/1/2015		12/1/2015	11/1/2025		3.880000%	0.002750%	0.006300%	0.080000%
84	Stonebrook Place Shopping Center	2,229,901	N	11/5/2015	12/11/2015	11/11/2017	12/11/2017	11/11/2025		4.660000%	0.002750%	0.006300%	0.005000%
85	Pecan Villa MHP	2,083,263	N	12/22/2015	2/1/2016		2/1/2016	1/1/2026		5.420000%	0.002750%	0.006300%	0.005000%
86	Spring Hill Office II	2,143,189	N	12/22/2015	2/11/2016	1/11/2019	2/11/2019	1/11/2026		5.020000%	0.002750%	0.006300%	0.082500%
87	Walgreens - Houston	1,851,161	N	11/10/2015	12/6/2015		12/6/2015	11/6/2025		5.020000%	0.002750%	0.006300%	0.005000%
88	M&M MHP	1,716,498	N	12/22/2015	2/11/2016		2/11/2016	1/11/2026		5.040000%	0.002750%	0.006300%	0.055000%
89	343 King Street	1,648,661	N	12/15/2015	2/11/2016		2/11/2016	1/11/2026		5.080000%	0.002750%	0.006300%	0.062500%
90	135 Willow Owners Corp.	1,580,201	N	11/30/2015	1/1/2016		1/1/2016	12/1/2025		3.850000%	0.002750%	0.006300%	0.080000%
91	Middlebury Self Storage	1,686,375	N	11/18/2015	1/6/2016	12/6/2017	1/6/2018	12/6/2025		4.980000%	0.002750%	0.006300%	0.005000%
92	Timberline and Echo Valley MHP	1,274,540	N	12/30/2015	2/1/2016		2/1/2016	1/1/2026		5.920000%	0.002750%	0.006300%	0.005000%
93	3123 Fire Road	1,450,172	N	12/1/2015	1/11/2016		1/11/2016	12/11/2025		4.850000%	0.002750%	0.006300%	0.005000%
94	Easy-Stor Self Storage	1,629,701	N	11/3/2015	1/1/2016	12/1/2016	1/1/2017	12/1/2025		4.920000%	0.002750%	0.006300%	0.005000%
95	Secured Storage	1,576,646	N	12/14/2015	2/6/2016	1/6/2018	2/6/2018	1/6/2026		5.050000%	0.002750%	0.006300%	0.005000%
96	6535 Broadway Owners Corp.	1,800,000	N	10/26/2015	12/1/2015	11/1/2025		11/1/2025		4.050000%	0.002750%	0.006300%	0.080000%
97	16 Canterbury Corp.	1,428,864	N	12/29/2015	2/1/2016		2/1/2016	1/1/2026		3.980000%	0.002750%	0.006300%	0.080000%
98	Hampton House Tenants Corp.	1,427,325	N	10/23/2015	12/1/2015		12/1/2015	11/1/2025		3.950000%	0.002750%	0.006300%	0.080000%
99	Great Indoors Self Storage	1,575,094	N	11/24/2015	1/6/2016	12/6/2018	1/6/2019	12/6/2025		4.980000%	0.002750%	0.006300%	0.005000%
100	90 Eighth Avenue Housing Co., Inc.	1,347,033	N	12/17/2015	2/1/2016		2/1/2016	1/1/2026		3.930000%	0.002750%	0.006300%	0.080000%
101	Barclay Plaza Owners, Inc.	1,313,105	N	12/9/2015	2/1/2016		2/1/2016	1/1/2026		4.050000%	0.002750%	0.006300%	0.080000%
102	Fairfax House Owners, Inc.	1,268,787	N	12/1/2015	1/1/2016		1/1/2016	12/1/2025		3.950000%	0.002750%	0.006300%	0.080000%
103	Parkway Village Shopping Center	1,294,221	N	10/6/2015	12/1/2015		12/1/2015	11/1/2025		5.080000%	0.002750%	0.006300%	0.005000%
104	East Hampton Mews Tenants Corp.	1,183,843	N	11/20/2015	1/1/2016		1/1/2016	12/1/2025		3.820000%	0.002750%	0.006300%	0.080000%
105	A1 Stateline Self Storage	1,250,775	N	11/23/2015	1/6/2016	12/6/2017	1/6/2018	12/6/2025		4.880000%	0.002750%	0.006300%	0.005000%
106	588 Main Avenue	1,040,785	N	9/28/2015	11/1/2015		11/1/2015	10/1/2025		4.840000%	0.002750%	0.006300%	0.080000%
107	Heathcote Manor Owners Corp.	1,029,721	N	10/22/2015	12/1/2015		12/1/2015	11/1/2025		3.920000%	0.002750%	0.006300%	0.080000%
108	Starbucks Plaza	963,854	N	10/30/2015	12/1/2015		12/1/2015	11/1/2025		4.770000%	0.002750%	0.006300%	0.080000%
109	Palm Bay Self Storage	1,076,138	N	10/29/2015	12/1/2015	11/1/2016	12/1/2016	11/1/2025		5.050000%	0.002750%	0.006300%	0.005000%
110	Garden Hamilton, Inc.	954,007	N	11/25/2015	1/1/2016		1/1/2016	12/1/2025		4.020000%	0.002750%	0.006300%	0.080000%
111	Teliman Holding Corp.	974,892	N	9/24/2015	11/1/2015		11/1/2015	10/1/2025		4.150000%	0.002750%	0.006300%	0.080000%
112	Gramatan Court Apartments, Inc.	717,647	N	10/30/2015	12/1/2015		12/1/2015	11/1/2025		3.920000%	0.002750%	0.006300%	0.080000%

A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	CREFC® IP Royalty License Fee Rate	Asset Representations Reviewer Fee Rate	Net Mortgage Rate	Interest Accrual Method	Monthly P&I Payment ($)(5)	Amortization Type(5)(6)	Interest Accrual Method During IO	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Original IO Period (Mos.)
1	North Dallas Retail Portfolio	0.000500%	0.000847%	4.594603%	Actual/360	317,630.60	Interest-only, Balloon	Actual/360	120	118	120
1.01	Heritage Heights
1.02	The Highlands
1.03	Josey Oaks Crossing
1.04	Hunter’s Glen Crossing
1.05	Flower Mound Crossing
1.06	Park West Plaza
1.07	Cross Timbers Court
1.08	14th Street Market
2	Marriott Melville Long Island	0.000500%	0.000847%	5.104603%	Actual/360	402,510.01	Interest-only, Amortizing Balloon	Actual/360	120	117	82
3	Technology Station	0.000500%	0.000847%	4.054603%	Actual/360	240,729.84	Interest-only, Amortizing Balloon	Actual/360	120	118	60
4	Chicago Industrial Portfolio I	0.000500%	0.000847%	5.194603%	Actual/360	242,980.13	Interest-only, Amortizing Balloon	Actual/360	120	119	24
4.01	3211 Oak Grove Avenue
4.02	8100 South 77th Avenue
4.03	2701 South Western Avenue
4.04	1560 Frontenac Road
4.05	2785 Algonquin Road
4.06	951 Corporate Grove Drive
4.07	1225-1229 Lakeside Drive
4.08	733-747 Kimberly Drive
4.09	12500 Lombard Lane
4.10	2500-2518 Wisconsin Avenue
4.11	2460-2478 Wisconsin Avenue
4.12	2095-2105 Hammond Drive
4.13	877 North Larch Avenue
4.14	2011 Swanson Court
4.15	3705 Stern Avenue
4.16	5727 95th Avenue
4.17	420 West Wrightwood Avenue
4.18	1463 Lunt Avenue
5	Preferred Freezer - Newark	0.000500%	0.000847%	4.704603%	Actual/360	144,759.78	Interest-only, Balloon	Actual/360	120	118	120
6	10 South LaSalle Street	0.000500%	0.000847%	4.414603%	Actual/360	112,595.83	Interest-only, Balloon	Actual/360	120	119	120
7	Hilton Wilmington/Christiana	0.000500%	0.000847%	4.534603%	Actual/360	147,801.55	Interest-only, Amortizing Balloon	Actual/360	120	117	36
8	TownePlace Suites Redwood City	0.000500%	0.000847%	5.404603%	Actual/360	140,694.97	Amortizing Balloon		60	59	0
9	Cottonwood Shopping Center	0.000500%	0.000847%	4.874603%	Actual/360	111,722.59	Interest-only, Amortizing Balloon	Actual/360	120	118	36
10	PRA Health Sciences	0.000500%	0.000847%	4.654603%	Actual/360	108,535.60	Interest-only, Amortizing Balloon	Actual/360	120	115	36
11	Orlando Plaza Garage	0.000500%	0.000847%	5.084603%	Actual/360	114,019.45	Amortizing Balloon		120	119	0
12	Northline Industrial Center	0.000500%	0.000847%	4.507103%	Actual/360	101,932.10	Interest-only, Amortizing Balloon	Actual/360	60	56	12
13	Wilshire Plaza	0.000500%	0.000847%	5.134603%	Actual/360	105,383.06	Amortizing Balloon		120	119	0
14	Northview Harbor Apartments	0.000500%	0.000847%	4.964603%	Actual/360	99,086.00	Interest-only, Amortizing Balloon	Actual/360	120	119	36
15	Gill Park Cooperative	0.000500%	0.000847%	4.379603%	Actual/360	137,156.02	Interest-only, Amortizing Balloon	Actual/360	120	119	24
16	Tharp Retail Portfolio	0.000500%	0.000847%	5.284603%	Actual/360	89,342.97	Amortizing Balloon		120	119	0
16.01	Belmont Center
16.02	CSL Plasma Center
16.03	Emerson Center North
16.04	Shadeland Center
16.05	Gateway Office Center
16.06	Girls School Road Center
16.07	Crawfordsville South Center
16.08	National Road Center
17	South Creek Retail	0.000500%	0.000847%	4.724603%	Actual/360	80,761.94	Interest-only, Amortizing Balloon	Actual/360	120	119	60
18	Waterford Landing Apartments	0.000500%	0.000847%	4.804603%	Actual/360	81,510.61	Interest-only, Amortizing Balloon	Actual/360	120	119	36
19	The Landings at 56th	0.000500%	0.000847%	5.234603%	Actual/360	83,934.96	Interest-only, Amortizing Balloon	Actual/360	120	119	60
20	Maple Plaza Housing Development Fund Corporation	0.000500%	0.000847%	3.859603%	Actual/360	64,062.53	Amortizing Balloon		120	117	0
21	Hampton Inn Suites Ontario	0.000500%	0.000847%	4.844603%	Actual/360	66,565.56	Amortizing Balloon		120	118	0
22	Mission Bay Self Storage	0.000500%	0.000847%	4.804603%	Actual/360	58,372.12	Interest-only, Amortizing Balloon	Actual/360	120	118	36
23	Compass Self Storage Portfolio	0.000500%	0.000847%	4.907103%	Actual/360	57,912.63	Interest-only, Amortizing Balloon	Actual/360	120	117	36
23.01	Compass Self Storage
23.02	ABM Self Storage
24	Marketplace at Rivergate	0.000500%	0.000847%	4.604603%	Actual/360	48,814.83	Interest-only, Amortizing Balloon	Actual/360	120	117	36
25	Infinite Self Storage Portfolio	0.000500%	0.000847%	4.534603%	Actual/360	48,397.36	Interest-only, Amortizing Balloon	Actual/360	120	117	36
25.01	Infinite Self Storage - East 52nd
25.02	Infinite Self Storage - Loveland
26	Sequoia Center Building 1400	0.000500%	0.000847%	4.984603%	Actual/360	49,548.64	Interest-only, Amortizing Balloon	Actual/360	120	119	24
27	Pelham Commons	0.000500%	0.000847%	5.434603%	Actual/360	50,536.70	Amortizing Balloon		120	119	0
28	Seminole Orange Plaza Center	0.000500%	0.000847%	4.637103%	Actual/360	44,033.14	Interest-only, Amortizing Balloon	Actual/360	120	117	24
29	Hampton Inn - Cincinnati Airport North	0.000500%	0.000847%	4.984603%	Actual/360	45,629.84	Amortizing Balloon		120	119	0
30	Walgreens Portfolio	0.000500%	0.000847%	5.004603%	Actual/360	45,733.79	Amortizing Balloon		120	117	0
30.01	Walgreens - Claremore
30.02	Walgreens - Rainbow
31	Locker Room Portfolio	0.000500%	0.000847%	4.814603%	Actual/360	42,802.84	Interest-only, Amortizing Balloon	Actual/360	120	117	36
31.01	Locker Room - 62nd Street
31.02	Locker Room - Aramingo
32	2 & 6 Terri Lane	0.000500%	0.000847%	4.809603%	Actual/360	40,865.96	Amortizing Balloon		120	113	0
33	Hampton Inn Carmel, IN	0.000500%	0.000847%	4.614603%	Actual/360	42,242.78	Amortizing Balloon		120	118	0
34	San Bernardino Marketplace	0.000500%	0.000847%	4.894603%	Actual/360	39,531.30	Interest-only, Amortizing Balloon	Actual/360	120	118	84
35	711 Shore Road Owners Corp.	0.000500%	0.000847%	3.899603%	Actual/360	33,378.73	Amortizing Balloon		120	117	0
36	440 East 79th Street Owners Corp.	0.000500%	0.000847%	3.659603%	Actual/360	30,102.51	Amortizing Balloon		120	118	0
37	Summer Glen Apartments	0.000500%	0.000847%	5.114603%	Actual/360	33,504.87	Amortizing Balloon		120	118	0
38	37600 Filbert Street	0.000500%	0.000847%	5.104603%	Actual/360	32,650.76	Amortizing Balloon		120	118	0
39	Shea 70 Plaza	0.000500%	0.000847%	5.164603%	Actual/360	32,324.69	Interest-only, Amortizing Balloon	Actual/360	120	118	36
40	215 South Center Street & 210 East Third Street	0.000500%	0.000847%	4.637103%	Actual/360	30,375.48	Amortizing Balloon		120	118	0
41	Carson Building	0.000500%	0.000847%	5.054603%	Actual/360	29,896.21	Amortizing Balloon		120	119	0
42	Midtown Market	0.000500%	0.000847%	4.884603%	Actual/360	28,128.52	Interest-only, Amortizing Balloon	Actual/360	120	118	60
43	Hy-Vee Waterloo	0.000500%	0.000847%	4.954603%	Actual/360	28,354.45	Amortizing Balloon, ARD		120	118	0
44	505 Central Avenue Corp.	0.000500%	0.000847%	3.779603%	Actual/360	24,437.46	Amortizing Balloon		120	118	0
45	Wisconsin Retail Portfolio	0.000500%	0.000847%	5.414603%	Actual/360	29,297.05	Amortizing Balloon		120	117	0
45.01	Wisconsin Rapids
45.02	Kenosha
45.03	Laona
45.04	Lakewood
45.05	Chippewa Falls
46	Roberts Crossing Shopping Center	0.000500%	0.000847%	5.274603%	Actual/360	27,734.19	Amortizing Balloon		120	119	0
47	Quality Suites Hickory	0.000500%	0.000847%	4.924603%	Actual/360	29,054.98	Amortizing Balloon		120	112	0
48	Wingate by Wyndham Round Rock	0.000500%	0.000847%	5.064603%	Actual/360	26,002.63	Amortizing Balloon		120	118	0
49	65 West 95th Owners Corp.	0.000500%	0.000847%	3.759603%	Actual/360	22,268.39	Amortizing Balloon		120	119	0
50	Carolina Village MHC	0.000500%	0.000847%	5.024603%	Actual/360	25,345.64	Interest-only, Amortizing Balloon	Actual/360	120	117	48
51	Center Grove Estates	0.000500%	0.000847%	5.384603%	Actual/360	28,278.04	Amortizing Balloon		120	118	0
52	Colorado Owners, Inc.	0.000500%	0.000847%	3.749603%	Actual/360	18,361.93	Amortizing Balloon		120	117	0

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	CREFC® IP Royalty License Fee Rate	Asset Representations Reviewer Fee Rate	Net Mortgage Rate	Interest Accrual Method	Monthly P&I Payment ($)(5)	Amortization Type(5)(6)	Interest Accrual Method During IO	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Original IO Period (Mos.)
53	Congress Owners, Ltd.	0.000500%	0.000847%	3.719603%	Actual/360	20,993.71	Amortizing Balloon		120	117	0
54	24535 Owners Corp.	0.000500%	0.000847%	3.799603%	Actual/360	20,963.75	Amortizing Balloon		120	119	0
55	Storage Plus Self Storage	0.000500%	0.000847%	4.914603%	Actual/360	23,592.04	Interest-only, Amortizing Balloon	Actual/360	120	119	24
56	4721 Calle Carga	0.000500%	0.000847%	5.294603%	Actual/360	23,904.81	Interest-only, Amortizing Balloon	Actual/360	120	119	84
57	Comfort Suites Austin	0.000500%	0.000847%	5.334603%	Actual/360	26,021.96	Amortizing Balloon		120	117	0
58	Towne Storage-South Jordan	0.000500%	0.000847%	4.944603%	Actual/360	22,443.95	Interest-only, Amortizing Balloon	Actual/360	120	118	12
59	ACG Conlon Portfolio	0.000500%	0.000847%	5.014603%	Actual/360	22,084.92	Amortizing Balloon		120	118	0
59.01	Southside MHC
59.02	Village Green MHC
60	Belle Promenade Shoppes	0.000500%	0.000847%	5.334603%	Actual/360	22,336.55	Amortizing Balloon		120	119	0
61	Tops Plaza	0.000500%	0.000847%	5.184603%	Actual/360	21,964.44	Amortizing Balloon		120	119	0
62	333 Bronx River Tenants Corp.	0.000500%	0.000847%	3.879603%	Actual/360	21,047.27	Amortizing Balloon		120	118	0
63	Linden Hill No. 2 Cooperative Corp.	0.000500%	0.000847%	3.959603%	Actual/360	19,212.09	Amortizing Balloon		120	117	0
64	Grinnell Housing Development Fund Corporation	0.000500%	0.000847%	3.549603%	Actual/360	18,275.84	Amortizing Balloon		120	117	0
65	Emerson Plaza	0.000500%	0.000847%	4.654603%	Actual/360	20,350.42	Amortizing Balloon		120	118	0
66	Neighbors Emergency Center	0.000500%	0.000847%	4.419603%	Actual/360	20,037.55	Amortizing Balloon		120	112	0
67	Hartsdale Gardens Owners Corp.	0.000500%	0.000847%	3.749603%	Actual/360	17,558.90	Amortizing Balloon		120	118	0
68	Infinite Self Storage Hendricks	0.000500%	0.000847%	4.534603%	Actual/360	18,857.44	Interest-only, Amortizing Balloon	Actual/360	120	117	36
69	Bandera at Woodlawn	0.000500%	0.000847%	4.979603%	Actual/360	19,804.55	Interest-only, Amortizing Balloon	Actual/360	120	119	24
70	Summit Marketplace	0.000500%	0.000847%	4.924603%	Actual/360	19,193.78	Interest-only, Amortizing Balloon	Actual/360	120	117	36
71	Pelhamdale Manor Corp.	0.000500%	0.000847%	3.849603%	Actual/360	17,062.66	Amortizing Balloon		120	119	0
72	Arlington Square-MI	0.000500%	0.000847%	4.637103%	Actual/360	18,714.26	Amortizing Balloon		120	118	0
73	Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc.	0.000500%	0.000847%	3.819603%	Actual/360	14,432.55	Amortizing Balloon		120	118	0
74	Fort Totten Apartments	0.000500%	0.000847%	4.624603%	Actual/360	22,408.10	Amortizing Balloon		120	119	0
75	The Oaks Plaza	0.000500%	0.000847%	4.904603%	Actual/360	18,618.01	Amortizing Balloon		120	116	0
76	Lakefront 17 LLC	0.000500%	0.000847%	4.489603%	Actual/360	17,389.29	Interest-only, Amortizing Balloon	Actual/360	120	117	36
77	Tara Close Apartments Corp.	0.000500%	0.000847%	3.669603%	Actual/360	20,175.90	Amortizing Balloon		120	117	0
78	CVS Algonac	0.000500%	0.000847%	5.234603%	Actual/360	17,670.52	Amortizing Balloon		120	119	0
79	64th Apartment Corp.	0.000500%	0.000847%	3.819603%	Actual/360	12,783.11	Amortizing Balloon		120	118	0
80	Rankin Industrial Buildings	0.000500%	0.000847%	4.754603%	Actual/360	16,208.46	Amortizing Balloon		120	118	0
81	3050 Fairfield Avenue Owners Corp.	0.000500%	0.000847%	3.809603%	Actual/360	12,352.22	Amortizing Balloon		120	119	0
82	Metro Woods Apartments	0.000500%	0.000847%	4.804603%	Actual/360	15,776.25	Amortizing Balloon		120	117	0
83	285 Riverside Drive Corp.	0.000500%	0.000847%	3.789603%	Actual/360	13,174.65	Amortizing Balloon		120	117	0
84	Stonebrook Place Shopping Center	0.000500%	0.000847%	4.644603%	Actual/360	13,422.14	Interest-only, Amortizing Balloon	Actual/360	120	117	24
85	Pecan Villa MHP	0.000500%	0.000847%	5.404603%	Actual/360	14,069.50	Amortizing Balloon		120	119	0
86	Spring Hill Office II	0.000500%	0.000847%	4.927103%	Actual/360	13,020.68	Interest-only, Amortizing Balloon	Actual/360	120	119	36
87	Walgreens - Houston	0.000500%	0.000847%	5.004603%	Actual/360	12,106.00	Amortizing Balloon		120	117	0
88	M&M MHP	0.000500%	0.000847%	4.974603%	Actual/360	11,243.76	Amortizing Balloon		120	119	0
89	343 King Street	0.000500%	0.000847%	5.007103%	Actual/360	10,834.43	Amortizing Balloon		120	119	0
90	135 Willow Owners Corp.	0.000500%	0.000847%	3.759603%	Actual/360	9,376.16	Amortizing Balloon		120	118	0
91	Middlebury Self Storage	0.000500%	0.000847%	4.964603%	Actual/360	10,444.20	Interest-only, Amortizing Balloon	Actual/360	120	118	24
92	Timberline and Echo Valley MHP	0.000500%	0.000847%	5.904603%	Actual/360	13,880.56	Amortizing Balloon		120	119	0
93	3123 Fire Road	0.000500%	0.000847%	4.834603%	Actual/360	11,229.74	Amortizing Balloon		120	118	0
94	Easy-Stor Self Storage	0.000500%	0.000847%	4.904603%	Actual/360	10,293.10	Interest-only, Amortizing Balloon	Actual/360	120	118	12
95	Secured Storage	0.000500%	0.000847%	5.034603%	Actual/360	9,825.84	Interest-only, Amortizing Balloon	Actual/360	120	119	24
96	6535 Broadway Owners Corp.	0.000500%	0.000847%	3.959603%	Actual/360	6,176.25	Interest-only, Balloon	Actual/360	120	117	120
97	16 Canterbury Corp.	0.000500%	0.000847%	3.889603%	Actual/360	8,572.73	Amortizing Balloon		120	119	0
98	Hampton House Tenants Corp.	0.000500%	0.000847%	3.859603%	Actual/360	8,541.67	Amortizing Balloon		120	117	0
99	Great Indoors Self Storage	0.000500%	0.000847%	4.964603%	Actual/360	9,533.68	Interest-only, Amortizing Balloon	Actual/360	120	118	36
100	90 Eighth Avenue Housing Co., Inc.	0.000500%	0.000847%	3.839603%	Actual/360	8,047.61	Amortizing Balloon		120	119	0
101	Barclay Plaza Owners, Inc.	0.000500%	0.000847%	3.959603%	Actual/360	7,924.99	Amortizing Balloon		120	119	0
102	Fairfax House Owners, Inc.	0.000500%	0.000847%	3.859603%	Actual/360	7,592.60	Amortizing Balloon		120	118	0
103	Parkway Village Shopping Center	0.000500%	0.000847%	5.064603%	Actual/360	8,505.03	Amortizing Balloon		120	117	0
104	East Hampton Mews Tenants Corp.	0.000500%	0.000847%	3.729603%	Actual/360	7,006.45	Amortizing Balloon		120	118	0
105	A1 Stateline Self Storage	0.000500%	0.000847%	4.864603%	Actual/360	7,677.92	Interest-only, Amortizing Balloon	Actual/360	120	118	24
106	588 Main Avenue	0.000500%	0.000847%	4.749603%	Actual/360	8,054.28	Amortizing Balloon		120	116	0
107	Heathcote Manor Owners Corp.	0.000500%	0.000847%	3.829603%	Actual/360	6,146.59	Amortizing Balloon		120	117	0
108	Starbucks Plaza	0.000500%	0.000847%	4.679603%	Actual/360	7,426.49	Amortizing Balloon		120	117	0
109	Palm Bay Self Storage	0.000500%	0.000847%	5.034603%	Actual/360	6,872.69	Interest-only, Amortizing Balloon	Actual/360	120	117	12
110	Garden Hamilton, Inc.	0.000500%	0.000847%	3.929603%	Actual/360	5,742.83	Amortizing Balloon		120	118	0
111	Teliman Holding Corp.	0.000500%	0.000847%	4.059603%	Actual/360	4,700.47	Amortizing Balloon		120	116	0
112	Gramatan Court Apartments, Inc.	0.000500%	0.000847%	3.829603%	Actual/360	5,234.30	Amortizing Balloon		120	117	0

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Remaining IO Period (Mos.)(6)	Original Amort Term (Mos.)(5)	Remaining Amort Term (Mos.)(6)	Seasoning	Prepayment Provisions(7)	Grace Period Default (Days)	Grace Period Late (Days)	Appraised Value ($)(8)	Appraisal Date
1	North Dallas Retail Portfolio	118	0	0	2	L(26),D(90),O(4)	0	5	128,640,000	10/22/2015
1.01	Heritage Heights								20,770,000	10/22/2015
1.02	The Highlands								20,330,000	10/22/2015
1.03	Josey Oaks Crossing								19,300,000	10/22/2015
1.04	Hunter’s Glen Crossing								17,960,000	10/22/2015
1.05	Flower Mound Crossing								14,660,000	10/22/2015
1.06	Park West Plaza								13,920,000	10/22/2015
1.07	Cross Timbers Court								12,290,000	10/22/2015
1.08	14th Street Market								9,410,000	10/22/2015
2	Marriott Melville Long Island	79	300	297	3	L(27),D(89),O(4)	0	0	101,000,000	9/11/2015
3	Technology Station	58	360	360	2	L(26),GRTR 1% or YM(87),O(7)	0	5	98,500,000	10/8/2015
4	Chicago Industrial Portfolio I	23	360	360	1	L(13),GRTR 1% or YM(103),O(4)	0	5	60,595,000	Various
4.01	3211 Oak Grove Avenue								6,400,000	11/13/2015
4.02	8100 South 77th Avenue								5,750,000	11/17/2015
4.03	2701 South Western Avenue								5,650,000	11/13/2015
4.04	1560 Frontenac Road								5,000,000	11/18/2015
4.05	2785 Algonquin Road								4,670,000	11/18/2015
4.06	951 Corporate Grove Drive								4,450,000	11/13/2015
4.07	1225-1229 Lakeside Drive								3,900,000	11/12/2015
4.08	733-747 Kimberly Drive								3,460,000	11/18/2015
4.09	12500 Lombard Lane								3,200,000	11/16/2015
4.10	2500-2518 Wisconsin Avenue								3,100,000	11/18/2015
4.11	2460-2478 Wisconsin Avenue								3,000,000	11/18/2015
4.12	2095-2105 Hammond Drive								2,680,000	11/18/2015
4.13	877 North Larch Avenue								2,520,000	11/12/2015
4.14	2011 Swanson Court								2,150,000	11/16/2015
4.15	3705 Stern Avenue								1,330,000	11/17/2015
4.16	5727 95th Avenue								1,275,000	11/13/2015
4.17	420 West Wrightwood Avenue								1,210,000	11/12/2015
4.18	1463 Lunt Avenue								850,000	11/18/2015
5	Preferred Freezer - Newark	118	0	0	2	L(26),D(90),O(4)	0	5	59,900,000	10/1/2015
6	10 South LaSalle Street	119	0	0	1	L(25),D(91),O(4)	0	10	166,500,000	12/2/2015
7	Hilton Wilmington/Christiana	33	360	360	3	L(23),GRTR 1% or YM(90),O(7)	0	0	51,300,000	11/1/2016
8	TownePlace Suites Redwood City	0	360	359	1	L(25),D(32),O(3)	0	0	36,900,000	9/25/2015
9	Cottonwood Shopping Center	34	360	360	2	L(26),D(90),O(4)	0	5	29,200,000	9/28/2015
10	PRA Health Sciences	31	360	360	5	L(29),GRTR 1% or YM(87),O(4)	0	5	31,150,000	6/25/2015
11	Orlando Plaza Garage	0	360	359	1	L(25),D(91),O(4)	0	0	33,400,000	11/10/2015
12	Northline Industrial Center	8	360	360	4	L(24),GRTR 1% or YM(32),O(4)	0	5	27,300,000	7/28/2015
13	Wilshire Plaza	0	360	359	1	L(25),GRTR 1% or YM(92),O(3)	5	5	26,900,000	10/20/2015
14	Northview Harbor Apartments	35	360	359	1	L(25),D(92),O(3)	5	5	29,500,000	2/1/2017
15	Gill Park Cooperative	23	180	180	1	GRTR 1% or YM(113),1%(3),O(4)	10	10	38,910,000	3/4/2015
16	Tharp Retail Portfolio	0	360	359	1	L(25),D(92),O(3)	0	0	25,300,000	12/16/2015
16.01	Belmont Center								6,150,000	12/16/2015
16.02	CSL Plasma Center								5,500,000	12/16/2015
16.03	Emerson Center North								3,750,000	12/16/2015
16.04	Shadeland Center								2,350,000	12/16/2015
16.05	Gateway Office Center								2,350,000	12/16/2015
16.06	Girls School Road Center								2,150,000	12/16/2015
16.07	Crawfordsville South Center								1,750,000	12/16/2015
16.08	National Road Center								1,300,000	12/16/2015
17	South Creek Retail	59	360	360	1	L(25),D(91),O(4)	0	5	25,500,000	10/22/2015
18	Waterford Landing Apartments	35	360	360	1	L(25),D(88),O(7)	0	0	23,400,000	8/5/2015
19	The Landings at 56th	59	360	360	1	L(25),D(91),O(4)	0	0	21,300,000	11/23/2015
20	Maple Plaza Housing Development Fund Corporation	0	360	357	3	GRTR 1% or YM(113),1%(3),O(4)	10	10	106,140,000	6/17/2015
21	Hampton Inn Suites Ontario	0	360	358	2	L(26),D(90),O(4)	0	5	18,100,000	8/25/2015
22	Mission Bay Self Storage	34	360	360	2	L(26),D(90),O(4)	0	5	14,800,000	10/19/2015
23	Compass Self Storage Portfolio	33	360	360	3	L(27),GRTR 1% or YM(89),O(4)	0	0	15,800,000	Various
23.01	Compass Self Storage								10,000,000	10/1/2015
23.02	ABM Self Storage								5,800,000	9/9/2015
24	Marketplace at Rivergate	33	360	360	3	L(23),GRTR 1% or YM(93),O(4)	0	0	14,750,000	10/12/2015
25	Infinite Self Storage Portfolio	33	360	360	3	L(27),D(89),O(4)	0	0	12,800,000	Various
25.01	Infinite Self Storage - East 52nd								7,960,000	8/24/2015
25.02	Infinite Self Storage - Loveland								4,840,000	9/4/2015
26	Sequoia Center Building 1400	23	360	360	1	L(25),D(90),O(5)	0	5	12,310,000	8/1/2016
27	Pelham Commons	0	360	359	1	L(25),GRTR 1% or YM(92),O(3)	5	5	13,100,000	10/20/2015
28	Seminole Orange Plaza Center	21	360	360	3	L(27),D(89),O(4)	0	5	11,750,000	9/18/2015
29	Hampton Inn - Cincinnati Airport North	0	360	359	1	L(25),D(93),O(2)	5	5	12,400,000	9/29/2015
30	Walgreens Portfolio	0	360	357	3	L(27),D(89),O(4)	0	0	12,050,000	6/12/2015
30.01	Walgreens - Claremore								6,750,000	6/12/2015
30.02	Walgreens - Rainbow								5,300,000	6/12/2015
31	Locker Room Portfolio	33	360	360	3	L(27),D(89),O(4)	0	0	12,490,000	9/23/2015
31.01	Locker Room - 62nd Street								7,180,000	9/23/2015
31.02	Locker Room - Aramingo								5,310,000	9/23/2015
32	2 & 6 Terri Lane	0	360	353	7	L(31),D(85),O(4)	10	10	10,650,000	3/6/2015
33	Hampton Inn Carmel, IN	0	300	298	2	L(26),D(90),O(4)	0	5	13,900,000	10/30/2015
34	San Bernardino Marketplace	82	360	360	2	L(26),D(90),O(4)	0	5	12,350,000	10/21/2015
35	711 Shore Road Owners Corp.	0	360	357	3	GRTR 1% or YM(113),1%(3),O(4)	10	10	30,220,000	8/6/2015
36	440 East 79th Street Owners Corp.	0	360	358	2	GRTR 1% or YM(113),1%(3),O(4)	10	10	162,400,000	10/22/2015
37	Summer Glen Apartments	0	360	358	2	L(26),D(90),O(4)	0	0	8,400,000	10/19/2015
38	37600 Filbert Street	0	360	358	2	L(26),GRTR 1% or YM(90),O(4)	0	0	8,200,000	10/19/2015
39	Shea 70 Plaza	34	360	360	2	L(26),D(90),O(4)	0	0	8,540,000	10/8/2015
40	215 South Center Street & 210 East Third Street	0	360	358	2	L(26),D(90),O(4)	0	5	8,400,000	9/28/2015
41	Carson Building	0	360	359	1	L(25),D(91),O(4)	0	5	8,700,000	10/27/2015
42	Midtown Market	58	360	360	2	L(24),GRTR 1% or YM(89),O(7)	0	10	7,200,000	10/22/2015
43	Hy-Vee Waterloo	0	360	358	2	L(26),D(90),O(4)	0	5	7,280,000	9/4/2015
44	505 Central Avenue Corp.	0	360	358	2	GRTR 1% or YM(113),1%(3),O(4)	10	10	22,451,838	10/8/2015
45	Wisconsin Retail Portfolio	0	360	357	3	L(27),D(89),O(4)	0	0	8,000,000	Various
45.01	Wisconsin Rapids								3,650,000	6/27/2015
45.02	Kenosha								2,080,000	6/22/2015
45.03	Laona								880,000	6/23/2015
45.04	Lakewood								810,000	6/23/2015
45.05	Chippewa Falls								580,000	6/19/2015
46	Roberts Crossing Shopping Center	0	360	359	1	L(25),D(92),O(3)	5	5	7,350,000	11/2/2015
47	Quality Suites Hickory	0	300	292	8	L(32),D(85),O(3)	0	0	9,100,000	5/11/2015
48	Wingate by Wyndham Round Rock	0	360	358	2	L(26),D(90),O(4)	0	0	9,300,000	10/21/2015
49	65 West 95th Owners Corp.	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10	10	51,770,000	11/23/2015
50	Carolina Village MHC	45	360	360	3	L(27),D(89),O(4)	0	0	8,110,000	10/1/2015
51	Center Grove Estates	0	300	298	2	L(26),D(90),O(4)	0	0	9,240,000	8/5/2015
52	Colorado Owners, Inc.	0	480	477	3	GRTR 1% or YM(113),1%(3),O(4)	10	10	33,891,000	9/1/2015
A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Remaining IO Period (Mos.)(6)	Original Amort Term (Mos.)(5)	Remaining Amort Term (Mos.)(6)	Seasoning	Prepayment Provisions(7)	Grace Period Default (Days)	Grace Period Late (Days)	Appraised Value ($)(8)	Appraisal Date
53	Congress Owners, Ltd.	0	360	357	3	GRTR 1% or YM(113),1%(3),O(4)	10	10	71,200,000	7/2/2015
54	24535 Owners Corp.	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10	10	52,700,000	10/9/2015
55	Storage Plus Self Storage	23	360	360	1	L(25),D(91),O(4)	0	0	6,690,000	12/15/2015
56	4721 Calle Carga	83	360	360	1	L(25),D(92),O(3)	5	5	6,700,000	12/4/2015
57	Comfort Suites Austin	0	300	297	3	L(27),D(89),O(4)	0	0	6,300,000	8/31/2015
58	Towne Storage-South Jordan	10	360	360	2	L(26),GRTR 1% or YM(90),O(4)	0	5	6,000,000	10/28/2015
59	ACG Conlon Portfolio	0	360	358	2	L(26),D(87),O(7)	0	0	5,770,000	9/29/2015
59.01	Southside MHC								3,280,000	9/29/2015
59.02	Village Green MHC								2,490,000	9/29/2015
60	Belle Promenade Shoppes	0	360	359	1	L(25),GRTR 1% or YM(92),O(3)	5	5	5,540,000	11/11/2015
61	Tops Plaza	0	360	359	1	L(25),D(88),O(7)	0	0	5,350,000	1/1/2016
62	333 Bronx River Tenants Corp.	0	300	298	2	GRTR 1% or YM(83),1%(33),O(4)	10	10	23,100,000	8/25/2015
63	Linden Hill No. 2 Cooperative Corp.	0	360	357	3	GRTR 1% or YM(113),1%(3),O(4)	10	10	72,840,000	8/25/2015
64	Grinnell Housing Development Fund Corporation	0	360	357	3	GRTR 1% or YM(113),1%(3),O(4)	10	10	122,559,000	9/14/2015
65	Emerson Plaza	0	360	358	2	L(26),D(90),O(4)	0	5	5,300,000	10/11/2015
66	Neighbors Emergency Center	0	360	352	8	L(32),D(84),O(4)	10	10	6,690,000	4/23/2015
67	Hartsdale Gardens Owners Corp.	0	360	358	2	GRTR 1% or YM(113),1%(3),O(4)	10	10	16,680,000	10/21/2015
68	Infinite Self Storage Hendricks	33	360	360	3	L(27),D(89),O(4)	0	0	4,980,000	8/24/2015
69	Bandera at Woodlawn	23	360	360	1	L(25),D(91),O(4)	10	10	5,375,000	10/19/2015
70	Summit Marketplace	33	360	360	3	L(27),D(89),O(4)	0	0	5,150,000	10/19/2015
71	Pelhamdale Manor Corp.	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10	10	24,760,000	9/28/2015
72	Arlington Square-MI	0	360	358	2	L(26),D(90),O(4)	0	5	6,000,000	10/5/2015
73	Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc.	0	480	478	2	GRTR 1% or YM(113),1%(3),O(4)	10	10	72,566,000	9/18/2015
74	Fort Totten Apartments	0	240	239	1	L(25),D(91),O(4)	0	5	11,200,000	9/29/2015
75	The Oaks Plaza	0	360	356	4	L(28),D(89),O(3)	0	0	4,950,000	7/15/2015
76	Lakefront 17 LLC	33	360	360	3	L(27),D(89),O(4)	10	10	5,400,000	8/13/2015
77	Tara Close Apartments Corp.	0	240	237	3	GRTR 1% or YM(113),1%(3),O(4)	10	10	14,200,000	9/9/2015
78	CVS Algonac	0	360	359	1	L(25),D(92),O(3)	0	0	4,800,000	11/6/2015
79	64th Apartment Corp.	0	480	478	2	GRTR 1% or YM(113),1%(3),O(4)	10	10	25,459,000	9/18/2015
80	Rankin Industrial Buildings	0	360	358	2	L(26),D(90),O(4)	0	5	4,500,000	10/21/2015
81	3050 Fairfield Avenue Owners Corp.	0	480	479	1	GRTR 1% or YM(113),1%(3),O(4)	10	10	21,060,000	10/29/2015
82	Metro Woods Apartments	0	360	357	3	L(27),D(89),O(4)	5	5	4,730,000	9/16/2015
83	285 Riverside Drive Corp.	0	360	357	3	GRTR 1% or YM(113),1%(3),O(4)	10	10	176,600,000	6/15/2015
84	Stonebrook Place Shopping Center	21	360	360	3	L(27),D(89),O(4)	0	5	3,775,000	10/17/2015
85	Pecan Villa MHP	0	360	359	1	L(25),D(92),O(3)	0	0	4,270,000	11/21/2015
86	Spring Hill Office II	35	360	360	1	L(25),D(91),O(4)	0	5	3,300,000	11/10/2015
87	Walgreens - Houston	0	360	357	3	L(27),D(89),O(4)	0	0	3,380,000	10/1/2015
88	M&M MHP	0	360	359	1	L(25),D(91),O(4)	0	5	2,800,000	11/11/2015
89	343 King Street	0	360	359	1	L(25),D(91),O(4)	0	5	3,150,000	10/23/2015
90	135 Willow Owners Corp.	0	360	358	2	GRTR 1% or YM(113),1%(3),O(4)	10	10	77,900,000	10/29/2015
91	Middlebury Self Storage	22	360	360	2	L(26),D(90),O(4)	0	0	2,870,000	10/6/2015
92	Timberline and Echo Valley MHP	0	240	239	1	L(25),D(92),O(3)	0	0	3,540,000	7/31/2015
93	3123 Fire Road	0	300	298	2	L(26),D(90),O(4)	0	5	2,600,000	10/6/2015
94	Easy-Stor Self Storage	10	360	360	2	L(26),GRTR 1% or YM(88),O(6)	0	0	2,700,000	9/22/2015
95	Secured Storage	23	360	360	1	L(25),D(91),O(4)	0	0	2,520,000	11/27/2015
96	6535 Broadway Owners Corp.	117	0	0	3	GRTR 1% or YM(113),1%(3),O(4)	10	10	9,130,000	8/6/2015
97	16 Canterbury Corp.	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10	10	11,560,000	11/20/2015
98	Hampton House Tenants Corp.	0	360	357	3	GRTR 1% or YM(113),1%(3),O(4)	10	10	14,950,000	8/26/2015
99	Great Indoors Self Storage	34	360	360	2	L(26),D(90),O(4)	0	0	3,160,000	11/3/2015
100	90 Eighth Avenue Housing Co., Inc.	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10	10	80,489,000	11/6/2015
101	Barclay Plaza Owners, Inc.	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)	10	10	11,530,000	9/15/2015
102	Fairfax House Owners, Inc.	0	360	358	2	GRTR 1% or YM(113),1%(3),O(4)	10	10	15,200,000	5/22/2015
103	Parkway Village Shopping Center	0	360	357	3	L(27),D(90),O(3)	0	0	2,300,000	6/28/2015
104	East Hampton Mews Tenants Corp.	0	360	358	2	GRTR 1% or YM(113),1%(3),O(4)	10	10	21,100,000	9/18/2015
105	A1 Stateline Self Storage	22	360	360	2	L(26),D(90),O(4)	0	0	2,260,000	10/26/2015
106	588 Main Avenue	0	300	296	4	L(28),D(88),O(4)	10	10	2,645,000	7/16/2015
107	Heathcote Manor Owners Corp.	0	360	357	3	GRTR 1% or YM(113),1%(3),O(4)	10	10	4,950,000	8/25/2015
108	Starbucks Plaza	0	300	297	3	L(27),D(89),O(4)	10	10	2,600,000	7/2/2015
109	Palm Bay Self Storage	9	360	360	3	L(27),GRTR 1% or YM(87),O(6)	0	0	1,850,000	9/21/2015
110	Garden Hamilton, Inc.	0	360	358	2	GRTR 1% or YM(113),1%(3),O(4)	10	10	10,230,000	10/9/2015
111	Teliman Holding Corp.	0	480	476	4	GRTR 1% or YM(113),1%(3),O(4)	10	10	15,350,000	4/29/2015
112	Gramatan Court Apartments, Inc.	0	300	297	3	GRTR 1% or YM(113),1%(3),O(4)	10	10	20,970,000	9/8/2015

A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Coop -Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/Investor Carry	Coop - Committed Secondary Debt	U/W NOI DSCR (x)(4)	U/W NCF DSCR (x)(4)(5)
1	North Dallas Retail Portfolio									1.94	1.77
1.01	Heritage Heights
1.02	The Highlands
1.03	Josey Oaks Crossing
1.04	Hunter’s Glen Crossing
1.05	Flower Mound Crossing
1.06	Park West Plaza
1.07	Cross Timbers Court
1.08	14th Street Market
2	Marriott Melville Long Island									1.59	1.37
3	Technology Station									2.09	1.96
4	Chicago Industrial Portfolio I									1.36	1.25
4.01	3211 Oak Grove Avenue
4.02	8100 South 77th Avenue
4.03	2701 South Western Avenue
4.04	1560 Frontenac Road
4.05	2785 Algonquin Road
4.06	951 Corporate Grove Drive
4.07	1225-1229 Lakeside Drive
4.08	733-747 Kimberly Drive
4.09	12500 Lombard Lane
4.10	2500-2518 Wisconsin Avenue
4.11	2460-2478 Wisconsin Avenue
4.12	2095-2105 Hammond Drive
4.13	877 North Larch Avenue
4.14	2011 Swanson Court
4.15	3705 Stern Avenue
4.16	5727 95th Avenue
4.17	420 West Wrightwood Avenue
4.18	1463 Lunt Avenue
5	Preferred Freezer - Newark									2.11	1.99
6	10 South LaSalle Street									2.71	2.27
7	Hilton Wilmington/Christiana									2.21	1.89
8	TownePlace Suites Redwood City									1.63	1.50
9	Cottonwood Shopping Center									1.50	1.35
10	PRA Health Sciences									1.43	1.32
11	Orlando Plaza Garage									1.38	1.37
12	Northline Industrial Center									2.24	1.81
13	Wilshire Plaza									1.34	1.25
14	Northview Harbor Apartments									1.37	1.30
15	Gill Park Cooperative	38,910,000	46.2%	9.6%	0	0	25			1.42	1.42
16	Tharp Retail Portfolio									1.69	1.52
16.01	Belmont Center
16.02	CSL Plasma Center
16.03	Emerson Center North
16.04	Shadeland Center
16.05	Gateway Office Center
16.06	Girls School Road Center
16.07	Crawfordsville South Center
16.08	National Road Center
17	South Creek Retail									1.49	1.39
18	Waterford Landing Apartments									1.39	1.32
19	The Landings at 56th									1.33	1.24
20	Maple Plaza Housing Development Fund Corporation	64,400,000	20.9%	0.0%	0	0	0		1,000,000	5.33	5.33
21	Hampton Inn Suites Ontario									1.93	1.75
22	Mission Bay Self Storage									1.33	1.32
23	Compass Self Storage Portfolio									1.38	1.36
23.01	Compass Self Storage
23.02	ABM Self Storage
24	Marketplace at Rivergate									1.67	1.55
25	Infinite Self Storage Portfolio									1.36	1.32
25.01	Infinite Self Storage - East 52nd
25.02	Infinite Self Storage - Loveland
26	Sequoia Center Building 1400									1.41	1.28
27	Pelham Commons									1.34	1.25
28	Seminole Orange Plaza Center									1.23	1.22
29	Hampton Inn - Cincinnati Airport North									2.00	1.82
30	Walgreens Portfolio									1.25	1.25
30.01	Walgreens - Claremore
30.02	Walgreens - Rainbow
31	Locker Room Portfolio									1.68	1.67
31.01	Locker Room - 62nd Street
31.02	Locker Room - Aramingo
32	2 & 6 Terri Lane									1.60	1.40
33	Hampton Inn Carmel, IN									2.49	2.22
34	San Bernardino Marketplace									1.51	1.40
35	711 Shore Road Owners Corp.	19,000,000	36.7%	7.1%	5	1	0	22,621	500,000	3.32	3.32
36	440 East 79th Street Owners Corp.	73,800,000	8.8%	18.8%	38	0	0	NAV	500,000	13.78	13.78
37	Summer Glen Apartments									1.52	1.44
38	37600 Filbert Street									1.50	1.42
39	Shea 70 Plaza									1.42	1.32
40	215 South Center Street & 210 East Third Street									1.70	1.52
41	Carson Building									1.51	1.37
42	Midtown Market									1.60	1.52
43	Hy-Vee Waterloo									1.31	1.24
44	505 Central Avenue Corp.	34,300,000	15.1%	8.3%	13	0	0	30,751	500,000	8.47	8.47
45	Wisconsin Retail Portfolio									1.58	1.48
45.01	Wisconsin Rapids
45.02	Kenosha
45.03	Laona
45.04	Lakewood
45.05	Chippewa Falls
46	Roberts Crossing Shopping Center									1.48	1.29
47	Quality Suites Hickory									2.12	1.91
48	Wingate by Wyndham Round Rock									2.44	2.13
49	65 West 95th Owners Corp.	21,600,000	22.0%	16.1%	10	0	0	(83,242)	500,000	4.42	4.42
50	Carolina Village MHC									1.43	1.42
51	Center Grove Estates									1.66	1.59
52	Colorado Owners, Inc.	22,200,000	20.2%	44.1%	60	0	0	493,020	750,000	7.31	7.31

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Coop -Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/Investor Carry	Coop - Committed Secondary Debt	U/W NOI DSCR (x)(4)	U/W NCF DSCR (x)(4)(5)
53	Congress Owners, Ltd.	42,000,000	10.7%	3.7%	3	1	0	NAV	500,000	11.26	11.26
54	24535 Owners Corp.	23,500,000	18.9%	25.7%	19	9	0	34,784	500,000	6.31	6.31
55	Storage Plus Self Storage									1.54	1.53
56	4721 Calle Carga									1.34	1.23
57	Comfort Suites Austin									1.63	1.44
58	Towne Storage-South Jordan									1.29	1.25
59	ACG Conlon Portfolio									1.73	1.69
59.01	Southside MHC
59.02	Village Green MHC
60	Belle Promenade Shoppes									1.41	1.26
61	Tops Plaza									1.45	1.32
62	333 Bronx River Tenants Corp.	22,600,000	17.6%	17.2%	28	0	0	50,247	500,000	5.82	5.82
63	Linden Hill No. 2 Cooperative Corp.	67,700,000	5.9%	0.0%	0	0	0		500,000	20.51	20.51
64	Grinnell Housing Development Fund Corporation	41,400,000	9.6%	0.0%	0	0	0		1,000,000	11.29	11.29
65	Emerson Plaza									1.75	1.49
66	Neighbors Emergency Center									1.71	1.68
67	Hartsdale Gardens Owners Corp.	13,000,000	28.8%	27.0%	20	0	0	151,525		4.32	4.32
68	Infinite Self Storage Hendricks									1.38	1.33
69	Bandera at Woodlawn									1.53	1.39
70	Summit Marketplace									1.43	1.35
71	Pelhamdale Manor Corp.	16,900,000	21.3%	7.0%	6	0	0	14,143	500,000	5.76	5.76
72	Arlington Square-MI									2.07	1.78
73	Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc.	76,600,000	4.6%	0.0%	0	0	0		1,000,000	31.99	31.99
74	Fort Totten Apartments									2.31	2.24
75	The Oaks Plaza									1.57	1.45
76	Lakefront 17 LLC									1.65	1.46
77	Tara Close Apartments Corp.	14,100,000	23.9%	21.2%	19	0	2	119,782		3.93	3.93
78	CVS Algonac									1.26	1.25
79	64th Apartment Corp.	18,600,000	16.6%	14.3%	0	17	0	19,872		8.74	8.74
80	Rankin Industrial Buildings									1.83	1.48
81	3050 Fairfield Avenue Owners Corp.	10,500,000	28.5%	31.9%	23	0	0	165,096	500,000	4.96	4.96
82	Metro Woods Apartments									2.36	2.12
83	285 Riverside Drive Corp.	78,000,000	3.6%	0.0%	0	0	0			30.84	30.84
84	Stonebrook Place Shopping Center									1.62	1.48
85	Pecan Villa MHP									1.64	1.61
86	Spring Hill Office II									1.54	1.41
87	Walgreens - Houston									1.29	1.29
88	M&M MHP									1.35	1.33
89	343 King Street									1.24	1.18
90	135 Willow Owners Corp.	44,000,000	4.5%	0.0%	0	0	0		500,000	25.42	25.42
91	Middlebury Self Storage									1.65	1.63
92	Timberline and Echo Valley MHP									1.51	1.43
93	3123 Fire Road									1.46	1.32
94	Easy-Stor Self Storage									1.48	1.42
95	Secured Storage									1.81	1.74
96	6535 Broadway Owners Corp.	6,500,000	27.7%	25.0%	14	0	1	53,039		6.34	6.34
97	16 Canterbury Corp.	10,500,000	17.1%	4.5%	2	0	0	4,691	250,000	7.12	7.12
98	Hampton House Tenants Corp.	13,100,000	13.7%	1.6%	0	1	0	(42)	250,000	8.30	8.30
99	Great Indoors Self Storage									1.54	1.52
100	90 Eighth Avenue Housing Co., Inc.	34,600,000	4.9%	1.8%	1	0	0	38,038	250,000	24.22	24.22
101	Barclay Plaza Owners, Inc.	8,400,000	19.6%	4.2%	0	0	2		200,000	6.20	6.20
102	Fairfax House Owners, Inc.	10,200,000	15.6%	20.3%	12	0	0	96,974	500,000	7.27	7.27
103	Parkway Village Shopping Center									1.61	1.40
104	East Hampton Mews Tenants Corp.	23,600,000	6.3%	0.0%	0	0	0		200,000	21.09	21.09
105	A1 Stateline Self Storage									1.80	1.79
106	588 Main Avenue									1.70	1.66
107	Heathcote Manor Owners Corp.	4,600,000	28.1%	13.9%	5	0	0	35,907		4.05	4.05
108	Starbucks Plaza									1.95	1.84
109	Palm Bay Self Storage									1.35	1.30
110	Garden Hamilton, Inc.	7,200,000	16.6%	0.0%	0	0	0			7.34	7.34
111	Teliman Holding Corp.	7,400,000	14.8%	0.0%	0	0	0			8.81	8.81
112	Gramatan Court Apartments, Inc.	12,500,000	8.0%	0.0%	0	0	0		800,000	13.88	13.88

A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Cut-off Date LTV Ratio(4)(5)(8)	LTV Ratio at Maturity or ARD(4)(8)	Cut-off Date U/W NOI Debt Yield(4)	Cut-off Date U/W NCF Debt Yield(4)(5)	U/W Revenues ($)(9)	U/W Expenses ($)	U/W Net Operating Income ($)	U/W Replacement ($)	U/W TI/LC ($)	U/W Net Cash Flow ($)	Occupancy Rate(2)(3)	Occupancy as-of Date	U/W Hotel ADR
1	North Dallas Retail Portfolio	63.2%	63.2%	9.1%	8.3%	10,995,541	3,607,237	7,388,304	188,547	470,303	6,729,454	97.0%	11/25/2015
1.01	Heritage Heights					1,768,829	560,465	1,208,363	23,972	73,099	1,111,292	98.2%	11/25/2015
1.02	The Highlands					1,675,783	545,771	1,130,012	25,353	71,461	1,033,198	96.4%	11/25/2015
1.03	Josey Oaks Crossing					1,562,654	512,319	1,050,335	23,050	62,227	965,059	97.9%	11/25/2015
1.04	Hunter’s Glen Crossing					1,521,291	509,610	1,011,681	26,193	61,077	924,411	97.0%	11/25/2015
1.05	Flower Mound Crossing					1,444,814	463,024	981,790	22,843	63,019	895,928	100.0%	11/25/2015
1.06	Park West Plaza					1,170,240	320,467	849,773	23,234	59,468	767,072	98.5%	11/25/2015
1.07	Cross Timbers Court					1,024,396	341,929	682,467	21,663	38,525	622,278	94.4%	11/25/2015
1.08	14th Street Market					827,535	353,651	473,884	22,240	41,428	410,216	93.6%	11/25/2015
2	Marriott Melville Long Island	58.4%	52.3%	13.0%	11.2%	21,309,102	13,643,381	7,665,721	1,065,455	0	6,600,266	62.8%	11/30/2015	178
3	Technology Station	50.8%	46.1%	12.1%	11.3%	7,786,467	1,760,742	6,025,725	24,632	334,423	5,666,670	100.0%	12/1/2015
4	Chicago Industrial Portfolio I	72.9%	63.4%	9.0%	8.2%	6,416,686	2,459,074	3,957,612	162,758	154,179	3,640,675	89.1%	Various
4.01	3211 Oak Grove Avenue					363,559	275,283	88,276	11,281	9,332	67,663	49.5%	8/5/2015
4.02	8100 South 77th Avenue					698,953	210,124	488,830	2,300	-59,287	545,816	100.0%	2/1/2016
4.03	2701 South Western Avenue					592,330	222,567	369,763	12,339	25,542	331,883	100.0%	7/28/2015
4.04	1560 Frontenac Road					427,823	107,771	320,052	22,258	10,095	287,699	100.0%	2/1/2016
4.05	2785 Algonquin Road					632,027	255,861	376,166	4,100	20,421	351,645	100.0%	2/1/2016
4.06	951 Corporate Grove Drive					261,677	137,575	124,102	7,986	12,052	104,063	50.0%	7/28/2015
4.07	1225-1229 Lakeside Drive					371,598	135,285	236,313	19,315	21,498	195,501	100.0%	9/30/2015
4.08	733-747 Kimberly Drive					447,550	179,134	268,417	13,393	12,677	242,346	88.9%	8/5/2015
4.09	12500 Lombard Lane					518,074	222,472	295,602	23,274	23,366	248,961	100.0%	4/1/2015
4.10	2500-2518 Wisconsin Avenue					328,946	102,260	226,686	7,360	9,439	209,886	92.0%	1/1/2016
4.11	2460-2478 Wisconsin Avenue					289,539	103,592	185,946	7,360	8,227	170,359	80.4%	1/1/2016
4.12	2095-2105 Hammond Drive					400,898	163,302	237,596	8,941	12,427	216,228	100.0%	2/1/2016
4.13	877 North Larch Avenue					265,227	75,332	189,895	3,754	11,320	174,821	100.0%	2/1/2016
4.14	2011 Swanson Court					277,653	80,961	196,692	4,410	12,177	180,105	100.0%	7/28/2015
4.15	3705 Stern Avenue					140,593	56,475	84,118	2,911	4,311	76,896	100.0%	12/1/2015
4.16	5727 95th Avenue					166,551	42,796	123,755	5,200	6,267	112,288	100.0%	2/1/2016
4.17	420 West Wrightwood Avenue					125,575	31,733	93,842	5,058	6,366	82,418	100.0%	2/1/2016
4.18	1463 Lunt Avenue					108,113	56,551	51,561	1,519	7,948	42,095	100.0%	2/1/2016
5	Preferred Freezer - Newark	60.4%	60.4%	10.1%	9.6%	5,019,645	1,345,883	3,673,762	88,801	122,903	3,462,057	100.0%	2/1/2016
6	10 South LaSalle Street	63.1%	63.1%	12.2%	10.2%	25,604,042	12,785,427	12,818,615	195,357	1,893,938	10,729,321	88.9%	11/20/2015
7	Hilton Wilmington/Christiana	56.5%	49.5%	13.5%	11.5%	14,278,089	10,363,549	3,914,540	571,124	0	3,343,417	78.1%	11/30/2015	134
8	TownePlace Suites Redwood City	67.7%	62.9%	11.0%	10.1%	5,536,724	2,787,335	2,749,389	221,469	0	2,527,920	87.5%	9/30/2015	188
9	Cottonwood Shopping Center	72.2%	63.7%	9.5%	8.6%	2,715,447	709,532	2,005,915	43,624	146,104	1,816,187	98.3%	9/30/2015
10	PRA Health Sciences	67.4%	59.2%	8.9%	8.2%	3,311,268	1,444,338	1,866,930	21,402	130,684	1,714,844	100.0%	2/1/2016
11	Orlando Plaza Garage	62.8%	51.9%	9.0%	8.9%	3,060,832	1,177,332	1,883,500	12,610	0	1,870,890	NAV	NAV
12	Northline Industrial Center	73.3%	68.4%	13.7%	11.0%	4,581,404	1,846,917	2,734,487	315,900	210,457	2,208,130	94.5%	10/9/2015
13	Wilshire Plaza	71.7%	59.3%	8.8%	8.2%	2,179,840	487,296	1,692,544	18,256	90,365	1,583,923	94.6%	11/18/2015
14	Northview Harbor Apartments	62.6%	55.5%	8.8%	8.4%	3,064,872	1,431,331	1,633,542	90,000	0	1,543,542	97.8%	10/20/2015
15	Gill Park Cooperative	46.2%	25.6%	13.0%	13.0%	4,559,823	2,225,378	2,334,445	71,500	0	2,334,445	95.0%	3/4/2015
16	Tharp Retail Portfolio	63.5%	52.8%	11.2%	10.1%	2,532,122	725,044	1,807,078	24,511	152,772	1,629,795	98.6%	Various
16.01	Belmont Center					643,252	153,755	489,497	5,400	38,730	445,367	96.6%	12/23/2015
16.02	CSL Plasma Center					440,492	100,439	340,053	3,017	20,888	316,149	100.0%	2/1/2016
16.03	Emerson Center North					386,741	115,685	271,056	6,198	30,014	234,844	97.9%	12/23/2015
16.04	Shadeland Center					252,055	66,913	185,141	953	11,374	172,815	100.0%	12/23/2015
16.05	Gateway Office Center					291,250	110,690	180,560	4,260	21,077	155,223	100.0%	2/1/2016
16.06	Girls School Road Center					217,281	78,055	139,226	2,740	10,843	125,643	100.0%	12/23/2015
16.07	Crawfordsville South Center					164,704	48,057	116,646	653	6,118	109,875	100.0%	12/23/2015
16.08	National Road Center					136,347	51,448	84,899	1,291	13,729	69,879	100.0%	12/23/2015
17	South Creek Retail	60.8%	55.8%	9.3%	8.7%	1,906,104	466,195	1,439,908	11,918	83,927	1,344,064	95.1%	12/1/2015
18	Waterford Landing Apartments	66.2%	58.4%	8.8%	8.3%	2,608,735	1,248,650	1,360,086	72,280	0	1,287,806	95.4%	11/16/2015
19	The Landings at 56th	71.4%	66.1%	8.8%	8.2%	2,904,909	1,565,317	1,339,592	94,500	0	1,245,092	92.9%	11/16/2015
20	Maple Plaza Housing Development Fund Corporation	12.7%	10.1%	30.5%	30.5%	6,130,121	2,033,400	4,096,721	48,500	0	4,096,721	95.8%	6/17/2015
21	Hampton Inn Suites Ontario	69.5%	57.0%	12.3%	11.1%	3,674,118	2,132,661	1,541,457	146,965	0	1,394,492	83.6%	11/30/2015	129
22	Mission Bay Self Storage	75.0%	66.1%	8.4%	8.3%	1,504,772	570,838	933,933	11,276	0	922,657	87.6%	10/9/2015
23	Compass Self Storage Portfolio	68.5%	60.6%	8.9%	8.7%	1,530,220	568,643	961,577	18,223	0	943,354	94.1%	Various
23.01	Compass Self Storage					991,806	373,025	618,781	9,288	0	609,493	89.6%	11/2/2015
23.02	ABM Self Storage					538,414	195,618	342,797	8,936	0	333,861	98.5%	9/30/2015
24	Marketplace at Rivergate	64.4%	56.5%	10.3%	9.5%	1,277,341	298,980	978,360	10,902	61,377	906,082	81.2%	9/2/2015
25	Infinite Self Storage Portfolio	74.2%	65.0%	8.3%	8.1%	1,238,773	449,512	789,261	20,720	0	768,540	83.3%	11/30/2015
25.01	Infinite Self Storage - East 52nd					752,111	252,479	499,632	10,988	0	488,644	88.5%	11/30/2015
25.02	Infinite Self Storage - Loveland					486,662	197,034	289,629	9,733	0	279,896	77.6%	11/30/2015
26	Sequoia Center Building 1400	75.0%	64.9%	9.1%	8.2%	1,460,427	619,948	840,480	14,400	67,716	758,364	100.0%	10/2/2015
27	Pelham Commons	68.3%	57.0%	9.1%	8.5%	1,130,234	317,959	812,275	11,481	45,018	755,777	85.7%	11/18/2015
28	Seminole Orange Plaza Center	72.3%	62.1%	7.7%	7.6%	708,791	58,019	650,772	1,966	3,060	645,746	100.0%	8/18/2015
29	Hampton Inn - Cincinnati Airport North	68.5%	56.4%	12.9%	11.8%	2,439,544	1,343,718	1,095,825	97,582	0	998,243	76.5%	8/31/2015	109
30	Walgreens Portfolio	70.3%	58.0%	8.1%	8.1%	704,128	17,361	686,767	0	0	686,767	100.0%	2/1/2016
30.01	Walgreens - Claremore					401,940	8,856	393,084	0	0	393,084	100.0%	2/1/2016
30.02	Walgreens - Rainbow					302,188	8,505	293,683	0	0	293,683	100.0%	2/1/2016
31	Locker Room Portfolio	65.1%	57.4%	10.6%	10.6%	1,315,449	451,677	863,772	5,782	0	857,990	97.3%	10/1/2015
31.01	Locker Room - 62nd Street					704,856	219,702	485,153	3,886	0	481,268	96.5%	10/1/2015
31.02	Locker Room - Aramingo					610,593	231,975	378,618	1,896	0	376,722	98.0%	10/1/2015
32	2 & 6 Terri Lane	71.7%	59.3%	10.2%	9.0%	1,244,420	461,846	782,573	24,468	73,405	684,699	90.7%	6/1/2015
33	Hampton Inn Carmel, IN	53.8%	39.8%	16.9%	15.1%	3,372,967	2,110,611	1,262,356	134,919	0	1,127,438	80.0%	10/31/2015	118
34	San Bernardino Marketplace	60.2%	57.5%	9.6%	8.9%	1,194,404	479,554	714,850	11,748	40,039	663,063	98.4%	10/20/2015
35	711 Shore Road Owners Corp.	23.1%	18.4%	19.0%	19.0%	2,093,986	766,000	1,327,986	28,000	0	1,327,986	96.0%	8/6/2015
36	440 East 79th Street Owners Corp.	4.0%	3.2%	76.8%	76.8%	8,978,056	3,999,300	4,978,756	52,900	0	4,978,756	96.1%	10/22/2015
37	Summer Glen Apartments	73.1%	60.5%	10.0%	9.4%	1,033,218	422,386	610,832	33,345	0	577,487	97.0%	9/30/2015
38	37600 Filbert Street	73.0%	60.4%	9.8%	9.3%	739,052	150,574	588,477	6,005	24,867	557,605	100.0%	10/26/2015
39	Shea 70 Plaza	69.1%	61.4%	9.4%	8.7%	728,873	176,199	552,674	5,042	35,362	512,270	100.0%	11/13/2015
40	215 South Center Street & 210 East Third Street	69.5%	56.7%	10.6%	9.5%	965,205	347,279	617,926	9,781	52,782	555,362	88.7%	10/31/2015
41	Carson Building	63.4%	52.3%	9.8%	8.9%	752,324	209,937	542,387	5,737	46,791	489,859	100.0%	10/1/2015
42	Midtown Market	73.6%	67.8%	10.2%	9.7%	839,344	298,638	540,707	4,870	22,726	513,111	92.2%	11/4/2015
43	Hy-Vee Waterloo	72.6%	59.8%	8.4%	8.0%	449,400	4,494	444,906	4,826	17,539	422,542	100.0%	2/1/2016
44	505 Central Avenue Corp.	23.1%	18.3%	47.9%	47.9%	4,036,712	1,551,500	2,485,212	37,000	0	2,485,212	95.0%	10/8/2015
45	Wisconsin Retail Portfolio	64.8%	54.2%	10.7%	10.0%	789,236	233,269	555,967	7,101	30,000	518,866	93.4%	Various
45.01	Wisconsin Rapids					377,242	119,975	257,267	4,557	17,600	235,111	88.7%	10/13/2015
45.02	Kenosha					214,931	74,725	140,206	824	3,580	135,803	100.0%	10/13/2015
45.03	Laona					74,190	13,875	60,316	455	3,160	56,702	100.0%	2/1/2016
45.04	Lakewood					68,274	12,815	55,460	545	3,160	51,755	100.0%	2/1/2016
45.05	Chippewa Falls					54,598	11,879	42,718	720	2,502	39,496	100.0%	2/1/2016
46	Roberts Crossing Shopping Center	68.0%	56.5%	9.8%	8.6%	854,688	363,329	491,359	11,762	51,530	428,067	100.0%	11/5/2015
47	Quality Suites Hickory	54.2%	41.0%	15.0%	13.5%	1,805,867	1,067,504	738,363	72,867	0	665,496	66.7%	10/31/2015	64
48	Wingate by Wyndham Round Rock	51.5%	42.5%	15.9%	13.9%	2,433,919	1,673,083	760,836	97,357	0	663,479	69.2%	10/31/2015	74
49	65 West 95th Owners Corp.	9.2%	7.2%	24.9%	24.9%	2,430,129	1,248,149	1,181,980	15,100	0	1,181,980	96.0%	11/23/2015
50	Carolina Village MHC	58.0%	52.4%	9.3%	9.2%	573,595	137,451	436,144	5,184	0	430,960	76.5%	10/1/2015
51	Center Grove Estates	50.2%	38.2%	12.1%	11.6%	990,052	428,231	561,821	21,964	0	539,857	65.6%	11/3/2015
52	Colorado Owners, Inc.	13.2%	11.7%	35.9%	35.9%	2,779,342	1,168,880	1,610,462	31,500	0	1,610,462	95.0%	9/1/2015
A-1-13

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Cut-off Date LTV Ratio(4)(5)(8)	LTV Ratio at Maturity or ARD(4)(8)	Cut-off Date U/W NOI Debt Yield(4)	Cut-off Date U/W NCF Debt Yield(4)(5)	U/W Revenues ($)(9)	U/W Expenses ($)	U/W Net Operating Income ($)	U/W Replacement ($)	U/W TI/LC ($)	U/W Net Cash Flow ($)	Occupancy Rate(2)(3)	Occupancy as-of Date	U/W Hotel ADR
53	Congress Owners, Ltd.	6.3%	5.0%	63.3%	63.3%	4,203,874	1,367,200	2,836,674	22,000	0	2,836,674	95.0%	7/2/2015
54	24535 Owners Corp.	8.4%	6.7%	35.7%	35.7%	3,386,285	1,800,150	1,586,135	20,500	0	1,586,135	96.1%	10/9/2015
55	Storage Plus Self Storage	66.2%	57.2%	9.9%	9.8%	629,847	192,568	437,279	2,584	1,650	433,045	97.4%	12/10/2015
56	4721 Calle Carga	64.2%	61.5%	8.9%	8.2%	522,117	138,020	384,096	9,568	20,921	353,607	100.0%	2/1/2016
57	Comfort Suites Austin	67.9%	51.7%	11.9%	10.5%	1,469,759	960,528	509,230	58,790	0	450,440	63.6%	8/31/2015	95
58	Towne Storage-South Jordan	70.0%	59.0%	8.3%	8.0%	582,871	235,327	347,544	9,851	0	337,693	86.7%	10/13/2015
59	ACG Conlon Portfolio	70.9%	58.5%	11.2%	10.9%	916,525	456,816	459,709	12,516	0	447,192	92.3%	12/1/2015
59.01	Southside MHC					401,681	154,680	247,001	5,523	0	241,478	100.0%	12/1/2015
59.02	Village Green MHC					514,844	302,136	212,708	6,994	0	205,714	84.4%	12/1/2015
60	Belle Promenade Shoppes	72.1%	60.0%	9.5%	8.5%	573,405	195,509	377,897	5,955	33,107	338,835	83.4%	11/18/2015
61	Tops Plaza	74.7%	61.9%	9.6%	8.7%	620,621	238,434	382,187	8,055	25,288	348,844	100.0%	12/23/2015
62	333 Bronx River Tenants Corp.	17.3%	12.5%	36.9%	36.9%	2,652,945	1,183,789	1,469,156	27,900	0	1,469,156	95.0%	8/25/2015
63	Linden Hill No. 2 Cooperative Corp.	5.5%	4.4%	118.7%	118.7%	8,911,430	4,184,000	4,727,430	96,000	0	4,727,430	96.0%	8/25/2015
64	Grinnell Housing Development Fund Corporation	3.2%	2.6%	62.2%	62.2%	4,123,112	1,646,950	2,476,162	42,000	0	2,476,162	95.0%	9/14/2015
65	Emerson Plaza	74.1%	60.4%	10.9%	9.2%	717,986	291,408	426,577	16,417	47,330	362,830	92.3%	11/13/2015
66	Neighbors Emergency Center	58.5%	47.8%	10.5%	10.3%	570,976	158,828	412,148	0	7,560	404,588	100.0%	2/1/2016
67	Hartsdale Gardens Owners Corp.	22.4%	17.8%	24.3%	24.3%	1,718,085	808,100	909,985	25,000	0	909,985	96.0%	10/21/2015
68	Infinite Self Storage Hendricks	74.3%	65.1%	8.4%	8.2%	468,798	157,314	311,484	9,533	0	301,951	76.2%	11/30/2015
69	Bandera at Woodlawn	68.1%	59.0%	9.9%	9.0%	545,822	181,849	363,973	5,150	28,800	330,023	100.0%	12/7/2015
70	Summit Marketplace	69.9%	61.8%	9.2%	8.6%	540,310	210,901	329,410	2,724	16,693	309,993	100.0%	11/5/2015
71	Pelhamdale Manor Corp.	14.5%	11.5%	32.8%	32.8%	2,025,132	844,900	1,180,232	25,000	0	1,180,232	96.0%	9/28/2015
72	Arlington Square-MI	59.9%	48.9%	13.0%	11.1%	840,168	374,820	465,348	15,946	49,779	399,623	87.5%	11/5/2015
73	Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc.	4.8%	4.2%	158.6%	158.6%	8,725,512	3,184,550	5,540,962	92,400	0	5,540,962	95.0%	9/18/2015
74	Fort Totten Apartments	31.2%	19.4%	17.8%	17.2%	1,165,902	543,591	622,311	21,000	0	601,311	95.2%	9/25/2015
75	The Oaks Plaza	70.4%	58.0%	10.1%	9.3%	540,330	189,446	350,884	4,455	22,758	323,671	95.8%	11/1/2015
76	Lakefront 17 LLC	63.0%	55.2%	10.1%	9.0%	644,340	300,343	343,997	6,717	32,358	304,922	95.6%	9/30/2015
77	Tara Close Apartments Corp.	23.7%	14.3%	28.2%	28.2%	1,855,639	903,871	951,768	15,000	0	951,768	95.0%	9/9/2015
78	CVS Algonac	66.6%	55.3%	8.4%	8.3%	296,163	28,428	267,735	3,538	0	264,198	100.0%	2/1/2016
79	64th Apartment Corp.	12.2%	10.7%	43.3%	43.3%	2,327,703	986,470	1,341,233	27,000	0	1,341,233	95.0%	9/18/2015
80	Rankin Industrial Buildings	68.7%	56.2%	11.5%	9.3%	602,537	247,484	355,053	18,839	48,095	288,119	89.8%	11/24/2015
81	3050 Fairfield Avenue Owners Corp.	14.2%	12.5%	24.5%	24.5%	1,831,535	1,096,800	734,735	27,800	0	734,735	96.0%	10/29/2015
82	Metro Woods Apartments	63.2%	51.8%	14.9%	13.5%	1,039,329	593,287	446,042	43,800	0	402,242	95.2%	10/4/2015
83	285 Riverside Drive Corp.	1.6%	1.3%	174.9%	174.9%	7,143,715	2,268,511	4,875,204	36,000	0	4,875,204	95.0%	6/15/2015
84	Stonebrook Place Shopping Center	68.9%	59.1%	10.0%	9.2%	443,988	183,066	260,923	3,733	18,667	238,522	88.1%	9/30/2015
85	Pecan Villa MHP	58.5%	48.8%	11.1%	10.9%	430,897	153,554	277,342	6,100	0	271,242	90.2%	12/1/2015
86	Spring Hill Office II	73.3%	64.9%	9.9%	9.1%	337,223	97,073	240,150	3,034	16,280	220,836	100.0%	10/31/2015
87	Walgreens - Houston	66.3%	54.8%	8.4%	8.4%	192,555	5,171	187,384	0	0	187,384	100.0%	2/1/2016
88	M&M MHP	74.4%	61.3%	8.7%	8.6%	244,188	62,019	182,169	2,600	0	179,569	100.0%	12/1/2015
89	343 King Street	63.4%	52.3%	8.1%	7.7%	208,489	47,472	161,017	421	7,023	153,573	100.0%	2/1/2016
90	135 Willow Owners Corp.	2.6%	2.0%	143.4%	143.4%	4,310,245	1,450,339	2,859,906	20,000	0	2,859,906	95.0%	10/29/2015
91	Middlebury Self Storage	67.9%	58.8%	10.6%	10.5%	318,512	112,286	206,226	1,656	0	204,570	98.8%	11/2/2015
92	Timberline and Echo Valley MHP	55.0%	36.0%	12.9%	12.2%	499,456	248,321	251,135	13,750	0	237,385	75.6%	11/1/2015
93	3123 Fire Road	74.8%	55.8%	10.1%	9.2%	302,970	106,101	196,869	2,677	16,125	178,067	89.0%	11/30/2015
94	Easy-Stor Self Storage	71.7%	60.4%	9.5%	9.1%	333,949	150,905	183,044	7,819	0	175,225	85.0%	9/30/2015
95	Secured Storage	72.2%	62.6%	11.7%	11.3%	300,818	87,839	212,980	4,403	3,000	205,577	100.0%	11/1/2015
96	6535 Broadway Owners Corp.	19.7%	19.7%	26.1%	26.1%	986,431	516,230	470,201	13,600	0	470,201	95.0%	8/6/2015
97	16 Canterbury Corp.	15.6%	12.4%	40.8%	40.8%	1,147,041	414,300	732,741	9,700	0	732,741	96.0%	11/20/2015
98	Hampton House Tenants Corp.	12.0%	9.5%	47.4%	47.4%	1,332,147	481,662	850,485	14,000	0	850,485	95.0%	8/26/2015
99	Great Indoors Self Storage	56.3%	49.8%	9.9%	9.8%	282,283	106,566	175,717	2,029	0	173,688	77.6%	11/12/2015
100	90 Eighth Avenue Housing Co., Inc.	2.1%	1.7%	137.8%	137.8%	3,305,828	967,150	2,338,678	20,600	0	2,338,678	95.9%	11/6/2015
101	Barclay Plaza Owners, Inc.	14.3%	11.4%	35.8%	35.8%	846,221	256,800	589,421	8,400	0	589,421	96.0%	9/15/2015
102	Fairfax House Owners, Inc.	10.5%	8.3%	41.5%	41.5%	1,105,132	442,498	662,634	12,000	0	662,634	95.0%	5/22/2015
103	Parkway Village Shopping Center	68.0%	56.3%	10.5%	9.2%	241,875	77,908	163,967	3,343	17,256	143,368	100.0%	9/3/2015
104	East Hampton Mews Tenants Corp.	7.1%	5.6%	118.5%	118.5%	2,161,940	388,982	1,772,958	12,200	0	1,772,958	96.0%	9/18/2015
105	A1 Stateline Self Storage	64.2%	55.3%	11.4%	11.4%	265,142	99,243	165,899	534	0	165,365	99.3%	11/6/2015
106	588 Main Avenue	52.6%	39.3%	11.8%	11.5%	210,668	46,141	164,527	1,662	2,866	159,998	100.0%	11/20/2015
107	Heathcote Manor Owners Corp.	26.2%	20.8%	23.1%	23.1%	639,513	340,955	298,558	6,700	0	298,558	95.0%	8/25/2015
108	Starbucks Plaza	49.8%	37.1%	13.4%	12.7%	277,996	104,611	173,385	1,176	7,836	164,373	100.0%	10/1/2015
109	Palm Bay Self Storage	68.8%	58.2%	8.7%	8.4%	249,817	138,506	111,310	4,095	0	107,215	78.9%	9/30/2015
110	Garden Hamilton, Inc.	11.7%	9.3%	42.3%	42.3%	912,730	406,900	505,830	10,100	0	505,830	96.0%	10/9/2015
111	Teliman Holding Corp.	7.1%	6.4%	45.3%	45.3%	664,903	167,800	497,103	2,900	0	497,103	96.2%	4/29/2015
112	Gramatan Court Apartments, Inc.	4.7%	3.4%	87.7%	87.7%	1,277,338	405,800	871,538	12,100	0	871,538	96.0%	9/8/2015

A-1-14

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	U/W Hotel RevPAR	Most Recent Period	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent Capital Expenditures	Most Recent NCF ($)	Most Recent Hotel ADR	Most Recent Hotel RevPAR	Second Most Recent Period
1	North Dallas Retail Portfolio		TTM 7/31/2015	11,209,056	3,290,881	7,918,175	0	7,918,175			Actual 2014
1.01	Heritage Heights		TTM 7/31/2015	1,779,156	487,272	1,291,884	0	1,291,884			Actual 2014
1.02	The Highlands		TTM 7/31/2015	1,644,037	521,538	1,122,499	0	1,122,499			Actual 2014
1.03	Josey Oaks Crossing		TTM 7/31/2015	1,449,122	371,733	1,077,389	0	1,077,389			Actual 2014
1.04	Hunter’s Glen Crossing		TTM 7/31/2015	1,433,624	447,522	986,102	0	986,102			Actual 2014
1.05	Flower Mound Crossing		TTM 7/31/2015	1,501,147	447,229	1,053,918	0	1,053,918			Actual 2014
1.06	Park West Plaza		TTM 7/31/2015	1,127,750	301,343	826,407	0	826,407			Actual 2014
1.07	Cross Timbers Court		TTM 7/31/2015	1,172,031	353,644	818,387	0	818,387			Actual 2014
1.08	14th Street Market		TTM 7/31/2015	1,102,189	360,600	741,589	0	741,589			Actual 2014
2	Marriott Melville Long Island	112	TTM 11/30/2015	21,309,102	13,859,424	7,449,678	684,683	6,764,995	178	112	Actual 2014
3	Technology Station		TTM 10/31/2015	7,293,040	1,425,361	5,867,679	0	5,867,679			Actual 2014
4	Chicago Industrial Portfolio I		Various	6,517,074	2,672,029	3,845,045	0	3,845,045			Actual 2014
4.01	3211 Oak Grove Avenue		Annualized 10 10/31/2015	349,671	344,588	5,083	0	5,083			Actual 2014
4.02	8100 South 77th Avenue		TTM 10/31/2015	701,531	165,490	536,041	0	536,041			Actual 2014
4.03	2701 South Western Avenue		Annualized 10 10/31/2015	431,107	246,123	184,984	0	184,984			Actual 2014
4.04	1560 Frontenac Road		Annualized 10 10/31/2015	408,068	118,856	289,211	0	289,211			Actual 2014
4.05	2785 Algonquin Road		TTM 10/31/2015	657,457	274,702	382,755	0	382,755			Actual 2014
4.06	951 Corporate Grove Drive		Annualized 10 10/31/2015	471,432	160,001	311,431	0	311,431			Actual 2014
4.07	1225-1229 Lakeside Drive		Annualized 10 10/31/2015	195,607	145,934	49,673	0	49,673			Actual 2014
4.08	733-747 Kimberly Drive		Annualized 10 10/31/2015	461,482	174,612	286,870	0	286,870			Actual 2014
4.09	12500 Lombard Lane		Annualized 10 10/31/2015	522,653	259,518	263,135	0	263,135			Actual 2014
4.10	2500-2518 Wisconsin Avenue		TTM 10/31/2015	363,383	117,798	245,586	0	245,586			Actual 2014
4.11	2460-2478 Wisconsin Avenue		TTM 10/31/2015	444,443	123,472	320,971	0	320,971			Actual 2014
4.12	2095-2105 Hammond Drive		Annualized 10 10/31/2015	351,585	183,820	167,765	0	167,765			Actual 2014
4.13	877 North Larch Avenue		Annualized 10 10/31/2015	208,242	14,936	193,305	0	193,305			Actual 2014
4.14	2011 Swanson Court		Annualized 10 10/31/2015	419,478	125,555	293,924	0	293,924			Actual 2014
4.15	3705 Stern Avenue		Annualized 10 10/31/2015	140,150	74,054	66,096	0	66,096			Actual 2014
4.16	5727 95th Avenue		Annualized 10 10/31/2015	161,604	38,813	122,791	0	122,791			Actual 2014
4.17	420 West Wrightwood Avenue		Annualized 10 10/31/2015	115,060	36,766	78,293	0	78,293			Actual 2014
4.18	1463 Lunt Avenue		Annualized 10 10/31/2015	114,119	66,991	47,128	0	47,128			Actual 2014
5	Preferred Freezer - Newark		Actual 2014	3,564,000	0	3,564,000	0	3,564,000			Actual 2013
6	10 South LaSalle Street		TTM 9/30/2015	23,223,489	11,366,068	11,857,421	0	11,857,421			Actual 2014
7	Hilton Wilmington/Christiana	105	TTM 11/30/2015	14,278,089	10,377,428	3,900,661	428,343	3,472,318	134	105	Actual 2014
8	TownePlace Suites Redwood City	158	TTM 9/30/2015	5,762,921	2,590,689	3,172,232	0	3,172,232	188	164	Actual 2014
9	Cottonwood Shopping Center		TTM 8/31/2015	2,730,092	557,676	2,172,416	0	2,172,416			Actual 2014
10	PRA Health Sciences		NAV	NAV	NAV	NAV	NAV	NAV			NAV
11	Orlando Plaza Garage		TTM 11/30/2015	3,060,832	1,172,153	1,888,679	0	1,888,679			Actual 2014
12	Northline Industrial Center		Actual 2014	3,954,605	1,514,858	2,439,747	0	2,439,747			Actual 2013
13	Wilshire Plaza		TTM 10/31/2015	1,803,532	432,893	1,370,639	0	1,370,639			Actual 2014
14	Northview Harbor Apartments		TTM 10/31/2015	3,055,268	1,462,754	1,592,514	0	1,592,514			Actual 2014
15	Gill Park Cooperative
16	Tharp Retail Portfolio		TTM 10/31/2015	2,444,865	483,193	1,961,672	0	1,961,672			Actual 2014
16.01	Belmont Center		TTM 10/31/2015	613,444	103,444	510,000	0	510,000			Actual 2014
16.02	CSL Plasma Center		TTM 10/31/2015	390,420	25,176	365,244	0	365,244			Actual 2014
16.03	Emerson Center North		TTM 10/31/2015	420,346	108,806	311,540	0	311,540			Actual 2014
16.04	Shadeland Center		TTM 10/31/2015	276,459	59,138	217,321	0	217,321			Actual 2014
16.05	Gateway Office Center		TTM 10/31/2015	226,680	33,069	193,611	0	193,611			Actual 2014
16.06	Girls School Road Center		TTM 10/31/2015	228,345	63,820	164,525	0	164,525			Actual 2014
16.07	Crawfordsville South Center		TTM 10/31/2015	159,308	44,532	114,776	0	114,776			Actual 2014
16.08	National Road Center		TTM 10/31/2015	129,863	45,208	84,655	0	84,655			Actual 2014
17	South Creek Retail		TTM 10/31/2015	1,885,189	454,015	1,431,174	0	1,431,174			Actual 2014
18	Waterford Landing Apartments		TTM 10/31/2015	2,573,689	1,188,698	1,384,991	0	1,384,991			Actual 2014
19	The Landings at 56th		TTM 11/30/2015	2,904,909	1,595,919	1,308,990	0	1,308,990			Actual 2014
20	Maple Plaza Housing Development Fund Corporation
21	Hampton Inn Suites Ontario	108	TTM 11/30/2015	3,674,118	2,123,525	1,550,593	0	1,550,593	129	108	Actual 2014
22	Mission Bay Self Storage		TTM 10/31/2015	1,439,453	462,849	976,604	0	976,604			Actual 2014
23	Compass Self Storage Portfolio		TTM 9/30/2015	1,510,614	531,208	979,406	10,932	968,474			Actual 2014
23.01	Compass Self Storage		TTM 9/30/2015	972,361	334,883	637,478	10,932	626,546			Actual 2014
23.02	ABM Self Storage		TTM 9/30/2015	538,253	196,325	341,928	0	341,928			Actual 2014
24	Marketplace at Rivergate		TTM 9/30/2015	1,146,523	300,441	846,082	0	846,082			Actual 2014
25	Infinite Self Storage Portfolio		TTM 11/30/2015	1,240,298	438,056	802,242	0	802,242			Actual 2014
25.01	Infinite Self Storage - East 52nd		TTM 11/30/2015	753,636	247,627	506,008	0	506,008			Actual 2014
25.02	Infinite Self Storage - Loveland		TTM 11/30/2015	486,662	190,429	296,233	0	296,233			Actual 2014
26	Sequoia Center Building 1400		NAV	NAV	NAV	NAV	NAV	NAV			NAV
27	Pelham Commons		TTM 10/31/2015	974,453	271,214	703,239	0	703,239			Actual 2014
28	Seminole Orange Plaza Center		TTM 7/31/2015	734,249	62,124	672,125	0	672,125			Actual 2014
29	Hampton Inn - Cincinnati Airport North	79	TTM 8/31/2015	2,567,946	1,330,787	1,237,159	0	1,237,159	109	83	Actual 2014
30	Walgreens Portfolio		TTM 7/31/2015	711,240	44,431	666,809	0	666,809			Actual 2014
30.01	Walgreens - Claremore		TTM 7/31/2015	406,000	23,148	382,852	0	382,852			Actual 2014
30.02	Walgreens - Rainbow		TTM 7/31/2015	305,240	21,284	283,956	0	283,956			Actual 2014
31	Locker Room Portfolio		TTM 8/31/2015	1,315,449	391,018	924,431	0	924,431			Actual 2014
31.01	Locker Room - 62nd Street		TTM 8/31/2015	704,856	191,357	513,499	0	513,499			Actual 2014
31.02	Locker Room - Aramingo		TTM 8/31/2015	610,593	199,660	410,933	0	410,933			Actual 2014
32	2 & 6 Terri Lane		Actual 2014	1,269,683	549,945	719,738	-16,851	736,589			Actual 2013
33	Hampton Inn Carmel, IN	89	TTM 10/31/2015	3,668,959	2,073,838	1,595,121	0	1,595,121	121	96	Actual 2014
34	San Bernardino Marketplace		TTM 9/30/2015	948,262	290,029	658,233	0	658,233			Actual 2014
35	711 Shore Road Owners Corp.
36	440 East 79th Street Owners Corp.
37	Summer Glen Apartments		TTM 9/30/2015	989,789	415,641	574,148	27,000	547,148			Actual 2014
38	37600 Filbert Street		TTM 10/31/2015	646,980	74,235	572,745	0	572,745			Actual 2014
39	Shea 70 Plaza		TTM 9/30/2015	694,328	164,945	529,383	0	529,383			Actual 2014
40	215 South Center Street & 210 East Third Street		TTM 6/30/2015	803,920	307,440	496,480	0	496,480			Actual 2014
41	Carson Building		TTM 10/31/2015	707,715	204,402	503,313	0	503,313			Actual 2014
42	Midtown Market		TTM 10/31/2015	636,514	303,281	333,233	0	333,233			Actual 2014
43	Hy-Vee Waterloo		Actual 2014	473,053	0	473,053	0	473,053			Actual 2013
44	505 Central Avenue Corp.
45	Wisconsin Retail Portfolio		TTM 9/30/2015	760,616	219,445	541,171	0	541,171			Actual 2014
45.01	Wisconsin Rapids		TTM 9/30/2015	349,731	113,747	235,984	0	235,984			Actual 2014
45.02	Kenosha		TTM 9/30/2015	221,727	71,196	150,531	0	150,531			Actual 2014
45.03	Laona		TTM 9/30/2015	75,386	11,884	63,502	0	63,502			Actual 2014
45.04	Lakewood		TTM 9/30/2015	69,198	11,424	57,774	0	57,774			Actual 2014
45.05	Chippewa Falls		TTM 9/30/2015	44,574	11,193	33,381	0	33,381			Actual 2014
46	Roberts Crossing Shopping Center		TTM 9/30/2015	841,755	266,143	575,612	0	575,612			NAV
47	Quality Suites Hickory	42	TTM 10/31/2015	1,807,233	980,442	826,791	0	826,791	64	43	Actual 2014
48	Wingate by Wyndham Round Rock	51	TTM 10/31/2015	2,433,919	1,570,451	863,467	0	863,467	74	51	Actual 2014
49	65 West 95th Owners Corp.
50	Carolina Village MHC		TTM 9/30/2015	607,542	121,813	485,729	0	485,729			Actual 2014
51	Center Grove Estates		TTM 9/30/2015	990,052	414,815	575,237	0	575,237			Actual 2014
52	Colorado Owners, Inc.

A-1-15

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	U/W Hotel RevPAR	Most Recent Period	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent Capital Expenditures	Most Recent NCF ($)	Most Recent Hotel ADR	Most Recent Hotel RevPAR	Second Most Recent Period
53	Congress Owners, Ltd.
54	24535 Owners Corp.
55	Storage Plus Self Storage		TTM 11/30/2015	618,981	126,366	492,615	0	492,615			Actual 2014
56	4721 Calle Carga		NAV	NAV	NAV	NAV	NAV	NAV			NAV
57	Comfort Suites Austin	61	TTM 8/31/2015	1,469,759	872,709	597,050	0	597,050	95	61	Actual 2014
58	Towne Storage-South Jordan		TTM 9/30/2015	583,385	209,412	373,973	0	373,973			Actual 2014
59	ACG Conlon Portfolio		TTM 10/31/2015	899,771	419,949	479,822	0	479,822			Actual 2014 (Annualized)
59.01	Southside MHC		TTM 10/31/2015	426,471	147,803	278,668	0	278,668			Actual 2014 (Annualized)
59.02	Village Green MHC		TTM 10/31/2015	473,300	272,146	201,154	0	201,154			Actual 2014 (Annualized)
60	Belle Promenade Shoppes		TTM 8/31/2015	586,829	168,976	417,853	0	417,853			Actual 2014
61	Tops Plaza		TTM 10/31/2015	674,280	183,787	490,492	0	490,492			Actual 2014
62	333 Bronx River Tenants Corp.
63	Linden Hill No. 2 Cooperative Corp.
64	Grinnell Housing Development Fund Corporation
65	Emerson Plaza		TTM 8/31/2015	665,916	300,876	365,040	0	365,040			Actual 2014
66	Neighbors Emergency Center
67	Hartsdale Gardens Owners Corp.
68	Infinite Self Storage Hendricks		TTM 9/30/2015	444,644	153,794	290,850	0	290,850			Actual 2014
69	Bandera at Woodlawn		Annualized 10 10/31/2015	512,890	160,579	352,311	0	352,311			Actual 2014
70	Summit Marketplace		TTM 9/30/2015	525,641	187,179	338,462	0	338,462			Actual 2014
71	Pelhamdale Manor Corp.
72	Arlington Square-MI		TTM 9/30/2015	819,887	355,248	464,639	0	464,639			Actual 2014
73	Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc.
74	Fort Totten Apartments		TTM 8/31/2015	1,151,929	552,110	599,819	0	599,819			Actual 2014
75	The Oaks Plaza		TTM 8/31/2015	586,282	178,756	407,527	0	407,527			Actual 2014
76	Lakefront 17 LLC		Annualized 10 10/31/2015	689,961	309,796	380,165	16,582	363,583			Actual 2014
77	Tara Close Apartments Corp.
78	CVS Algonac		TTM 10/31/2015	299,047	22,543	276,505	0	276,505			Actual 2014
79	64th Apartment Corp.
80	Rankin Industrial Buildings		TTM 9/30/2015	665,942	225,103	440,839	0	440,839			Actual 2014
81	3050 Fairfield Avenue Owners Corp.
82	Metro Woods Apartments		TTM 7/31/2015	1,015,124	574,412	440,712	0	440,712			Actual 2014
83	285 Riverside Drive Corp.
84	Stonebrook Place Shopping Center		TTM 9/30/2015	354,010	146,798	207,212	0	207,212			Actual 2014
85	Pecan Villa MHP		TTM 10/31/2015	430,897	137,457	293,440	0	293,440			Actual 2014
86	Spring Hill Office II		TTM 10/31/2015	340,921	95,230	245,690	0	245,690			Actual 2014
87	Walgreens - Houston		TTM 7/31/2015	194,500	7,526	186,974	0	186,974			Actual 2014
88	M&M MHP		TTM 10/31/2015	244,939	64,739	180,200	0	180,200			Actual 2014
89	343 King Street		TTM 10/31/2015	108,665	29,658	79,007	0	79,007			Actual 2014
90	135 Willow Owners Corp.
91	Middlebury Self Storage		TTM 9/30/2015	318,875	96,399	222,476	0	222,476			Actual 2014
92	Timberline and Echo Valley MHP		TTM 10/31/2015	632,417	218,778	413,639	0	413,639			Actual 2014
93	3123 Fire Road		TTM 9/30/2015	303,886	100,151	203,735	0	203,735			Actual 2014
94	Easy-Stor Self Storage		TTM 9/30/2015	334,159	123,069	211,090	0	211,090			Actual 2014
95	Secured Storage		TTM 10/31/2015	280,819	77,502	203,317	0	203,317			Actual 2014
96	6535 Broadway Owners Corp.
97	16 Canterbury Corp.
98	Hampton House Tenants Corp.
99	Great Indoors Self Storage		TTM 9/30/2015	279,648	87,693	191,955	0	191,955			Actual 2014
100	90 Eighth Avenue Housing Co., Inc.
101	Barclay Plaza Owners, Inc.
102	Fairfax House Owners, Inc.
103	Parkway Village Shopping Center		TTM 10/31/2015	237,129	73,823	163,306	0	163,306			Actual 2014
104	East Hampton Mews Tenants Corp.
105	A1 Stateline Self Storage		TTM 9/30/2015	265,142	85,743	179,399	0	179,399			Actual 2014
106	588 Main Avenue		Actual 2014	208,567	50,419	158,148	557	157,591			Actual 2013
107	Heathcote Manor Owners Corp.
108	Starbucks Plaza		Actual 2014	301,896	105,474	196,422	4,022	192,400			Actual 2013
109	Palm Bay Self Storage		TTM 9/30/2015	249,817	127,656	122,161	0	122,161			Actual 2014
110	Garden Hamilton, Inc.
111	Teliman Holding Corp.
112	Gramatan Court Apartments, Inc.

A-1-16

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Second Most Recent Revenues ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent Capital Expenditures	Second Most Recent NCF ($)	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR	Third Most Recent Period	Third Most Recent Revenues ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)
1	North Dallas Retail Portfolio	11,166,617	3,273,344	7,893,273	0	7,893,273			Actual 2013	10,897,058	3,432,454	7,464,604
1.01	Heritage Heights	1,745,801	486,750	1,259,051	0	1,259,051			Actual 2013	1,721,826	525,500	1,196,326
1.02	The Highlands	1,587,841	499,923	1,087,918	0	1,087,918			Actual 2013	1,544,163	515,970	1,028,193
1.03	Josey Oaks Crossing	1,501,035	413,221	1,087,814	0	1,087,814			Actual 2013	1,387,399	377,016	1,010,383
1.04	Hunter’s Glen Crossing	1,409,691	434,297	975,394	0	975,394			Actual 2013	1,350,143	478,407	871,736
1.05	Flower Mound Crossing	1,480,096	446,014	1,034,082	0	1,034,082			Actual 2013	1,550,123	497,379	1,052,743
1.06	Park West Plaza	1,098,174	316,714	781,460	0	781,460			Actual 2013	1,047,794	367,123	680,671
1.07	Cross Timbers Court	1,185,888	304,812	881,076	0	881,076			Actual 2013	1,162,584	314,846	847,738
1.08	14th Street Market	1,158,091	371,613	786,478	0	786,478			Actual 2013	1,133,027	356,212	776,815
2	Marriott Melville Long Island	21,502,756	13,730,843	7,771,913	860,117	6,911,796	178	113	Actual 2013	22,135,437	13,659,856	8,475,581
3	Technology Station	6,883,561	1,448,353	5,435,208	0	5,435,208			Actual 2013	6,732,338	1,435,802	5,296,536
4	Chicago Industrial Portfolio I	5,260,486	2,594,116	2,666,370	0	2,666,370			NAV	NAV	NAV	NAV
4.01	3211 Oak Grove Avenue	123,997	262,152	-138,154	0	-138,154			NAV	NAV	NAV	NAV
4.02	8100 South 77th Avenue	533,298	258,939	274,359	0	274,359			NAV	NAV	NAV	NAV
4.03	2701 South Western Avenue	477,951	282,908	195,042	0	195,042			NAV	NAV	NAV	NAV
4.04	1560 Frontenac Road	410,356	105,054	305,302	0	305,302			NAV	NAV	NAV	NAV
4.05	2785 Algonquin Road	626,234	282,005	344,229	0	344,229			NAV	NAV	NAV	NAV
4.06	951 Corporate Grove Drive	345,598	208,673	136,926	0	136,926			NAV	NAV	NAV	NAV
4.07	1225-1229 Lakeside Drive	85,733	88,245	-2,512	0	-2,512			NAV	NAV	NAV	NAV
4.08	733-747 Kimberly Drive	483,277	171,750	311,527	0	311,527			NAV	NAV	NAV	NAV
4.09	12500 Lombard Lane	487,548	253,787	233,762	0	233,762			NAV	NAV	NAV	NAV
4.10	2500-2518 Wisconsin Avenue	400,052	110,229	289,823	0	289,823			NAV	NAV	NAV	NAV
4.11	2460-2478 Wisconsin Avenue	383,924	115,696	268,227	0	268,227			NAV	NAV	NAV	NAV
4.12	2095-2105 Hammond Drive	1,812	89,097	-87,285	0	-87,285			NAV	NAV	NAV	NAV
4.13	877 North Larch Avenue	199,177	61,612	137,565	0	137,565			NAV	NAV	NAV	NAV
4.14	2011 Swanson Court	247,198	106,422	140,776	0	140,776			NAV	NAV	NAV	NAV
4.15	3705 Stern Avenue	108,160	52,077	56,082	0	56,082			NAV	NAV	NAV	NAV
4.16	5727 95th Avenue	158,350	44,062	114,288	0	114,288			NAV	NAV	NAV	NAV
4.17	420 West Wrightwood Avenue	111,613	31,500	80,113	0	80,113			NAV	NAV	NAV	NAV
4.18	1463 Lunt Avenue	76,208	69,909	6,299	0	6,299			NAV	NAV	NAV	NAV
5	Preferred Freezer - Newark	3,564,000	0	3,564,000	0	3,564,000			Actual 2012	3,564,000	0	3,564,000
6	10 South LaSalle Street	22,003,933	10,667,609	11,336,324	0	11,336,324			Actual 2013	20,848,371	10,128,344	10,720,027
7	Hilton Wilmington/Christiana	14,662,183	10,329,722	4,332,460	439,865	3,892,595	137	106	Actual 2013	14,437,873	10,362,128	4,075,744
8	TownePlace Suites Redwood City	5,270,675	2,408,396	2,862,279	0	2,862,279	167	150	Actual 2013	4,670,533	2,221,399	2,449,134
9	Cottonwood Shopping Center	2,596,992	579,380	2,017,612	0	2,017,612			Actual 2013	2,535,432	602,842	1,932,590
10	PRA Health Sciences	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
11	Orlando Plaza Garage	2,751,211	1,146,733	1,604,478	0	1,604,478			Actual 2013	2,769,307	1,168,690	1,600,617
12	Northline Industrial Center	3,335,131	1,344,203	1,990,928	0	1,990,928			Actual 2012	2,974,057	1,628,327	1,345,730
13	Wilshire Plaza	1,727,544	380,605	1,346,939	0	1,346,939			Actual 2013	1,763,883	426,382	1,337,501
14	Northview Harbor Apartments	2,919,419	1,490,032	1,429,387	0	1,429,387			Actual 2013	2,681,998	1,252,085	1,429,913
15	Gill Park Cooperative
16	Tharp Retail Portfolio	2,298,868	530,285	1,768,583	0	1,768,583			Actual 2013	2,123,943	442,528	1,681,415
16.01	Belmont Center	626,375	114,871	511,504	0	511,504			Actual 2013	597,069	107,799	489,271
16.02	CSL Plasma Center	376,509	25,682	350,828	0	350,828			Actual 2013	343,217	19,816	323,401
16.03	Emerson Center North	378,727	110,342	268,385	0	268,385			Actual 2013	337,546	77,774	259,772
16.04	Shadeland Center	264,499	65,956	198,543	0	198,543			Actual 2013	255,912	72,701	183,211
16.05	Gateway Office Center	196,376	29,028	167,348	0	167,348			Actual 2013	208,680	31,954	176,726
16.06	Girls School Road Center	211,191	77,407	133,784	0	133,784			Actual 2013	197,555	62,634	134,920
16.07	Crawfordsville South Center	158,217	53,751	104,465	0	104,465			Actual 2013	122,314	32,301	90,013
16.08	National Road Center	86,973	53,248	33,726	0	33,726			Actual 2013	61,650	37,549	24,101
17	South Creek Retail	1,585,356	402,616	1,182,740	0	1,182,740			Actual 2013	1,175,036	346,973	828,063
18	Waterford Landing Apartments	2,404,450	1,134,837	1,269,613	0	1,269,613			Actual 2013	2,386,857	1,079,683	1,307,174
19	The Landings at 56th	2,475,214	1,639,632	835,582	0	835,582			Actual 2013	2,191,925	1,254,667	937,259
20	Maple Plaza Housing Development Fund Corporation
21	Hampton Inn Suites Ontario	3,471,720	2,140,719	1,331,001	0	1,331,001	118	102	Annualized 9 12/31/2013	2,979,971	1,783,010	1,196,961
22	Mission Bay Self Storage	1,383,724	439,119	944,605	0	944,605			Actual 2013	1,326,002	440,189	885,813
23	Compass Self Storage Portfolio	1,406,248	521,393	884,855	10,927	873,928			Actual 2013	1,299,930	479,779	820,151
23.01	Compass Self Storage	895,223	327,142	568,081	10,927	557,154			Actual 2013	829,708	297,123	532,585
23.02	ABM Self Storage	511,025	194,251	316,774	0	316,774			Actual 2013	470,222	182,656	287,566
24	Marketplace at Rivergate	1,161,102	316,760	844,342	0	844,342			Actual 2012	1,197,741	331,997	865,744
25	Infinite Self Storage Portfolio	1,145,197	451,675	693,522	0	693,522			Actual 2013	1,143,694	451,297	692,397
25.01	Infinite Self Storage - East 52nd	653,852	238,191	415,661	0	415,661			Actual 2013	654,051	243,926	410,125
25.02	Infinite Self Storage - Loveland	491,345	213,484	277,861	0	277,861			Actual 2013	489,643	207,371	282,272
26	Sequoia Center Building 1400	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
27	Pelham Commons	955,770	259,577	696,193	0	696,193			Actual 2013	1,012,724	256,422	756,302
28	Seminole Orange Plaza Center	724,925	52,563	672,362	0	672,362			NAV	NAV	NAV	NAV
29	Hampton Inn - Cincinnati Airport North	2,497,549	1,358,855	1,138,694	0	1,138,694	106	80	Actual 2013	2,260,969	1,262,862	998,107
30	Walgreens Portfolio	711,240	36,441	674,799	0	674,799			Actual 2013	711,240	25,174	686,066
30.01	Walgreens - Claremore	406,000	18,811	387,189	0	387,189			Actual 2013	406,000	13,116	392,884
30.02	Walgreens - Rainbow	305,240	17,630	287,610	0	287,610			Actual 2013	305,240	12,058	293,182
31	Locker Room Portfolio	1,284,701	380,968	903,733	0	903,733			Actual 2013	1,261,423	365,470	895,953
31.01	Locker Room - 62nd Street	685,558	184,496	501,062	0	501,062			Actual 2013	672,655	175,996	496,659
31.02	Locker Room - Aramingo	599,143	196,473	402,671	0	402,671			Actual 2013	588,768	189,474	399,294
32	2 & 6 Terri Lane	1,085,387	499,629	585,758	34,469	551,289			Actual 2012	1,066,451	470,641	595,810
33	Hampton Inn Carmel, IN	3,378,015	2,041,625	1,336,390	0	1,336,390	118	89	Actual 2013	3,029,089	1,855,518	1,173,571
34	San Bernardino Marketplace	948,317	283,037	665,280	0	665,280			Actual 2013	958,780	294,713	664,067
35	711 Shore Road Owners Corp.
36	440 East 79th Street Owners Corp.
37	Summer Glen Apartments	972,476	397,740	574,736	27,000	547,736			Actual 2013	918,794	373,344	545,450
38	37600 Filbert Street	500,901	77,468	423,433	0	423,433			Actual 2013	500,901	79,926	420,975
39	Shea 70 Plaza	617,572	182,043	435,529	0	435,529			Actual 2013	612,945	188,757	424,188
40	215 South Center Street & 210 East Third Street	793,733	309,168	484,565	0	484,565			Actual 2013	608,013	270,147	337,866
41	Carson Building	717,842	198,296	519,545	0	519,545			Actual 2013	660,462	201,508	458,953
42	Midtown Market	683,176	298,851	384,325	0	384,325			Actual 2013	499,721	219,235	280,486
43	Hy-Vee Waterloo	473,053	0	473,053	0	473,053			Actual 2012	473,053	0	473,053
44	505 Central Avenue Corp.
45	Wisconsin Retail Portfolio	726,395	221,192	505,204	0	505,204			NAV	NAV	NAV	NAV
45.01	Wisconsin Rapids	355,247	121,692	233,555	0	233,555			Actual 2013	313,475	123,358	190,117
45.02	Kenosha	219,739	70,201	149,538	0	149,538			Actual 2013	210,031	62,158	147,873
45.03	Laona	61,749	10,309	51,440	0	51,440			NAV	NAV	NAV	NAV
45.04	Lakewood	56,814	9,338	47,477	0	47,477			NAV	NAV	NAV	NAV
45.05	Chippewa Falls	32,845	9,651	23,194	0	23,194			NAV	NAV	NAV	NAV
46	Roberts Crossing Shopping Center	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
47	Quality Suites Hickory	1,721,527	963,109	758,418	0	758,418	63	40	Actual 2013	1,613,028	802,842	810,186
48	Wingate by Wyndham Round Rock	2,123,118	1,617,361	505,757	0	505,757	78	45	Actual 2013	1,715,234	1,247,555	467,679
49	65 West 95th Owners Corp.
50	Carolina Village MHC	582,692	121,640	461,052	0	461,052			Actual 2013	560,817	130,999	429,818
51	Center Grove Estates	962,782	375,549	587,232	0	587,232			Actual 2013	938,391	356,626	581,765
52	Colorado Owners, Inc.
A-1-17

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Second Most Recent Revenues ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent Capital Expenditures	Second Most Recent NCF ($)	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR	Third Most Recent Period	Third Most Recent Revenues ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)
53	Congress Owners, Ltd.
54	24535 Owners Corp.
55	Storage Plus Self Storage	601,116	138,645	462,471	0	462,471			Actual 2013	588,332	127,702	460,630
56	4721 Calle Carga	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
57	Comfort Suites Austin	1,216,187	762,096	454,090	0	454,090	87	50	Actual 2013	1,388,145	907,921	480,224
58	Towne Storage-South Jordan	500,726	187,277	313,449	0	313,449			Actual 2013	444,105	205,245	238,859
59	ACG Conlon Portfolio	763,310	429,860	333,450	0	333,450			NAV	NAV	NAV	NAV
59.01	Southside MHC	344,086	167,956	176,130	0	176,130			Actual 2013	310,782	201,310	109,473
59.02	Village Green MHC	419,224	261,904	157,320	0	157,320			NAV	NAV	NAV	NAV
60	Belle Promenade Shoppes	556,640	172,501	384,139	0	384,139			Actual 2013	651,585	192,590	458,995
61	Tops Plaza	670,592	189,238	481,354	0	481,354			Actual 2013	683,050	185,191	497,859
62	333 Bronx River Tenants Corp.
63	Linden Hill No. 2 Cooperative Corp.
64	Grinnell Housing Development Fund Corporation
65	Emerson Plaza	575,661	312,799	262,861	0	262,861			Actual 2013	818,229	213,363	604,866
66	Neighbors Emergency Center
67	Hartsdale Gardens Owners Corp.
68	Infinite Self Storage Hendricks	411,419	146,358	265,061	0	265,061			Actual 2013	403,483	139,968	263,515
69	Bandera at Woodlawn	389,681	160,544	229,137	0	229,137
70	Summit Marketplace	512,708	196,994	315,713	0	315,713			Actual 2013	481,003	190,647	290,355
71	Pelhamdale Manor Corp.
72	Arlington Square-MI	820,018	399,396	420,622	0	420,622			Actual 2013	775,875	353,479	422,396
73	Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc.
74	Fort Totten Apartments	1,141,400	569,663	571,737	0	571,737			Actual 2013	1,091,455	543,198	548,257
75	The Oaks Plaza	623,607	189,904	433,703	0	433,703			Actual 2013	600,951	180,568	420,383
76	Lakefront 17 LLC	658,545	282,415	376,130	6,824	369,306			Actual 2013	551,237	282,242	268,995
77	Tara Close Apartments Corp.
78	CVS Algonac	298,138	22,026	276,112	0	276,112			Actual 2013	319,716	34,348	285,368
79	64th Apartment Corp.
80	Rankin Industrial Buildings	691,294	254,963	436,330	0	436,330			Actual 2013	618,391	250,491	367,899
81	3050 Fairfield Avenue Owners Corp.
82	Metro Woods Apartments	970,561	569,905	400,656	0	400,656			Actual 2013	920,971	588,300	332,671
83	285 Riverside Drive Corp.
84	Stonebrook Place Shopping Center	183,347	157,496	25,851	0	25,851			NAV	NAV	NAV	NAV
85	Pecan Villa MHP	410,526	151,574	258,952	0	258,952			Actual 2013	366,364	130,412	235,952
86	Spring Hill Office II	297,084	101,501	195,583	0	195,583			Actual 2013	290,836	76,542	214,294
87	Walgreens - Houston	194,500	7,155	187,345	0	187,345			Actual 2013	194,498	7,465	187,033
88	M&M MHP	242,246	63,430	178,816	0	178,816			Actual 2013	239,739	63,674	176,065
89	343 King Street	115,986	37,642	78,344	0	78,344			Actual 2013	113,046	57,556	55,490
90	135 Willow Owners Corp.
91	Middlebury Self Storage	282,632	91,246	191,386	0	191,386			Actual 2013	266,922	78,274	188,648
92	Timberline and Echo Valley MHP	498,815	249,225	249,590	0	249,590			Actual 2013	417,303	217,068	200,235
93	3123 Fire Road	309,850	99,718	210,132	0	210,132			Actual 2013	288,389	91,770	196,619
94	Easy-Stor Self Storage	302,325	127,277	175,048	0	175,048			Actual 2013	222,866	118,216	104,650
95	Secured Storage	222,884	71,538	151,346	0	151,346			Actual 2013	160,842	63,309	97,533
96	6535 Broadway Owners Corp.
97	16 Canterbury Corp.
98	Hampton House Tenants Corp.
99	Great Indoors Self Storage	265,060	77,825	187,235	0	187,235			Actual 2013	243,195	70,970	172,225
100	90 Eighth Avenue Housing Co., Inc.
101	Barclay Plaza Owners, Inc.
102	Fairfax House Owners, Inc.
103	Parkway Village Shopping Center	241,790	64,487	177,302	0	177,302			Actual 2013	234,406	65,555	168,851
104	East Hampton Mews Tenants Corp.
105	A1 Stateline Self Storage	245,550	84,129	161,421	0	161,421			Actual 2013	228,384	72,149	156,235
106	588 Main Avenue	206,312	25,608	180,704	596	180,108			Actual 2012	204,554	27,999	176,555
107	Heathcote Manor Owners Corp.
108	Starbucks Plaza	298,015	104,887	193,128	2,850	190,278			Actual 2012	257,513	109,354	148,159
109	Palm Bay Self Storage	210,003	115,413	94,590	0	94,590			Actual 2013	173,229	120,251	52,978
110	Garden Hamilton, Inc.
111	Teliman Holding Corp.
112	Gramatan Court Apartments, Inc.

A-1-18

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Third Most Recent Capital Expenditures	Third Most Recent NCF ($)	Third Most Recent Hotel ADR	Third Most Recent Hotel RevPAR	Master Lease (Y/N)	Largest Tenant Name(10)(11)(14)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA	Largest Tenant Exp. Date
1	North Dallas Retail Portfolio	0	7,464,604			N	Various	Various	Various	Various
1.01	Heritage Heights	0	1,196,326			N	Minyard Sun Market	62,139	72.6%	4/30/2024
1.02	The Highlands	0	1,028,193			N	Tom Thumb	62,139	68.6%	4/30/2024
1.03	Josey Oaks Crossing	0	1,010,383			N	Tom Thumb	57,553	69.9%	8/1/2020
1.04	Hunter’s Glen Crossing	0	871,736			N	Tom Thumb	72,090	77.1%	11/2/2019
1.05	Flower Mound Crossing	0	1,052,743			N	Tom Thumb	58,960	72.3%	9/13/2016
1.06	Park West Plaza	0	680,671			N	Tom Thumb	59,480	71.7%	2/1/2020
1.07	Cross Timbers Court	0	847,738			N	Tom Thumb	62,132	80.3%	2/29/2020
1.08	14th Street Market	0	776,815			N	Tom Thumb	59,480	74.9%	2/28/2018
2	Marriott Melville Long Island	885,433	7,590,148	168	116	N
3	Technology Station	0	5,296,536			N	Fish & Richardson P.C.	48,973	51.7%	12/31/2020
4	Chicago Industrial Portfolio I	NAV	NAV			N	Various	Various	Various	Various
4.01	3211 Oak Grove Avenue	NAV	NAV			N	Fischer Paper Products, Inc.	55,838	49.5%	6/30/2017
4.02	8100 South 77th Avenue	NAV	NAV			N	Pactiv, Llc	115,000	100.0%	4/30/2024
4.03	2701 South Western Avenue	NAV	NAV			N	Anderson Brothers	50,474	40.9%	4/18/2023
4.04	1560 Frontenac Road	NAV	NAV			N	PPS Business Corporation	85,608	100.0%	11/30/2017
4.05	2785 Algonquin Road	NAV	NAV			N	Service King Paint & Body, LLC	41,000	100.0%	7/31/2018
4.06	951 Corporate Grove Drive	NAV	NAV			N	RAM Racing, Inc.	36,300	50.0%	11/30/2019
4.07	1225-1229 Lakeside Drive	NAV	NAV			N	American Inks	31,306	50.2%	10/31/2020
4.08	733-747 Kimberly Drive	NAV	NAV			N	D and B Auto	13,450	18.1%	3/31/2016
4.09	12500 Lombard Lane	NAV	NAV			N	MV Public Transportation	45,333	52.6%	8/31/2019
4.10	2500-2518 Wisconsin Avenue	NAV	NAV			N	Cvp Systems, Inc.	18,000	39.1%	4/30/2017
4.11	2460-2478 Wisconsin Avenue	NAV	NAV			N	W.I.T. Transmission Parts, Inc.	9,000	19.6%	9/30/2016
4.12	2095-2105 Hammond Drive	NAV	NAV			N	ProVita Cuisine, LLC	31,931	100.0%	11/30/2017
4.13	877 North Larch Avenue	NAV	NAV			N	GC Dies, LLC	37,540	100.0%	11/30/2020
4.14	2011 Swanson Court	NAV	NAV			N	Frontier Soups	24,229	54.9%	6/30/2022
4.15	3705 Stern Avenue	NAV	NAV			N	IGM Resins, Inc.	11,598	55.8%	2/28/2017
4.16	5727 95th Avenue	NAV	NAV			N	Midwest Thermal Vac, Inc	20,000	100.0%	7/31/2018
4.17	420 West Wrightwood Avenue	NAV	NAV			N	Heights Glass & Mirror Co.	17,441	100.0%	7/31/2017
4.18	1463 Lunt Avenue	NAV	NAV			N	ABC Truck & Body Repair	15,185	100.0%	3/31/2019
5	Preferred Freezer - Newark	0	3,564,000			N	Preferred Freezer Services	197,336	100.0%	2/28/2031
6	10 South LaSalle Street	0	10,720,027			N	Chicago Title Insurance Co	102,608	13.1%	10/31/2019
7	Hilton Wilmington/Christiana	433,136	3,642,608	131	104	N
8	TownePlace Suites Redwood City	0	2,449,134	152	132	N
9	Cottonwood Shopping Center	0	1,932,590			N	Best Buy	45,750	24.2%	1/31/2021
10	PRA Health Sciences	NAV	NAV			N	PRA Health Sciences	142,679	100.0%	12/31/2030
11	Orlando Plaza Garage	0	1,600,617			N
12	Northline Industrial Center	0	1,345,730			N	Renaissance Global	396,090	36.4%	1/31/2017
13	Wilshire Plaza	0	1,337,501			Y	Big Lots	24,072	19.8%	1/31/2021
14	Northview Harbor Apartments	0	1,429,913			N
15	Gill Park Cooperative
16	Tharp Retail Portfolio	0	1,681,415			N	Various	Various	Various	Various
16.01	Belmont Center	0	489,271			N	CVS	10,772	28.6%	11/30/2020
16.02	CSL Plasma Center	0	323,401			N	CSL Plasma Services	15,085	100.0%	5/31/2029
16.03	Emerson Center North	0	259,772			N	Brooks Auto	6,750	17.9%	12/31/2018
16.04	Shadeland Center	0	183,211			N	Burger King	2,555	40.2%	7/1/2019
16.05	Gateway Office Center	0	176,726			N	Talecris Plasma Resources, Inc.	21,298	100.0%	11/30/2019
16.06	Girls School Road Center	0	134,920			N	Sully’s Bar & Grill	7,500	54.7%	4/30/2019
16.07	Crawfordsville South Center	0	90,013			N	Teacher’s Credit Union	2,500	57.4%	1/31/2020
16.08	National Road Center	0	24,101			N	Farrell’s eXtreme Bodyshaping	4,664	57.3%	3/31/2017
17	South Creek Retail	0	828,063			N	The Grove at South Creek	7,844	13.2%	4/30/2019
18	Waterford Landing Apartments	0	1,307,174			Y
19	The Landings at 56th	0	937,259			N
20	Maple Plaza Housing Development Fund Corporation
21	Hampton Inn Suites Ontario	0	1,196,961	111	87	N
22	Mission Bay Self Storage	0	885,813			N
23	Compass Self Storage Portfolio	10,927	809,224			N
23.01	Compass Self Storage	10,927	521,658			N
23.02	ABM Self Storage	0	287,566			N
24	Marketplace at Rivergate	0	865,744			N	Oak Factory Outlet of Nashville, Inc. (d/b/a Oak Factory Outlet)	23,500	21.1%	2/28/2020
25	Infinite Self Storage Portfolio	0	692,397			N
25.01	Infinite Self Storage - East 52nd	0	410,125			N
25.02	Infinite Self Storage - Loveland	0	282,272			N
26	Sequoia Center Building 1400	NAV	NAV			N	Enphase Energy, Inc	48,000	66.7%	4/30/2022
27	Pelham Commons	0	756,302			Y	Publix	44,271	57.8%	6/30/2023
28	Seminole Orange Plaza Center	NAV	NAV			N	Walgreens	16,484	84.2%	8/31/2085
29	Hampton Inn - Cincinnati Airport North	0	998,107	103	73	N
30	Walgreens Portfolio	0	686,066			N	Walgreen Co.	29,050	100.0%	Various
30.01	Walgreens - Claremore	0	392,884			N	Walgreen Co.	14,490	100.0%	10/31/2028
30.02	Walgreens - Rainbow	0	293,182			N	Walgreen Co.	14,560	100.0%	12/31/2028
31	Locker Room Portfolio	0	895,953			N
31.01	Locker Room - 62nd Street	0	496,659			N
31.02	Locker Room - Aramingo	0	399,294			N
32	2 & 6 Terri Lane	33,704	562,106			N	Chemical Engineering & Instrumentation Consultants, Inc.	23,562	27.9%	3/31/2018
33	Hampton Inn Carmel, IN	0	1,173,571	113	79	N
34	San Bernardino Marketplace	0	664,067			N	El Super	46,817	79.7%	7/31/2030
35	711 Shore Road Owners Corp.
36	440 East 79th Street Owners Corp.
37	Summer Glen Apartments	27,000	518,450			N
38	37600 Filbert Street	0	420,975			N	SOGO Bakery Inc.	35,000	58.3%	7/31/2020
39	Shea 70 Plaza	0	424,188			N	At Home Fitness	6,214	18.5%	5/31/2021
40	215 South Center Street & 210 East Third Street	0	337,866			N	Comedy Castle	8,754	17.7%	11/29/2019
41	Carson Building	0	458,953			N	Eleven Wireless	7,530	26.2%	11/30/2019
42	Midtown Market	0	280,486			N	Satya Indian Grocery	8,775	27.0%	5/14/2019
43	Hy-Vee Waterloo	0	473,053			N	Hy-Vee	48,258	100.0%	12/31/2025
44	505 Central Avenue Corp.
45	Wisconsin Retail Portfolio	NAV	NAV			N	Various	Various	Various	Various
45.01	Wisconsin Rapids	0	190,117			N	Sears	10,120	20.0%	5/31/2022
45.02	Kenosha	0	147,873			N	Anytime Fitness	3,816	37.1%	5/31/2021
45.03	Laona	NAV	NAV			N	Family Dollar	9,090	100.0%	6/30/2024
45.04	Lakewood	NAV	NAV			N	Family Dollar	9,090	100.0%	12/31/2023
45.05	Chippewa Falls	NAV	NAV			N	Family Dollar	7,200	100.0%	12/31/2020
46	Roberts Crossing Shopping Center	NAV	NAV			N	Big Lots Stores, Inc.	29,667	37.8%	1/31/2020
47	Quality Suites Hickory	0	810,186	61	37	N
48	Wingate by Wyndham Round Rock	0	467,679	71	35	N
49	65 West 95th Owners Corp.
50	Carolina Village MHC	0	429,818			N
51	Center Grove Estates	0	581,765			N
52	Colorado Owners, Inc.

A-1-19

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Third Most Recent Capital Expenditures	Third Most Recent NCF ($)	Third Most Recent Hotel ADR	Third Most Recent Hotel RevPAR	Master Lease (Y/N)	Largest Tenant Name(10)(11)(14)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA	Largest Tenant Exp. Date
53	Congress Owners, Ltd.
54	24535 Owners Corp.
55	Storage Plus Self Storage	0	460,630			N
56	4721 Calle Carga	NAV	NAV			N	Microsemi Communications	63,789	100.0%	12/31/2025
57	Comfort Suites Austin	0	480,224	82	58	N
58	Towne Storage-South Jordan	0	238,859			N
59	ACG Conlon Portfolio	NAV	NAV			N
59.01	Southside MHC	0	109,473			N
59.02	Village Green MHC	NAV	NAV			N
60	Belle Promenade Shoppes	0	458,995			Y	Best Choice Beauty Supply	8,600	21.7%	3/31/2018
61	Tops Plaza	0	497,859			N	Tops Markets	42,000	78.2%	2/28/2024
62	333 Bronx River Tenants Corp.
63	Linden Hill No. 2 Cooperative Corp.
64	Grinnell Housing Development Fund Corporation
65	Emerson Plaza	0	604,866			N	Ollie’s Bargain Outlet	29,800	36.3%	10/31/2021
66	Neighbors Emergency Center					N	NEC Yorktown Emergency Center LLC	15,000	100.0%	10/31/2029
67	Hartsdale Gardens Owners Corp.
68	Infinite Self Storage Hendricks	0	263,515			N
69	Bandera at Woodlawn					N	Dollar Tree	10,500	32.4%	1/31/2019
70	Summit Marketplace	0	290,355			N	Wine & Spirits LLC	4,436	30.9%	8/31/2019
71	Pelhamdale Manor Corp.
72	Arlington Square-MI	0	422,396			N	Conlin Travel, Inc.	9,531	20.9%	10/31/2019
73	Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc.
74	Fort Totten Apartments	0	548,257			N
75	The Oaks Plaza	0	420,383			N	Supermarket Acapulco	11,098	37.4%	11/30/2019
76	Lakefront 17 LLC	164,604	104,391			N	Eileen Dewey Counseling Center	4,073	12.6%	1/31/2017
77	Tara Close Apartments Corp.
78	CVS Algonac	0	285,368			N	CVS	13,013	100.0%	1/31/2027
79	64th Apartment Corp.
80	Rankin Industrial Buildings	0	367,899			N	VRIDE, Inc.	14,932	11.9%	12/31/2020
81	3050 Fairfield Avenue Owners Corp.
82	Metro Woods Apartments	0	332,671			N
83	285 Riverside Drive Corp.
84	Stonebrook Place Shopping Center	NAV	NAV			N	Once Upon a Child	4,468	23.9%	2/29/2020
85	Pecan Villa MHP	0	235,952			N
86	Spring Hill Office II	0	214,294			N	CSI Inspection, LLC	6,832	33.8%	5/31/2018
87	Walgreens - Houston	0	187,033			N	Walgreen Co.	14,560	100.0%	1/31/2029
88	M&M MHP	0	176,065			N
89	343 King Street	0	55,490			N	GS Kennedy Properties LLC d/b/a Willy Jay’s	2,809	100.0%	4/30/2020
90	135 Willow Owners Corp.
91	Middlebury Self Storage	0	188,648			N
92	Timberline and Echo Valley MHP	0	200,235			N
93	3123 Fire Road	0	196,619			N	Bonefish Restaurant	5,120	37.9%	7/31/2020
94	Easy-Stor Self Storage	0	104,650			N
95	Secured Storage	0	97,533			N	Adirondack Kayak Warehouse	12,000	32.7%	12/31/2017
96	6535 Broadway Owners Corp.
97	16 Canterbury Corp.
98	Hampton House Tenants Corp.
99	Great Indoors Self Storage	0	172,225			N
100	90 Eighth Avenue Housing Co., Inc.
101	Barclay Plaza Owners, Inc.
102	Fairfax House Owners, Inc.
103	Parkway Village Shopping Center	0	168,851			N	Gottwals Books	4,500	20.2%	9/7/2020
104	East Hampton Mews Tenants Corp.
105	A1 Stateline Self Storage	0	156,235			N
106	588 Main Avenue	5,933	170,622			N	Sleepy’s	4,732	82.6%	11/30/2017
107	Heathcote Manor Owners Corp.
108	Starbucks Plaza	8,424	139,735			N	Starbucks	1,656	21.1%	2/29/2024
109	Palm Bay Self Storage	0	52,978			N
110	Garden Hamilton, Inc.
111	Teliman Holding Corp.
112	Gramatan Court Apartments, Inc.

A-1-20

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	2nd Largest Tenant Name(10)(12)(13)	2nd Largest Tenant Sq. Ft.	2nd Largest Tenant % of NRA	2nd Largest Tenant Exp. Date	3rd Largest Tenant Name(9)(10)(11)(12)	3rd Largest Tenant Sq. Ft.	3rd Largest Tenant % of NRA	3rd Largest Tenant Exp. Date
1	North Dallas Retail Portfolio	Various	Various	Various	Various	Various	Various	Various	Various
1.01	Heritage Heights	Cantina Laredo	6,152	7.2%	5/31/2019	Phoenix Salon Suites	4,530	5.3%	10/31/2022
1.02	The Highlands	Omni American Bank	4,080	4.5%	10/31/2019	Verf’s Grill and Tavern	3,695	4.1%	12/31/2025
1.03	Josey Oaks Crossing	Kids Dental	4,500	5.5%	12/31/2021	Fuzzy Taco Shop	3,350	4.1%	1/31/2021
1.04	Hunter’s Glen Crossing	Stephen’s Cleaners	4,231	4.5%	11/30/2017	Pacific Dental Services	3,121	3.3%	4/30/2021
1.05	Flower Mound Crossing	First Choice Emergency Room	4,982	6.1%	10/31/2017	GK’s Cleaners	3,500	4.3%	9/30/2016
1.06	Park West Plaza	Monarch Dental	4,626	5.6%	2/28/2020	Scrubs, Etc.	4,180	5.0%	3/31/2024
1.07	Cross Timbers Court	Tarrant Dialysis Centers	6,000	7.8%	3/31/2023	Starbucks	2,584	3.3%	6/30/2017
1.08	14th Street Market	Sol River Dental	3,400	4.3%	1/31/2023	Texas Health Resources	2,400	3.0%	10/31/2020
2	Marriott Melville Long Island
3	Technology Station	Highfive Technologies	28,778	30.4%	11/30/2020	Sports Orthopedic Rehabilitation Medicine	10,871	11.5%	9/30/2022
4	Chicago Industrial Portfolio I	Various	Various	Various	Various	Various	Various	Various	Various
4.01	3211 Oak Grove Avenue
4.02	8100 South 77th Avenue
4.03	2701 South Western Avenue	Moody Bible Institute	36,956	30.0%	10/31/2023	RBG Plastic d/b/a Res	35,956	29.1%	9/30/2020
4.04	1560 Frontenac Road
4.05	2785 Algonquin Road
4.06	951 Corporate Grove Drive
4.07	1225-1229 Lakeside Drive	Trendz Plastics	15,691	25.2%	3/31/2016	IB Roof Systems	15,308	24.6%	3/31/2021
4.08	733-747 Kimberly Drive	Ultratech, Inc	12,200	16.4%	10/31/2017	Buss, Inc	12,200	16.4%	5/31/2019
4.09	12500 Lombard Lane	Nandorf	40,867	47.4%	1/31/2019
4.10	2500-2518 Wisconsin Avenue	Wfh Enterprises, Inc.	8,587	18.7%	8/31/2020	Vince’S Black Tie, Inc.	7,200	15.7%	12/31/2016
4.11	2460-2478 Wisconsin Avenue	Black & Decker (Us), Inc.	7,200	15.7%	10/31/2016	Rc Sales & Service, Inc.	5,000	10.9%	6/30/2016
4.12	2095-2105 Hammond Drive
4.13	877 North Larch Avenue
4.14	2011 Swanson Court	Quick Dry Foods	19,875	45.1%	5/31/2022
4.15	3705 Stern Avenue	Cougar Packaging	9,194	44.2%	1/31/2019
4.16	5727 95th Avenue
4.17	420 West Wrightwood Avenue
4.18	1463 Lunt Avenue
5	Preferred Freezer - Newark
6	10 South LaSalle Street	Northern Trust Company	100,357	12.8%	12/31/2020	Clausen Miller	63,576	8.1%	12/31/2025
7	Hilton Wilmington/Christiana
8	TownePlace Suites Redwood City
9	Cottonwood Shopping Center	Home Life Furniture, Inc.	35,650	18.9%	9/30/2019	Michaels	34,000	18.0%	5/31/2018
10	PRA Health Sciences
11	Orlando Plaza Garage
12	Northline Industrial Center	W.F. Whalen	347,532	31.9%	9/30/2019	Home Depot	285,400	26.2%	1/31/2025
13	Wilshire Plaza	Gordon’s of Metairie	20,250	16.6%	10/31/2019	The Fresh Market	19,265	15.8%	7/31/2025
14	Northview Harbor Apartments
15	Gill Park Cooperative
16	Tharp Retail Portfolio	Various	Various	Various	Various	Various	Various	Various	Various
16.01	Belmont Center	Dollar General	9,376	24.9%	10/31/2020	PNC Bank	5,400	14.3%	1/31/2022
16.02	CSL Plasma Center
16.03	Emerson Center North	Tanfastic Salon	2,400	6.4%	1/31/2018	Altered Image Tattoo	2,250	6.0%	8/31/2020
16.04	Shadeland Center	Jimmy John’s	2,000	31.5%	3/31/2018	Starbuck’s	1,796	28.3%	2/28/2026
16.05	Gateway Office Center
16.06	Girls School Road Center	Herdrich Petroleum Corp.	3,500	25.5%	12/31/2021	Xiong Jian Shi	1,500	10.9%	12/31/2023
16.07	Crawfordsville South Center	Dairy Queen	1,856	42.6%	5/31/2033
16.08	National Road Center	Salazar Dental Group	1,818	22.3%	12/31/2023	Interim Healthcare	1,662	20.4%	3/31/2020
17	South Creek Retail	Los Compadres/Rafael	4,064	6.8%	8/31/2018	Squeeze In Reno, LLC	3,718	6.2%	5/31/2021
18	Waterford Landing Apartments
19	The Landings at 56th
20	Maple Plaza Housing Development Fund Corporation
21	Hampton Inn Suites Ontario
22	Mission Bay Self Storage
23	Compass Self Storage Portfolio
23.01	Compass Self Storage
23.02	ABM Self Storage
24	Marketplace at Rivergate	Harbor Freight Tools	13,043	11.7%	4/30/2025	OCB Realty CO. (d/b/a Ryan’s)	10,161	9.1%	12/31/2026
25	Infinite Self Storage Portfolio
25.01	Infinite Self Storage - East 52nd
25.02	Infinite Self Storage - Loveland
26	Sequoia Center Building 1400	First California Mortgage Co.	24,000	33.3%	7/31/2023
27	Pelham Commons	Artistic Edge Dance Center	4,800	6.3%	12/31/2015	Famous Toastery	4,023	5.3%	9/30/2020
28	Seminole Orange Plaza Center	Papa John’s	1,320	6.7%	9/30/2017	All Your Hair & Nail Salon	920	4.7%	12/20/2017
29	Hampton Inn - Cincinnati Airport North
30	Walgreens Portfolio
30.01	Walgreens - Claremore
30.02	Walgreens - Rainbow
31	Locker Room Portfolio
31.01	Locker Room - 62nd Street
31.02	Locker Room - Aramingo
32	2 & 6 Terri Lane	Gallagher Bassett Services	13,958	16.5%	4/30/2019	Ceramco/DENTSPLY International	10,607	12.6%	12/31/2017
33	Hampton Inn Carmel, IN
34	San Bernardino Marketplace	Fiesta Laundry	2,771	4.7%	7/31/2019	Cricket Wireless	1,379	2.3%	1/31/2019
35	711 Shore Road Owners Corp.
36	440 East 79th Street Owners Corp.
37	Summer Glen Apartments
38	37600 Filbert Street	Contract Metal Products	25,048	41.7%	7/31/2030
39	Shea 70 Plaza	Comfort Dental	3,468	10.3%	2/28/2025	VCA Animal Hospital	2,888	8.6%	5/31/2019
40	215 South Center Street & 210 East Third Street	RBC	4,900	9.9%	9/14/2016	Royal Oak Brewery	4,800	9.7%	6/30/2018
41	Carson Building	Panic, Inc.	7,496	26.1%	10/31/2023	Hi-Tec Sports USA, Inc.	7,348	25.6%	4/30/2017
42	Midtown Market	Petrie Sports Lounge	4,850	14.9%	7/31/2020	Hieu My Nguyen - SPA/Maui Nails	4,220	13.0%	9/30/2018
43	Hy-Vee Waterloo
44	505 Central Avenue Corp.
45	Wisconsin Retail Portfolio	Various	Various	Various	Various	Various	Various	Various	Various
45.01	Wisconsin Rapids	Lebakkens Rent to Own	9,930	19.6%	9/30/2020	Anytime Fitness	7,792	15.4%	2/28/2019
45.02	Kenosha	Solel Tanning	1,411	13.7%	2/28/2021	Papa Johns	1,400	13.6%	9/6/2019
45.03	Laona
45.04	Lakewood
45.05	Chippewa Falls
46	Roberts Crossing Shopping Center	PF Hilliard, LLC	25,239	32.2%	9/30/2024	Top Line Restaurants, Inc	6,400	8.2%	3/31/2021
47	Quality Suites Hickory
48	Wingate by Wyndham Round Rock
49	65 West 95th Owners Corp.
50	Carolina Village MHC
51	Center Grove Estates
52	Colorado Owners, Inc.

A-1-21

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	2nd Largest Tenant Name(10)(12)(13)	2nd Largest Tenant Sq. Ft.	2nd Largest Tenant % of NRA	2nd Largest Tenant Exp. Date	3rd Largest Tenant Name(9)(10)(11)(12)	3rd Largest Tenant Sq. Ft.	3rd Largest Tenant % of NRA	3rd Largest Tenant Exp. Date
53	Congress Owners, Ltd.
54	24535 Owners Corp.
55	Storage Plus Self Storage
56	4721 Calle Carga
57	Comfort Suites Austin
58	Towne Storage-South Jordan
59	ACG Conlon Portfolio
59.01	Southside MHC
59.02	Village Green MHC
60	Belle Promenade Shoppes	Shoe Show #1047	8,000	20.2%	2/28/2019	Cato Fashions/Cato Plus #1084	4,500	11.3%	1/31/2020
61	Tops Plaza	Family Dollar	11,700	21.8%	12/31/2020
62	333 Bronx River Tenants Corp.
63	Linden Hill No. 2 Cooperative Corp.
64	Grinnell Housing Development Fund Corporation
65	Emerson Plaza	Planet Fitness	26,363	32.1%	11/30/2026	Dale’s Family Restaurant	5,400	6.6%	10/31/2018
66	Neighbors Emergency Center
67	Hartsdale Gardens Owners Corp.
68	Infinite Self Storage Hendricks
69	Bandera at Woodlawn	Advance Auto	10,000	30.9%	10/31/2023	Smile Kings Bandera, PLLC	6,813	21.0%	5/31/2024
70	Summit Marketplace	Colorado Wok, Inc.	2,903	20.2%	4/30/2017	Adesso Pizzeria Company	1,400	9.8%	1/31/2021
71	Pelhamdale Manor Corp.
72	Arlington Square-MI	Washtenaw Urgent Care PC	7,344	16.1%	9/30/2020	Fostering Futures LLC	4,841	10.6%	1/31/2020
73	Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc.
74	Fort Totten Apartments
75	The Oaks Plaza	Lenscrafters	5,580	18.8%	7/31/2017	Sally Beauty Supply	2,480	8.4%	5/31/2018
76	Lakefront 17 LLC	Clinic Management and Development	2,772	8.6%	12/31/2017	Jenny Craig Operations, Inc.	2,578	8.0%	2/29/2020
77	Tara Close Apartments Corp.
78	CVS Algonac
79	64th Apartment Corp.
80	Rankin Industrial Buildings	Troy Biologicals, Inc.	14,520	11.6%	3/31/2017	Installation Services, LLC	14,520	11.6%	6/30/2020
81	3050 Fairfield Avenue Owners Corp.
82	Metro Woods Apartments
83	285 Riverside Drive Corp.
84	Stonebrook Place Shopping Center	Leslie’s Poolmart, Inc.	3,404	18.2%	12/31/2019	PT Solutions	2,687	14.4%	5/31/2019
85	Pecan Villa MHP
86	Spring Hill Office II	Aflac Regional Office	4,300	21.3%	7/31/2018	Precision Solids Control	2,024	10.0%	11/16/2019
87	Walgreens - Houston
88	M&M MHP
89	343 King Street
90	135 Willow Owners Corp.
91	Middlebury Self Storage
92	Timberline and Echo Valley MHP
93	3123 Fire Road	Elegance Cleaners	1,920	14.2%	3/31/2018	Twin Boro Physical Therapy	1,777	13.2%	8/31/2021
94	Easy-Stor Self Storage
95	Secured Storage
96	6535 Broadway Owners Corp.
97	16 Canterbury Corp.
98	Hampton House Tenants Corp.
99	Great Indoors Self Storage
100	90 Eighth Avenue Housing Co., Inc.
101	Barclay Plaza Owners, Inc.
102	Fairfax House Owners, Inc.
103	Parkway Village Shopping Center	Impact Fitness	3,000	13.5%	12/31/2021	Fringe Salon	2,350	10.5%	2/28/2022
104	East Hampton Mews Tenants Corp.
105	A1 Stateline Self Storage
106	588 Main Avenue	Subway	1,000	17.4%	4/30/2016
107	Heathcote Manor Owners Corp.
108	Starbucks Plaza	Scottrade	1,365	17.4%	12/31/2018	Complete Nutrition	1,300	16.6%	3/31/2017
109	Palm Bay Self Storage
110	Garden Hamilton, Inc.
111	Teliman Holding Corp.
112	Gramatan Court Apartments, Inc.
A-1-22

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	4th Largest Tenant Name(9)(10)	4th Largest Tenant Sq. Ft.	4th Largest Tenant % of NRA	4th Largest Tenant Exp. Date	5th Largest Tenant Name(3)(10)(12)	5th Largest Tenant Sq. Ft.	5th Largest Tenant % of NRA	5th Largest Tenant Exp. Date
1	North Dallas Retail Portfolio	Various	Various	Various	Various	Various	Various	Various	Various
1.01	Heritage Heights	Cotton Patch Café	4,000	4.7%	6/30/2019	Colleyville Fine Dry Cleaners	2,800	3.3%	4/30/2019
1.02	The Highlands	The Egg & I Restaurant	3,577	4.0%	3/31/2023	Mr. K’s Blue Bonnet Dry Cleaner	2,670	2.9%	3/31/2016
1.03	Josey Oaks Crossing	Sensory Reflexology	1,985	2.4%	4/30/2023	Omni Vision Eye Care	1,900	2.3%	2/28/2018
1.04	Hunter’s Glen Crossing	Legacy Liquor	1,700	1.8%	3/31/2020	Ferrari’s Pizza	1,700	1.8%	4/30/2020
1.05	Flower Mound Crossing	RadioShack	2,030	2.5%	2/28/2017	H&R Block	1,916	2.3%	4/30/2018
1.06	Park West Plaza	Wise Guys Pizza	2,950	3.6%	4/30/2021	WCK Cleaners	2,500	3.0%	5/31/2019
1.07	Cross Timbers Court	California Pro Nails	1,260	1.6%	8/31/2016	Subway	1,050	1.4%	10/31/2018
1.08	14th Street Market	Liberty Tax	1,800	2.3%	5/31/2016	Wingstop	1,800	2.3%	7/31/2016
2	Marriott Melville Long Island
3	Technology Station	Physiatry Medical Group	6,115	6.5%	9/30/2022
4	Chicago Industrial Portfolio I	Various	Various	Various	Various	Various	Various	Various	Various
4.01	3211 Oak Grove Avenue
4.02	8100 South 77th Avenue
4.03	2701 South Western Avenue
4.04	1560 Frontenac Road
4.05	2785 Algonquin Road
4.06	951 Corporate Grove Drive
4.07	1225-1229 Lakeside Drive
4.08	733-747 Kimberly Drive	Loram Maintenance of	12,180	16.4%	5/15/2018	RTM Precision Machini	12,180	16.4%	6/30/2018
4.09	12500 Lombard Lane
4.10	2500-2518 Wisconsin Avenue	Dee Givens & Company, Inc.	4,500	9.8%	4/30/2016	Technical Printing Solutions Group, Inc.	4,033	8.8%	10/31/2020
4.11	2460-2478 Wisconsin Avenue	Butterfield Electric	4,500	9.8%	2/28/2017	Carlsen’S Elevator Service, Inc.	4,500	9.8%	2/28/2020
4.12	2095-2105 Hammond Drive
4.13	877 North Larch Avenue
4.14	2011 Swanson Court
4.15	3705 Stern Avenue
4.16	5727 95th Avenue
4.17	420 West Wrightwood Avenue
4.18	1463 Lunt Avenue
5	Preferred Freezer - Newark
6	10 South LaSalle Street	Amwins Brokerage Of Illinois	36,320	4.6%	6/30/2021	Blatt Hasenmiller Leibsker	22,874	2.9%	10/31/2025
7	Hilton Wilmington/Christiana
8	TownePlace Suites Redwood City
9	Cottonwood Shopping Center	Barnes & Noble	25,050	13.3%	1/31/2017	Office Max	23,500	12.4%	11/30/2016
10	PRA Health Sciences
11	Orlando Plaza Garage
12	Northline Industrial Center
13	Wilshire Plaza	Office Depot	15,555	12.8%	11/30/2020	Rite Aid	12,000	9.9%	7/31/2025
14	Northview Harbor Apartments
15	Gill Park Cooperative
16	Tharp Retail Portfolio	Various	Various	Various	Various	Various	Various	Various	Various
16.01	Belmont Center	Salazar Dental of Indiana	3,929	10.4%	2/28/2029	Taco Bell - Leased Fee	2,640	7.0%	5/31/2025
16.02	CSL Plasma Center
16.03	Emerson Center North	DJ’s Hot Dogs	1,820	4.8%	10/31/2024	Pick Me Pets	1,470	3.9%	10/31/2018
16.04	Shadeland Center
16.05	Gateway Office Center
16.06	Girls School Road Center	Hot Stylz	1,200	8.8%	6/30/2018
16.07	Crawfordsville South Center
16.08	National Road Center
17	South Creek Retail	Beauty Zone	2,780	4.7%	11/30/2018	Dr. Calvin Van Reken	2,510	4.2%	7/31/2019
18	Waterford Landing Apartments
19	The Landings at 56th
20	Maple Plaza Housing Development Fund Corporation
21	Hampton Inn Suites Ontario
22	Mission Bay Self Storage
23	Compass Self Storage Portfolio
23.01	Compass Self Storage
23.02	ABM Self Storage
24	Marketplace at Rivergate	Tuesday Morning Inc. (d/b/a Tuesday Morning)	7,851	7.0%	MTM	United Retail Incorporated (d/b/a Avenue)	6,900	6.2%	12/31/2017
25	Infinite Self Storage Portfolio
25.01	Infinite Self Storage - East 52nd
25.02	Infinite Self Storage - Loveland
26	Sequoia Center Building 1400
27	Pelham Commons	Burn Boot Camp Gym	3,660	4.8%	12/31/2020	Tip It Back Sports Grille	2,800	3.7%	9/30/2017
28	Seminole Orange Plaza Center	Dr Stacy-Ann Smith	857	4.4%	12/20/2017
29	Hampton Inn - Cincinnati Airport North
30	Walgreens Portfolio
30.01	Walgreens - Claremore
30.02	Walgreens - Rainbow
31	Locker Room Portfolio
31.01	Locker Room - 62nd Street
31.02	Locker Room - Aramingo
32	2 & 6 Terri Lane	Envirotrac, Ltd.	7,500	8.9%	7/31/2018	National Mentor Healthcare	6,200	7.3%	6/30/2020
33	Hampton Inn Carmel, IN
34	San Bernardino Marketplace	Subway	1,379	2.3%	3/15/2020	Sure Smile Dental	1,240	2.1%	12/1/2018
35	711 Shore Road Owners Corp.
36	440 East 79th Street Owners Corp.
37	Summer Glen Apartments
38	37600 Filbert Street
39	Shea 70 Plaza	Music Masters	2,800	8.3%	MTM	Remedy Pilates	2,730	8.1%	3/31/2020
40	215 South Center Street & 210 East Third Street	Match RX	4,775	9.7%	1/31/2017	Wachler & Assoc	4,651	9.4%	9/30/2018
41	Carson Building	Mitchell Gold & Bob Williams	6,312	22.0%	12/31/2019
42	Midtown Market	DGN Factory LLC	3,000	9.2%	5/31/2019	SH Salon LLC	2,800	8.6%	10/31/2020
43	Hy-Vee Waterloo
44	505 Central Avenue Corp.
45	Wisconsin Retail Portfolio	Various	Various	Various	Various	Various	Various	Various	Various
45.01	Wisconsin Rapids	Bremmer’s Treasures	3,300	6.5%	12/31/2019	H&R Block	2,223	4.4%	12/31/2019
45.02	Kenosha	HR Block	1,400	13.6%	4/30/2016	Cash Store	1,150	11.2%	12/31/2018
45.03	Laona
45.04	Lakewood
45.05	Chippewa Falls
46	Roberts Crossing Shopping Center	La Michoacana Mexican	3,244	4.1%	3/31/2016	Posh Nail Company, LLC	3,200	4.1%	3/31/2019
47	Quality Suites Hickory
48	Wingate by Wyndham Round Rock
49	65 West 95th Owners Corp.
50	Carolina Village MHC
51	Center Grove Estates
52	Colorado Owners, Inc.

A-1-23

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	4th Largest Tenant Name(9)(10)	4th Largest Tenant Sq. Ft.	4th Largest Tenant % of NRA	4th Largest Tenant Exp. Date	5th Largest Tenant Name(3)(10)(12)	5th Largest Tenant Sq. Ft.	5th Largest Tenant % of NRA	5th Largest Tenant Exp. Date
53	Congress Owners, Ltd.
54	24535 Owners Corp.
55	Storage Plus Self Storage
56	4721 Calle Carga
57	Comfort Suites Austin
58	Towne Storage-South Jordan
59	ACG Conlon Portfolio
59.01	Southside MHC
59.02	Village Green MHC
60	Belle Promenade Shoppes	The Notary Shoppe	2,400	6.0%	4/30/2017	The Bistro One Smart Cookie Co	2,400	6.0%	5/31/2018
61	Tops Plaza
62	333 Bronx River Tenants Corp.
63	Linden Hill No. 2 Cooperative Corp.
64	Grinnell Housing Development Fund Corporation
65	Emerson Plaza	Dairy Queen	2,724	3.3%	6/18/2020	Mi Amigos	2,600	3.2%	9/14/2017
66	Neighbors Emergency Center
67	Hartsdale Gardens Owners Corp.
68	Infinite Self Storage Hendricks
69	Bandera at Woodlawn	Texas EZPAWN L.P.	5,080	15.7%	2/28/2017
70	Summit Marketplace	Supercuts	1,400	9.8%	7/31/2020	Advance America, Cash Advance	1,400	9.8%	10/31/2018
71	Pelhamdale Manor Corp.
72	Arlington Square-MI	Association Management Group	3,013	6.6%	12/31/2017	THI of Michigan at Detroit	2,228	4.9%	10/31/2017
73	Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc.
74	Fort Totten Apartments
75	The Oaks Plaza	Wingstop	2,232	7.5%	9/30/2025	Herbalife	1,860	6.3%	5/31/2016
76	Lakefront 17 LLC	Four Points Wellness	2,398	7.4%	1/31/2019	Yasemin the Day Spa, Inc.	2,117	6.5%	7/31/2017
77	Tara Close Apartments Corp.
78	CVS Algonac
79	64th Apartment Corp.
80	Rankin Industrial Buildings	Trailer Events, LLC and DriForce Emergency Services, LLC	4,867	3.9%	12/31/2015	Rose-Anne Cross	4,840	3.9%	MTM
81	3050 Fairfield Avenue Owners Corp.
82	Metro Woods Apartments
83	285 Riverside Drive Corp.
84	Stonebrook Place Shopping Center	El Balcon Restaurant	2,216	11.9%	8/31/2023	Wingstop	2,184	11.7%	12/31/2024
85	Pecan Villa MHP
86	Spring Hill Office II	Triumphant Health Center, P.C.	2,017	10.0%	5/31/2020	Sevier Climate Control	1,134	5.6%	5/31/2017
87	Walgreens - Houston
88	M&M MHP
89	343 King Street
90	135 Willow Owners Corp.
91	Middlebury Self Storage
92	Timberline and Echo Valley MHP
93	3123 Fire Road	Micchelli’s Pizza	1,760	13.0%	4/30/2018	Great Clips	1,480	11.0%	1/31/2020
94	Easy-Stor Self Storage
95	Secured Storage
96	6535 Broadway Owners Corp.
97	16 Canterbury Corp.
98	Hampton House Tenants Corp.
99	Great Indoors Self Storage
100	90 Eighth Avenue Housing Co., Inc.
101	Barclay Plaza Owners, Inc.
102	Fairfax House Owners, Inc.
103	Parkway Village Shopping Center	Peachy Baby	2,150	9.6%	11/30/2020	Thai Pepper	1,836	8.2%	5/31/2018
104	East Hampton Mews Tenants Corp.
105	A1 Stateline Self Storage
106	588 Main Avenue
107	Heathcote Manor Owners Corp.
108	Starbucks Plaza	Cost Cutters	1,300	16.6%	4/30/2017	YoWay Frozen Yogurt	1,170	14.9%	8/31/2017
109	Palm Bay Self Storage
110	Garden Hamilton, Inc.
111	Teliman Holding Corp.
112	Gramatan Court Apartments, Inc.

A-1-24

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)	Seismic Report Date	Seismic PML %	Seismic Insurance Required (Y/N)	Terrorism Insurance (Y/N)	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)
1	North Dallas Retail Portfolio	10/8/2015	10/8/2015				N	Y	Acquisition	97,250
1.01	Heritage Heights	10/8/2015	10/8/2015				N	Y
1.02	The Highlands	10/8/2015	10/8/2015				N	Y
1.03	Josey Oaks Crossing	10/8/2015	10/8/2015				N	Y
1.04	Hunter’s Glen Crossing	10/8/2015	10/8/2015				N	Y
1.05	Flower Mound Crossing	10/8/2015	10/8/2015				N	Y
1.06	Park West Plaza	10/8/2015	10/8/2015				N	Y
1.07	Cross Timbers Court	10/8/2015	10/8/2015				N	Y
1.08	14th Street Market	10/8/2015	10/8/2015				N	Y
2	Marriott Melville Long Island	9/8/2015	9/8/2015				N	Y	Refinance	240,250
3	Technology Station	10/20/2015	10/20/2015		10/20/2015	12.0%	N	Y	Refinance	0
4	Chicago Industrial Portfolio I	Various	Various	Various			N	Y	Acquisition	235,845
4.01	3211 Oak Grove Avenue	11/12/2015	11/11/2015				N	Y
4.02	8100 South 77th Avenue	11/20/2015	11/17/2015				N	Y
4.03	2701 South Western Avenue	11/12/2015	11/10/2015				N	Y
4.04	1560 Frontenac Road	11/12/2015	11/11/2015				N	Y
4.05	2785 Algonquin Road	11/20/2015	11/19/2015				N	Y
4.06	951 Corporate Grove Drive	11/12/2015	11/12/2015	11/30/2015			N	Y
4.07	1225-1229 Lakeside Drive	11/12/2015	11/11/2015				N	Y
4.08	733-747 Kimberly Drive	11/12/2015	11/12/2015				N	Y
4.09	12500 Lombard Lane	11/12/2015	11/11/2015				N	Y
4.10	2500-2518 Wisconsin Avenue	11/20/2015	11/17/2015				N	Y
4.11	2460-2478 Wisconsin Avenue	11/20/2015	11/17/2015				N	Y
4.12	2095-2105 Hammond Drive	11/12/2015	11/11/2015				N	Y
4.13	877 North Larch Avenue	11/12/2015	11/11/2015				N	Y
4.14	2011 Swanson Court	11/12/2015	11/12/2015				N	Y
4.15	3705 Stern Avenue	11/12/2015	11/12/2015				N	Y
4.16	5727 95th Avenue	11/12/2015	11/12/2015				N	Y
4.17	420 West Wrightwood Avenue	11/12/2015	11/12/2015				N	Y
4.18	1463 Lunt Avenue	11/12/2015	11/11/2015				N	Y
5	Preferred Freezer - Newark	10/6/2015	10/6/2015				N	Y	Refinance	0
6	10 South LaSalle Street	12/3/2015	12/3/2015				N	Y	Refinance	0
7	Hilton Wilmington/Christiana	8/24/2015	8/24/2015				N	Y	Refinance	0
8	TownePlace Suites Redwood City	10/2/2015	10/2/2015		10/2/2015	5.0%	N	Y	Refinance	0
9	Cottonwood Shopping Center	9/30/2015	9/30/2015				N	Y	Refinance	0
10	PRA Health Sciences	5/28/2015	6/1/2015				N	Y	Acquisition	0
11	Orlando Plaza Garage	11/30/2015	11/25/2015				N	Y	Refinance	0
12	Northline Industrial Center	8/17/2015	8/1/2015				N	Y	Acquisition	0
13	Wilshire Plaza	10/22/2015	10/22/2015				N	Y	Refinance	3,000
14	Northview Harbor Apartments	10/28/2015	10/28/2015				N	Y	Acquisition	0
15	Gill Park Cooperative	12/28/2015	6/3/2015				N	Y	Refinance	0
16	Tharp Retail Portfolio	Various	12/21/2015				N	Y	Refinance	100,566
16.01	Belmont Center	12/21/2015	12/21/2015				N	Y
16.02	CSL Plasma Center	12/21/2015	12/21/2015				N	Y
16.03	Emerson Center North	12/21/2015	12/21/2015				N	Y
16.04	Shadeland Center	12/21/2015	12/21/2015				N	Y
16.05	Gateway Office Center	12/21/2015	12/21/2015				N	Y
16.06	Girls School Road Center	12/21/2015	12/21/2015				N	Y
16.07	Crawfordsville South Center	12/21/2015	12/21/2015				N	Y
16.08	National Road Center	7/7/2015	12/17/2015				N	Y
17	South Creek Retail	10/29/2015	10/30/2015		10/30/2015	8.0%	N	Y	Acquisition	0
18	Waterford Landing Apartments	8/14/2015	8/14/2015				N	Y	Acquisition	91,000
19	The Landings at 56th	11/30/2015	12/1/2015				N	Y	Refinance	36,850
20	Maple Plaza Housing Development Fund Corporation	6/30/2015	6/29/2015				N	Y	Refinance	0
21	Hampton Inn Suites Ontario	8/27/2015	8/27/2015		8/27/2015	9.0%	N	Y	Refinance	0
22	Mission Bay Self Storage	10/20/2015	10/20/2015				N	Y	Refinance	0
23	Compass Self Storage Portfolio	Various	Various				N	Y	Acquisition	6,719
23.01	Compass Self Storage	9/21/2015	9/11/2015				N	Y
23.02	ABM Self Storage	8/19/2015	9/1/2015				N	Y
24	Marketplace at Rivergate	10/14/2015	10/14/2015				N	Y	Refinance	4,375
25	Infinite Self Storage Portfolio	9/3/2015	9/3/2015				N	Y	Refinance	11,132
25.01	Infinite Self Storage - East 52nd	9/3/2015	9/3/2015				N	Y
25.02	Infinite Self Storage - Loveland	9/3/2015	9/3/2015				N	Y
26	Sequoia Center Building 1400	10/7/2015	10/8/2015		10/8/2015	11.0%	N	Y	Refinance	0
27	Pelham Commons	10/22/2015	10/22/2015				N	Y	Refinance	0
28	Seminole Orange Plaza Center	9/28/2015	9/28/2015				N	Y	Acquisition	0
29	Hampton Inn - Cincinnati Airport North	10/2/2015	10/1/2015				N	Y	Refinance	0
30	Walgreens Portfolio	Various	6/19/2015				N	Y	Refinance	0
30.01	Walgreens - Claremore	6/19/2015	6/19/2015				N	Y
30.02	Walgreens - Rainbow	6/18/2015	6/19/2015				N	Y
31	Locker Room Portfolio	Various	10/6/2015				N	Y	Acquisition	31,109
31.01	Locker Room - 62nd Street	10/6/2015	10/6/2015				N	Y
31.02	Locker Room - Aramingo	10/2/2015	10/6/2015				N	Y
32	2 & 6 Terri Lane	3/13/2015	3/16/2015				N	Y	Refinance	58,623
33	Hampton Inn Carmel, IN	11/4/2015	11/5/2015				N	Y	Refinance	0
34	San Bernardino Marketplace	9/24/2015	9/24/2015		9/25/2015	18.0%	N	Y	Acquisition	40,188
35	711 Shore Road Owners Corp.	8/18/2015	8/17/2015				N	Y	Refinance	0
36	440 East 79th Street Owners Corp.	10/27/2015	10/26/2015				N	Y	Refinance	0
37	Summer Glen Apartments	10/26/2015	10/23/2015				N	Y	Refinance	35,625
38	37600 Filbert Street	10/29/2015	10/30/2015		10/29/2015	16.0%	N	Y	Refinance	266,125
39	Shea 70 Plaza	10/14/2015	10/14/2015				N	Y	Acquisition	41,500
40	215 South Center Street & 210 East Third Street	9/28/2015	9/30/2015; 10/5/2015				N	Y	Refinance	0
41	Carson Building	11/24/2015	11/24/2015		11/24/2015	10.0%	N	Y	Refinance	0
42	Midtown Market	10/23/2015	10/27/2015				N	Y	Acquisition	0
43	Hy-Vee Waterloo	9/2/2015	9/2/2015				N	Y	Refinance	0
44	505 Central Avenue Corp.	10/16/2015	10/14/2015				N	Y	Refinance	0
45	Wisconsin Retail Portfolio	7/21/2015	Various				N	Y	Refinance	50,201
45.01	Wisconsin Rapids	7/21/2015	7/20/2015				N	Y
45.02	Kenosha	7/21/2015	7/20/2015				N	Y
45.03	Laona	7/21/2015	7/21/2015				N	Y
45.04	Lakewood	7/21/2015	7/21/2015				N	Y
45.05	Chippewa Falls	7/21/2015	7/20/2015				N	Y
46	Roberts Crossing Shopping Center	11/3/2015	11/4/2015				N	Y	Refinance	2,134
47	Quality Suites Hickory	11/10/2014	11/10/2014				N	Y	Refinance	0
48	Wingate by Wyndham Round Rock	11/2/2015	11/2/2015				N	Y	Refinance	0
49	65 West 95th Owners Corp.	12/9/2015	10/30/2015				N	Y	Refinance	0
50	Carolina Village MHC	10/6/2015	10/6/2015				N	Y	Acquisition	54,250
51	Center Grove Estates	8/19/2015	8/19/2015				N	Y	Refinance	18,625
52	Colorado Owners, Inc.	9/17/2015	9/15/2015				N	Y	Refinance	0

A-1-25

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)	Seismic Report Date	Seismic PML %	Seismic Insurance Required (Y/N)	Terrorism Insurance (Y/N)	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)
53	Congress Owners, Ltd.	7/15/2015	7/15/2015				N	Y	Refinance	0
54	24535 Owners Corp.	10/22/2015	10/21/2015				N	Y	Refinance	0
55	Storage Plus Self Storage	7/16/2015	7/16/2015				N	Y	Acquisition	11,844
56	4721 Calle Carga	12/11/2015	12/14/2015		12/10/2015	17.0%	N	Y	Acquisition	140,625
57	Comfort Suites Austin	9/8/2015	9/8/2015				N	Y	Refinance	0
58	Towne Storage-South Jordan	10/30/2015	10/30/2015		10/30/2015	7.0%	N	Y	Refinance	0
59	ACG Conlon Portfolio	9/30/2015	9/30/2015				N	Y	Refinance	57,394
59.01	Southside MHC	9/30/2015	9/30/2015				N	Y
59.02	Village Green MHC	9/30/2015	9/30/2015				N	Y
60	Belle Promenade Shoppes	12/4/2015	11/12/2015				N	Y	Refinance	2,500
61	Tops Plaza	8/24/2015	8/24/2015				N	Y	Refinance	16,991
62	333 Bronx River Tenants Corp.	9/8/2015	9/3/2015				N	Y	Refinance	0
63	Linden Hill No. 2 Cooperative Corp.	9/10/2015	9/9/2015				N	Y	Refinance	0
64	Grinnell Housing Development Fund Corporation	10/1/2015	9/30/2015				N	Y	Refinance	0
65	Emerson Plaza	10/13/2015	10/13/2015				N	Y	Acquisition	0
66	Neighbors Emergency Center	4/23/2015	4/23/2015				N	Y	Acquisition	0
67	Hartsdale Gardens Owners Corp.	11/5/2015	11/4/2015				N	Y	Refinance	0
68	Infinite Self Storage Hendricks	9/3/2015	9/3/2015				N	Y	Refinance	0
69	Bandera at Woodlawn	11/23/2015	11/23/2015				N	Y	Acquisition	200,000
70	Summit Marketplace	10/27/2015	10/27/2015				N	Y	Refinance	0
71	Pelhamdale Manor Corp.	10/8/2015	10/6/2015				N	Y	Refinance	0
72	Arlington Square-MI	10/20/2015	10/22/2015				N	Y	Refinance	0
73	Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc.	9/28/2015	9/28/2015				N	Y	Refinance	0
74	Fort Totten Apartments	10/13/2015	10/6/2015				N	Y	Refinance	0
75	The Oaks Plaza	7/28/2015	8/5/2015				N	Y	Refinance	0
76	Lakefront 17 LLC	10/29/2015	10/29/2015				N	Y	Refinance	0
77	Tara Close Apartments Corp.	9/17/2015	9/16/2015				N	Y	Refinance	0
78	CVS Algonac	12/3/2015	12/3/2015				N	Y	Refinance	175
79	64th Apartment Corp.	10/2/2015	10/1/2015				N	Y	Refinance	0
80	Rankin Industrial Buildings	11/17/2015	11/24/2015				N	Y	Refinance	0
81	3050 Fairfield Avenue Owners Corp.	11/9/2015	11/5/2015				N	Y	Refinance	0
82	Metro Woods Apartments	9/25/2015	9/23/2015				N	Y	Refinance	0
83	285 Riverside Drive Corp.	7/1/2015	6/25/2015				N	Y	Refinance	0
84	Stonebrook Place Shopping Center	11/19/2014	11/19/2014				N	Y	Refinance	0
85	Pecan Villa MHP	12/4/2015	12/4/2015				N	Y	Refinance	35,000
86	Spring Hill Office II	11/16/2015	11/16/2015				N	Y	Refinance	0
87	Walgreens - Houston	6/18/2015	6/18/2015				N	Y	Refinance	0
88	M&M MHP	11/13/2015	11/13/2015				N	Y	Acquisition	0
89	343 King Street	12/7/2015	11/5/2015				N	Y	Refinance	0
90	135 Willow Owners Corp.	11/9/2015	11/5/2015				N	Y	Refinance	0
91	Middlebury Self Storage	10/6/2015	10/5/2015				N	Y	Acquisition	8,000
92	Timberline and Echo Valley MHP	12/18/2015	8/12/2015				N	Y	Refinance	527,107
93	3123 Fire Road	10/19/2015	10/19/2015				N	Y	Refinance	0
94	Easy-Stor Self Storage	9/29/2015	9/29/2015				N	Y	Acquisition	14,813
95	Secured Storage	7/13/2015	7/14/2015				N	Y	Acquisition	0
96	6535 Broadway Owners Corp.	8/4/2015	8/3/2015				N	Y	Refinance	0
97	16 Canterbury Corp.	12/3/2015	12/1/2015				N	Y	Refinance	0
98	Hampton House Tenants Corp.	9/10/2015	9/14/2015				N	Y	Refinance	0
99	Great Indoors Self Storage	11/11/2015	11/11/2015				N	Y	Acquisition	0
100	90 Eighth Avenue Housing Co., Inc.	11/16/2015	11/12/2015				N	Y	Refinance	0
101	Barclay Plaza Owners, Inc.	9/24/2015	9/24/2015				N	Y	Refinance	0
102	Fairfax House Owners, Inc.	6/24/2015	6/1/2015				N	Y	Refinance	0
103	Parkway Village Shopping Center	7/6/2015	7/6/2015				N	Y	Refinance	0
104	East Hampton Mews Tenants Corp.	10/5/2015	10/1/2015				N	Y	Refinance	0
105	A1 Stateline Self Storage	11/4/2015	11/5/2015				N	Y	Acquisition	4,531
106	588 Main Avenue	8/24/2015	8/24/2015				N	Y	Refinance	0
107	Heathcote Manor Owners Corp.	9/8/2015	9/9/2015				N	Y	Refinance	0
108	Starbucks Plaza	10/29/2015	10/29/2015				N	Y	Refinance	0
109	Palm Bay Self Storage	9/29/2015	9/29/2015				N	Y	Acquisition	7,625
110	Garden Hamilton, Inc.	10/22/2015	10/22/2015				N	Y	Refinance	0
111	Teliman Holding Corp.	5/11/2015	5/11/2015				N	Y	Refinance	0
112	Gramatan Court Apartments, Inc.	9/17/2015	9/16/2015				N	Y	Refinance	0

A-1-26

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Tax Escrow (Initial)	Monthly Tax Escrow ($)	Tax Escrow - Cash or LoC	Tax Escrow - LoC Counterparty	Insurance Escrow (Initial)	Monthly Insurance Escrow ($)	Insurance Escrow - Cash or LoC	Insurance Escrow - LoC Counterparty	Upfront Replacement Reserve ($)
1	North Dallas Retail Portfolio	154,383	154,383; Springing	Cash		0	Springing			966,100
1.01	Heritage Heights
1.02	The Highlands
1.03	Josey Oaks Crossing
1.04	Hunter’s Glen Crossing
1.05	Flower Mound Crossing
1.06	Park West Plaza
1.07	Cross Timbers Court
1.08	14th Street Market
2	Marriott Melville Long Island	112,214	106,870	Cash		67,254	9,150	Cash		0
3	Technology Station	84,726	28,242	Cash		0	Springing			0
4	Chicago Industrial Portfolio I	756,506	139,208; Springing	Cash		0	Springing			0
4.01	3211 Oak Grove Avenue
4.02	8100 South 77th Avenue
4.03	2701 South Western Avenue
4.04	1560 Frontenac Road
4.05	2785 Algonquin Road
4.06	951 Corporate Grove Drive
4.07	1225-1229 Lakeside Drive
4.08	733-747 Kimberly Drive
4.09	12500 Lombard Lane
4.10	2500-2518 Wisconsin Avenue
4.11	2460-2478 Wisconsin Avenue
4.12	2095-2105 Hammond Drive
4.13	877 North Larch Avenue
4.14	2011 Swanson Court
4.15	3705 Stern Avenue
4.16	5727 95th Avenue
4.17	420 West Wrightwood Avenue
4.18	1463 Lunt Avenue
5	Preferred Freezer - Newark	0	Springing			0	Springing			0
6	10 South LaSalle Street	2,803,392	467,233	Cash		0	Springing			0
7	Hilton Wilmington/Christiana	76,409	25,470	Cash		0	Springing			0
8	TownePlace Suites Redwood City	77,170	13,248	Cash		9,465	3,155	Cash		19,370
9	Cottonwood Shopping Center	36,312	18,156; Springing	Cash		0	Springing			0
10	PRA Health Sciences	0	Springing			0	Springing			0
11	Orlando Plaza Garage	0	21,166	Cash		0	Springing			0
12	Northline Industrial Center	36,011	32,647	Cash		30,777	4,396	Cash		0
13	Wilshire Plaza	37,166	18,583	Cash		15,720	7,860	Cash		0
14	Northview Harbor Apartments	0	20,909	Cash		20,727	5,182	Cash		0
15	Gill Park Cooperative	0	Springing			0	Springing			0
16	Tharp Retail Portfolio	61,868	15,467	Cash		71,565	6,506	Cash		1,827
16.01	Belmont Center
16.02	CSL Plasma Center
16.03	Emerson Center North
16.04	Shadeland Center
16.05	Gateway Office Center
16.06	Girls School Road Center
16.07	Crawfordsville South Center
16.08	National Road Center
17	South Creek Retail	20,096	10,048	Cash		4,898	2,449	Cash		0
18	Waterford Landing Apartments	48,516	23,103	Cash		0	Springing			747,800
19	The Landings at 56th	50,752	16,917	Cash		85,729	7,794	Cash		7,875
20	Maple Plaza Housing Development Fund Corporation	0	Springing			0	Springing			0
21	Hampton Inn Suites Ontario	18,224	9,112	Cash		0	Springing			0
22	Mission Bay Self Storage	10,656	10,657	Cash		31,526	4,503	Cash		0
23	Compass Self Storage Portfolio	18,392	9,196	Cash		53,386	3,559	Cash		0
23.01	Compass Self Storage
23.02	ABM Self Storage
24	Marketplace at Rivergate	97,377	9,738	Cash		5,564	1,766	Cash		0
25	Infinite Self Storage Portfolio	113,623	14,203	Cash		3,620	724	Cash		1,147
25.01	Infinite Self Storage - East 52nd
25.02	Infinite Self Storage - Loveland
26	Sequoia Center Building 1400	18,130	18,130	Cash		0	Springing			0
27	Pelham Commons	26,271	13,135	Cash		2,394	1,197	Cash		0
28	Seminole Orange Plaza Center	23,208	1,934; Springing	Cash		0	Springing			0
29	Hampton Inn - Cincinnati Airport North	11,028	2,757	Cash		7,881	2,627	Cash		0
30	Walgreens Portfolio	0	Springing			0	Springing			0
30.01	Walgreens - Claremore
30.02	Walgreens - Rainbow
31	Locker Room Portfolio	58,016	6,139	Cash		110,872	2,082	Cash		8,000
31.01	Locker Room - 62nd Street
31.02	Locker Room - Aramingo
32	2 & 6 Terri Lane	42,573	14,191	Cash		13,413	2,404	Cash		0
33	Hampton Inn Carmel, IN	16,438	8,218	Cash		0	Springing			900,000
34	San Bernardino Marketplace	6,315	2,105	Cash		2,795	2,795	Cash		0
35	711 Shore Road Owners Corp.	0	Springing			0	Springing			0
36	440 East 79th Street Owners Corp.	0	Springing			0	Springing			0
37	Summer Glen Apartments	0	4,575	Cash		28,214	2,687	Cash		75,000
38	37600 Filbert Street	17,754	3,551	Cash		3,232	1,077	Cash		500
39	Shea 70 Plaza	16,808	5,603	Cash		926	441	Cash		23,041
40	215 South Center Street & 210 East Third Street	75,908	10,844	Cash		3,582	1,194	Cash		0
41	Carson Building	30,428	7,607	Cash		4,122	687	Cash		0
42	Midtown Market	0	15,041	Cash		5,539	659	Cash		0
43	Hy-Vee Waterloo	0	Springing			0	Springing			0
44	505 Central Avenue Corp.	0	Springing			0	Springing			0
45	Wisconsin Retail Portfolio	32,608	8,152	Cash		8,508	1,418	Cash		0
45.01	Wisconsin Rapids
45.02	Kenosha
45.03	Laona
45.04	Lakewood
45.05	Chippewa Falls
46	Roberts Crossing Shopping Center	50,608	7,230	Cash		3,606	1,202	Cash		0
47	Quality Suites Hickory	22,892	2,289	Cash		7,820	1,955	Cash		5,716
48	Wingate by Wyndham Round Rock	0	8,607	Cash		35,140	2,789	Cash		0
49	65 West 95th Owners Corp.	0	Springing			0	Springing			0
50	Carolina Village MHC	0	1,842	Cash		2,416	767	Cash		0
51	Center Grove Estates	7,514	3,578	Cash		14,768	1,758	Cash		0
52	Colorado Owners, Inc.	0	Springing			0	Springing			0
A-1-27

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Tax Escrow (Initial)	Monthly Tax Escrow ($)	Tax Escrow - Cash or LoC	Tax Escrow - LoC Counterparty	Insurance Escrow (Initial)	Monthly Insurance Escrow ($)	Insurance Escrow - Cash or LoC	Insurance Escrow - LoC Counterparty	Upfront Replacement Reserve ($)
53	Congress Owners, Ltd.	0	Springing			0	Springing			0
54	24535 Owners Corp.	0	Springing			0	Springing			0
55	Storage Plus Self Storage	6,292	2,996	Cash		5,178	822	Cash		0
56	4721 Calle Carga	4,031	Springing	Cash		0	0			0
57	Comfort Suites Austin	65,819	5,984	Cash		10,399	3,466	Cash		0
58	Towne Storage-South Jordan	8,892	4,446	Cash		227	227	Cash		0
59	ACG Conlon Portfolio	25,943	3,530	Cash		3,157	334	Cash		0
59.01	Southside MHC
59.02	Village Green MHC
60	Belle Promenade Shoppes	17,845	8,922	Cash		5,896	2,948	Cash		0
61	Tops Plaza	89,808	11,513	Cash		5,474	1,579	Cash		0
62	333 Bronx River Tenants Corp.	0	Springing			0	Springing			0
63	Linden Hill No. 2 Cooperative Corp.	143,455	47,818	Cash		0	Springing			0
64	Grinnell Housing Development Fund Corporation	0	Springing			0	Springing			0
65	Emerson Plaza	28,740	14,370	Cash		3,512	1,756	Cash		0
66	Neighbors Emergency Center	0	Springing			0	Springing			0
67	Hartsdale Gardens Owners Corp.	108,090	15,030	Cash		0	Springing			0
68	Infinite Self Storage Hendricks	16,119	2,303	Cash		1,305	261	Cash		583
69	Bandera at Woodlawn	7,338	7,338	Cash		8,712	968	Cash		0
70	Summit Marketplace	46,162	7,327	Cash		4,689	638	Cash		0
71	Pelhamdale Manor Corp.	0	Springing			0	Springing			0
72	Arlington Square-MI	42,420	10,605	Cash		1,151	1,151	Cash		0
73	Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc.	0	Springing			0	Springing			0
74	Fort Totten Apartments	20,696	5,174	Cash		6,092	3,046	Cash		0
75	The Oaks Plaza	51,666	4,305	Cash		13,603	2,721	Cash		371
76	Lakefront 17 LLC	3,731	3,731	Cash		606	606	Cash		0
77	Tara Close Apartments Corp.	62,335	14,661	Cash		0	Springing			0
78	CVS Algonac	0	Springing			10,999	917	Cash		10,000
79	64th Apartment Corp.	0	Springing			0	Springing			0
80	Rankin Industrial Buildings	36,190	5,170	Cash		5,706	1,902	Cash		0
81	3050 Fairfield Avenue Owners Corp.	0	Springing			0	Springing			0
82	Metro Woods Apartments	14,445	4,815	Cash		24,021	3,432	Cash		0
83	285 Riverside Drive Corp.	0	Springing			0	Springing			0
84	Stonebrook Place Shopping Center	16,194	5,398	Cash		1,517	756	Cash		10,000
85	Pecan Villa MHP	3,234	1,617	Cash		1,821	607	Cash		508
86	Spring Hill Office II	2,895	2,895	Cash		5,687	517	Cash		0
87	Walgreens - Houston	0	Springing			0	Springing			0
88	M&M MHP	1,510	755	Cash		1,100	550	Cash		0
89	343 King Street	1,776	1,776	Cash		5,823	647	Cash		0
90	135 Willow Owners Corp.	0	Springing			0	Springing			0
91	Middlebury Self Storage	4,711	2,243	Cash		819	260	Cash		0
92	Timberline and Echo Valley MHP	15,702	3,140	Cash		7,715	1,929	Cash		1,146
93	3123 Fire Road	18,879	6,293	Cash		2,964	494	Cash		50,000
94	Easy-Stor Self Storage	4,883	2,441	Cash		2,411	1,206	Cash		652
95	Secured Storage	12,379	1,684	Cash		1,035	329	Cash		0
96	6535 Broadway Owners Corp.	0	Springing			0	Springing			0
97	16 Canterbury Corp.	0	Springing			0	Springing			0
98	Hampton House Tenants Corp.	0	Springing			0	Springing			0
99	Great Indoors Self Storage	4,908	1,558	Cash		996	316	Cash		0
100	90 Eighth Avenue Housing Co., Inc.	36,341	18,171	Cash		0	Springing			0
101	Barclay Plaza Owners, Inc.	15,237	7,619	Cash		0	Springing			0
102	Fairfax House Owners, Inc.	0	Springing			0	Springing			0
103	Parkway Village Shopping Center	0	1,576	Cash		10,273	934	Cash		279
104	East Hampton Mews Tenants Corp.	0	Springing			0	Springing			0
105	A1 Stateline Self Storage	4,924	1,563	Cash		818	260	Cash		0
106	588 Main Avenue	6,277	1,569	Cash		1,142	571	Cash		0
107	Heathcote Manor Owners Corp.	0	Springing			0	Springing			0
108	Starbucks Plaza	3,009	3,009	Cash		7,933	1,322	Cash		0
109	Palm Bay Self Storage	1,897	1,897	Cash		2,171	1,085	Cash		341
110	Garden Hamilton, Inc.	0	Springing			0	Springing			0
111	Teliman Holding Corp.	0	Springing			0	Springing			0
112	Gramatan Court Apartments, Inc.	0	Springing			0	Springing			0

A-1-28

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Monthly Replacement Reserve ($)(15)	Replacement Reserve Cap ($)	Replacement Reserve Escrow - Cash or LoC	Replacement Reserve Escrow - LoC Counterparty	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)(14)
1	North Dallas Retail Portfolio	15,712	0	Cash		0	0
1.01	Heritage Heights
1.02	The Highlands
1.03	Josey Oaks Crossing
1.04	Hunter’s Glen Crossing
1.05	Flower Mound Crossing
1.06	Park West Plaza
1.07	Cross Timbers Court
1.08	14th Street Market
2	Marriott Melville Long Island	87,324	0	Cash		0	0
3	Technology Station	Springing	0			0	Springing
4	Chicago Industrial Portfolio I	14,557	0	Cash		750,000	30,692
4.01	3211 Oak Grove Avenue
4.02	8100 South 77th Avenue
4.03	2701 South Western Avenue
4.04	1560 Frontenac Road
4.05	2785 Algonquin Road
4.06	951 Corporate Grove Drive
4.07	1225-1229 Lakeside Drive
4.08	733-747 Kimberly Drive
4.09	12500 Lombard Lane
4.10	2500-2518 Wisconsin Avenue
4.11	2460-2478 Wisconsin Avenue
4.12	2095-2105 Hammond Drive
4.13	877 North Larch Avenue
4.14	2011 Swanson Court
4.15	3705 Stern Avenue
4.16	5727 95th Avenue
4.17	420 West Wrightwood Avenue
4.18	1463 Lunt Avenue
5	Preferred Freezer - Newark	Springing	0			0	0
6	10 South LaSalle Street	16,280	0	Cash		0	130,238
7	Hilton Wilmington/Christiana	Springing	0			0	0
8	TownePlace Suites Redwood City	19,370	0	Cash		0	0
9	Cottonwood Shopping Center	3,635; Springing	87,248	Cash		0	9,638
10	PRA Health Sciences	Springing	0			0	0
11	Orlando Plaza Garage	Springing	0			0	0
12	Northline Industrial Center	26,325	750,000	Cash		0	20,833
13	Wilshire Plaza	1,519	0	Cash		0	7,520; Springing
14	Northview Harbor Apartments	7,500	0	Cash		0	0
15	Gill Park Cooperative	0	0			0	0
16	Tharp Retail Portfolio	1,827	0	Cash		150,000	8,527
16.01	Belmont Center
16.02	CSL Plasma Center
16.03	Emerson Center North
16.04	Shadeland Center
16.05	Gateway Office Center
16.06	Girls School Road Center
16.07	Crawfordsville South Center
16.08	National Road Center
17	South Creek Retail	993; Springing	23,836	Cash		0	6,994; Springing
18	Waterford Landing Apartments	6,023	0	Cash		0	0
19	The Landings at 56th	7,875	450,000	Cash		0	0
20	Maple Plaza Housing Development Fund Corporation	0	0			0	0
21	Hampton Inn Suites Ontario	12,006	0	Cash		0	0
22	Mission Bay Self Storage	940	0	Cash		0	0
23	Compass Self Storage Portfolio	1,519	0	Cash		0	0
23.01	Compass Self Storage
23.02	ABM Self Storage
24	Marketplace at Rivergate	908	0	Cash		0	5,109
25	Infinite Self Storage Portfolio	1,147	0	Cash		0	0
25.01	Infinite Self Storage - East 52nd
25.02	Infinite Self Storage - Loveland
26	Sequoia Center Building 1400	1,200; Springing	72,000	Cash		0	10,417
27	Pelham Commons	957	0	Cash		0	3,751; Springing
28	Seminole Orange Plaza Center	245	8,811	Cash		0	Springing
29	Hampton Inn - Cincinnati Airport North	8,132	0	Cash		0	0
30	Walgreens Portfolio	Springing	0			0	Springing
30.01	Walgreens - Claremore
30.02	Walgreens - Rainbow
31	Locker Room Portfolio	1,200	0	Cash		0	0
31.01	Locker Room - 62nd Street
31.02	Locker Room - Aramingo
32	2 & 6 Terri Lane	2,039	0	Cash		75,000	6,117
33	Hampton Inn Carmel, IN	11,250	0	Cash		0	0
34	San Bernardino Marketplace	979; Springing	23,496	Cash		0	3,318
35	711 Shore Road Owners Corp.	0	0			0	0
36	440 East 79th Street Owners Corp.	0	0			0	0
37	Summer Glen Apartments	2,779	0	Cash		0	0
38	37600 Filbert Street	500	24,019	Cash		2,072	2,072
39	Shea 70 Plaza	420	0	Cash		18,240	$7,113.50 until December 7, 2018; $2,946.83 thereafter
40	215 South Center Street & 210 East Third Street	815	0	Cash		150,000	4,395
41	Carson Building	478	25,000	Cash		59,558	3,899
42	Midtown Market	406	14,609	Cash		100,000	1,894
43	Hy-Vee Waterloo	402	0	Cash		0	2,083; Springing
44	505 Central Avenue Corp.	0	0			0	0
45	Wisconsin Retail Portfolio	1,079	0	Cash		100,000	2,500
45.01	Wisconsin Rapids
45.02	Kenosha
45.03	Laona
45.04	Lakewood
45.05	Chippewa Falls
46	Roberts Crossing Shopping Center	980	0	Cash		0	4,294
47	Quality Suites Hickory	5,716	0	Cash		0	0
48	Wingate by Wyndham Round Rock	8,113	0	Cash		0	0
49	65 West 95th Owners Corp.	0	0			0	0
50	Carolina Village MHC	432	0	Cash		0	0
51	Center Grove Estates	0	0			0	0
52	Colorado Owners, Inc.	0	0			0	0

A-1-29

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Monthly Replacement Reserve ($)(15)	Replacement Reserve Cap ($)	Replacement Reserve Escrow - Cash or LoC	Replacement Reserve Escrow - LoC Counterparty	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)(14)
53	Congress Owners, Ltd.	0	0			0	0
54	24535 Owners Corp.	0	0			0	0
55	Storage Plus Self Storage	1,077	0	Cash		0	138
56	4721 Calle Carga	797	0	Cash		194,935	Springing
57	Comfort Suites Austin	4,899	0	Cash		0	0
58	Towne Storage-South Jordan	821	29,556	Cash		0	0
59	ACG Conlon Portfolio	1,043	0	Cash		0	0
59.01	Southside MHC
59.02	Village Green MHC
60	Belle Promenade Shoppes	496	0	Cash		0	2,759; Springing
61	Tops Plaza	671	0	Cash		0	2,107
62	333 Bronx River Tenants Corp.	0	0			0	0
63	Linden Hill No. 2 Cooperative Corp.	0	0			0	0
64	Grinnell Housing Development Fund Corporation	0	0			0	0
65	Emerson Plaza	1,368	0	Cash		0	3,871
66	Neighbors Emergency Center	0	0			0	630
67	Hartsdale Gardens Owners Corp.	0	0			0	0
68	Infinite Self Storage Hendricks	583	0	Cash		0	0
69	Bandera at Woodlawn	429	0	Cash		100,000	6,250; Springing
70	Summit Marketplace	227	0	Cash		0	1,391
71	Pelhamdale Manor Corp.	0	0			0	0
72	Arlington Square-MI	1,329	25,000	Cash		0	4,148
73	Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc.	0	0			0	0
74	Fort Totten Apartments	1,750	75,000	Cash		0	0
75	The Oaks Plaza	371	0	Cash		50,000	$4,166.67 for first 12 months or until the cap amount, thereafter monthly deposit of $2,474.83 till cap is met.
76	Lakefront 17 LLC	560	0	Cash		100,000	2,697
77	Tara Close Apartments Corp.	0	0			0	0
78	CVS Algonac	295	0	Cash		0	Springing
79	64th Apartment Corp.	0	0			0	0
80	Rankin Industrial Buildings	1,570	0	Cash		50,000	4,008
81	3050 Fairfield Avenue Owners Corp.	0	0			0	0
82	Metro Woods Apartments	3,650	219,000	Cash		0	0
83	285 Riverside Drive Corp.	0	0			0	0
84	Stonebrook Place Shopping Center	311	10,000	Cash		75,000	1,383
85	Pecan Villa MHP	508	0	Cash		0	0
86	Spring Hill Office II	337	20,000	Cash		25,000	1,356
87	Walgreens - Houston	Springing	0			0	Springing
88	M&M MHP	217	0	Cash		0	0
89	343 King Street	47	0	Cash		0	585
90	135 Willow Owners Corp.	0	0			0	0
91	Middlebury Self Storage	518	0	Cash		0	0
92	Timberline and Echo Valley MHP	1,146	0	Cash		0	0
93	3123 Fire Road	223	0	Cash		0	1,796
94	Easy-Stor Self Storage	652	0	Cash		0	0
95	Secured Storage	459	0	Cash		0	250
96	6535 Broadway Owners Corp.	0	0			0	0
97	16 Canterbury Corp.	0	0			0	0
98	Hampton House Tenants Corp.	0	0			0	0
99	Great Indoors Self Storage	317	0	Cash		0	0
100	90 Eighth Avenue Housing Co., Inc.	0	0			0	0
101	Barclay Plaza Owners, Inc.	0	0			0	0
102	Fairfax House Owners, Inc.	0	0			0	0
103	Parkway Village Shopping Center	279	0	Cash		1,438	1,438
104	East Hampton Mews Tenants Corp.	0	0			0	0
105	A1 Stateline Self Storage	334	0	Cash		0	0
106	588 Main Avenue	139	0	Cash		50,000	239
107	Heathcote Manor Owners Corp.	0	0			0	0
108	Starbucks Plaza	98	0	Cash		0	653
109	Palm Bay Self Storage	341	0	Cash		0	0
110	Garden Hamilton, Inc.	0	0			0	0
111	Teliman Holding Corp.	0	0			0	0
112	Gramatan Court Apartments, Inc.	0	0			0	0

A-1-30

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	TI/LC Reserve Cap ($)	TI/LC Escrow - Cash or LoC	TI/LC Escrow - LoC Counterparty	Debt Service Escrow (Initial) ($)	Debt Service Escrow (Monthly) ($)	Debt Service Escrow - Cash or LoC	Debt Service Escrow - LoC Counterparty	Other Escrow I Reserve Description(8)
1	North Dallas Retail Portfolio	0			0	0			Cantina Laredo Reserve
1.01	Heritage Heights
1.02	The Highlands
1.03	Josey Oaks Crossing
1.04	Hunter’s Glen Crossing
1.05	Flower Mound Crossing
1.06	Park West Plaza
1.07	Cross Timbers Court
1.08	14th Street Market
2	Marriott Melville Long Island	0			0	0			PIP Reserve Funds
3	Technology Station	0			0	0
4	Chicago Industrial Portfolio I	1,600,000	Cash		0	0
4.01	3211 Oak Grove Avenue
4.02	8100 South 77th Avenue
4.03	2701 South Western Avenue
4.04	1560 Frontenac Road
4.05	2785 Algonquin Road
4.06	951 Corporate Grove Drive
4.07	1225-1229 Lakeside Drive
4.08	733-747 Kimberly Drive
4.09	12500 Lombard Lane
4.10	2500-2518 Wisconsin Avenue
4.11	2460-2478 Wisconsin Avenue
4.12	2095-2105 Hammond Drive
4.13	877 North Larch Avenue
4.14	2011 Swanson Court
4.15	3705 Stern Avenue
4.16	5727 95th Avenue
4.17	420 West Wrightwood Avenue
4.18	1463 Lunt Avenue
5	Preferred Freezer - Newark	0			0	0
6	10 South LaSalle Street	1,000,000	Cash		0	0			Rent Concession Reserve
7	Hilton Wilmington/Christiana	0			0	0			PIP Funds
8	TownePlace Suites Redwood City	0			0	0			PIP Reserve
9	Cottonwood Shopping Center	462,600	Cash		0	0			Office Max Reserve
10	PRA Health Sciences	0			0	0
11	Orlando Plaza Garage	0			0	0
12	Northline Industrial Center	750,000	Cash		0	0
13	Wilshire Plaza	200,000	Cash		0	0			Zoo Health Club Reserve
14	Northview Harbor Apartments	0			0	0			Renovation Reserve
15	Gill Park Cooperative	0			0	0			Collateral Security Agreement for Capital Improvements
16	Tharp Retail Portfolio	350,000	Cash		0	0			Mama Ines TI/LC Reserve
16.01	Belmont Center
16.02	CSL Plasma Center
16.03	Emerson Center North
16.04	Shadeland Center
16.05	Gateway Office Center
16.06	Girls School Road Center
16.07	Crawfordsville South Center
16.08	National Road Center
17	South Creek Retail	251,781	Cash		0	0
18	Waterford Landing Apartments	0			0	0			Working Capital Funds
19	The Landings at 56th	0			0	0
20	Maple Plaza Housing Development Fund Corporation	0			0	0			Collateral Security Agreement for Maintenance Arrears
21	Hampton Inn Suites Ontario	0			0	0
22	Mission Bay Self Storage	0			0	0
23	Compass Self Storage Portfolio	0			0	0
23.01	Compass Self Storage
23.02	ABM Self Storage
24	Marketplace at Rivergate	180,000	Cash		0	0
25	Infinite Self Storage Portfolio	0			0	0
25.01	Infinite Self Storage - East 52nd
25.02	Infinite Self Storage - Loveland
26	Sequoia Center Building 1400	0	Cash		0	0			First Cal TILC/Rent Reserve
27	Pelham Commons	150,000	Cash		0	0			Staff Agency Reserve
28	Seminole Orange Plaza Center	0			0	0
29	Hampton Inn - Cincinnati Airport North	0			0	0			PIP Reserve
30	Walgreens Portfolio	0			0	0
30.01	Walgreens - Claremore
30.02	Walgreens - Rainbow
31	Locker Room Portfolio	0			0	0
31.01	Locker Room - 62nd Street
31.02	Locker Room - Aramingo
32	2 & 6 Terri Lane	250,000	Cash		0	0
33	Hampton Inn Carmel, IN	0			0	0
34	San Bernardino Marketplace	119,448	Cash		0	0
35	711 Shore Road Owners Corp.	0			0	0
36	440 East 79th Street Owners Corp.	0			0	0
37	Summer Glen Apartments	0			0	0
38	37600 Filbert Street	0	Cash		0	0			Demising Wall reserve
39	Shea 70 Plaza	250,000	Cash		0	0
40	215 South Center Street & 210 East Third Street	100,000	Cash		0	0
41	Carson Building	250,000	Cash		0	0			Prior Loan Reserve
42	Midtown Market	120,000	Cash		0	0
43	Hy-Vee Waterloo	75,000	Cash		0	0
44	505 Central Avenue Corp.	0			0	0
45	Wisconsin Retail Portfolio	200,000	Cash		0	0
45.01	Wisconsin Rapids
45.02	Kenosha
45.03	Laona
45.04	Lakewood
45.05	Chippewa Falls
46	Roberts Crossing Shopping Center	75,000	Cash		0	0
47	Quality Suites Hickory	0			0	0			Performance Holdback Reserve
48	Wingate by Wyndham Round Rock	0			0	0
49	65 West 95th Owners Corp.	0			0	0
50	Carolina Village MHC	0			0	0			Park Upgrade Funds
51	Center Grove Estates	0			0	0
52	Colorado Owners, Inc.	0			0	0

A-1-31

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	TI/LC Reserve Cap ($)	TI/LC Escrow - Cash or LoC	TI/LC Escrow - LoC Counterparty	Debt Service Escrow (Initial) ($)	Debt Service Escrow (Monthly) ($)	Debt Service Escrow - Cash or LoC	Debt Service Escrow - LoC Counterparty	Other Escrow I Reserve Description(8)
53	Congress Owners, Ltd.	0			0	0
54	24535 Owners Corp.	0			0	0
55	Storage Plus Self Storage	4,950	Cash		0	0
56	4721 Calle Carga	0	Cash		0	0
57	Comfort Suites Austin	0			0	0
58	Towne Storage-South Jordan	0			0	0
59	ACG Conlon Portfolio	0			0	0
59.01	Southside MHC
59.02	Village Green MHC
60	Belle Promenade Shoppes	100,000	Cash		0	0			Wing Daddy Reserve
61	Tops Plaza	0	Cash		0	0
62	333 Bronx River Tenants Corp.	0			0	0
63	Linden Hill No. 2 Cooperative Corp.	0			0	0
64	Grinnell Housing Development Fund Corporation	0			0	0
65	Emerson Plaza	160,000	Cash		0	0			Planet Fitness Reserve
66	Neighbors Emergency Center	30,000	Cash		0	0
67	Hartsdale Gardens Owners Corp.	0			0	0
68	Infinite Self Storage Hendricks	0			0	0
69	Bandera at Woodlawn	165,000	Cash		0	0
70	Summit Marketplace	0	Cash		0	0
71	Pelhamdale Manor Corp.	0			0	0
72	Arlington Square-MI	125,000	Cash		0	0
73	Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc.	0			0	0
74	Fort Totten Apartments	0			0	0
75	The Oaks Plaza	100,000	Cash		0	0
76	Lakefront 17 LLC	125,000	Cash		0	0
77	Tara Close Apartments Corp.	0			0	0
78	CVS Algonac	0			0	0
79	64th Apartment Corp.	0			0	0
80	Rankin Industrial Buildings	200,000	Cash		0	0			Springing DSCR Reserve
81	3050 Fairfield Avenue Owners Corp.	0			0	0			Collateral Security Agreement for Capital Improvements
82	Metro Woods Apartments	0			0	0
83	285 Riverside Drive Corp.	0			0	0
84	Stonebrook Place Shopping Center	75,000	Cash		0	0
85	Pecan Villa MHP	0			0	0
86	Spring Hill Office II	75,000	Cash		0	0
87	Walgreens - Houston	0			0	0
88	M&M MHP	0			0	0
89	343 King Street	0	Cash		0	0			Willy Jay’s Reserve
90	135 Willow Owners Corp.	0			0	0
91	Middlebury Self Storage	0			0	0
92	Timberline and Echo Valley MHP	0			0	0			Home Purchase Reserve
93	3123 Fire Road	0	Cash		0	0
94	Easy-Stor Self Storage	0			0	0
95	Secured Storage	9,000	Cash		0	0
96	6535 Broadway Owners Corp.	0			0	0
97	16 Canterbury Corp.	0			0	0
98	Hampton House Tenants Corp.	0			0	0
99	Great Indoors Self Storage	0			0	0
100	90 Eighth Avenue Housing Co., Inc.	0			0	0
101	Barclay Plaza Owners, Inc.	0			0	0
102	Fairfax House Owners, Inc.	0			0	0
103	Parkway Village Shopping Center	0	Cash		0	0
104	East Hampton Mews Tenants Corp.	0			0	0			Collateral Security Agreement for Capital Improvements
105	A1 Stateline Self Storage	0			0	0
106	588 Main Avenue	0	Cash		0	0
107	Heathcote Manor Owners Corp.	0			0	0
108	Starbucks Plaza	50,000	Cash		0	0
109	Palm Bay Self Storage	0			0	0			Performance Holdback Reserve
110	Garden Hamilton, Inc.	0			0	0
111	Teliman Holding Corp.	0			0	0
112	Gramatan Court Apartments, Inc.	0			0	0

A-1-32

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow I (Initial) ($)(12)(16)	Other Escrow I (Monthly) ($)(16)	Other Escrow I Cap ($)	Other Escrow I Escrow - Cash or LoC	Other Escrow I - LoC Counterparty	Other Escrow II Reserve Description(6)(8)
1	North Dallas Retail Portfolio	271,703	0	0	Cash		Tenant Specific TILC Reserve
1.01	Heritage Heights
1.02	The Highlands
1.03	Josey Oaks Crossing
1.04	Hunter’s Glen Crossing
1.05	Flower Mound Crossing
1.06	Park West Plaza
1.07	Cross Timbers Court
1.08	14th Street Market
2	Marriott Melville Long Island	3,500,000	41,667	0	Cash
3	Technology Station	0	0	0
4	Chicago Industrial Portfolio I	0	0	0
4.01	3211 Oak Grove Avenue
4.02	8100 South 77th Avenue
4.03	2701 South Western Avenue
4.04	1560 Frontenac Road
4.05	2785 Algonquin Road
4.06	951 Corporate Grove Drive
4.07	1225-1229 Lakeside Drive
4.08	733-747 Kimberly Drive
4.09	12500 Lombard Lane
4.10	2500-2518 Wisconsin Avenue
4.11	2460-2478 Wisconsin Avenue
4.12	2095-2105 Hammond Drive
4.13	877 North Larch Avenue
4.14	2011 Swanson Court
4.15	3705 Stern Avenue
4.16	5727 95th Avenue
4.17	420 West Wrightwood Avenue
4.18	1463 Lunt Avenue
5	Preferred Freezer - Newark	0	0	0
6	10 South LaSalle Street	630,218	0	0	Cash		Tenant Specific TILC Reserve
7	Hilton Wilmington/Christiana	4,784,251	0	0	Cash
8	TownePlace Suites Redwood City	1,300,000	0	0	Cash
9	Cottonwood Shopping Center	0	29,375	352,500	Cash		Parking Lot Repair Reserve
10	PRA Health Sciences	0	0	0
11	Orlando Plaza Garage	0	0	0
12	Northline Industrial Center	0	0	0
13	Wilshire Plaza	404,118	0	0	Cash
14	Northview Harbor Apartments	2,071,000	0	0	Cash		Debt Yield Reserve
15	Gill Park Cooperative	17,965,034	72,917	0	Cash		Collateral Security Agreement for Elevator Work
16	Tharp Retail Portfolio	75,000	0	0	Cash		Salazar Dentist TI/LC Reserve
16.01	Belmont Center
16.02	CSL Plasma Center
16.03	Emerson Center North
16.04	Shadeland Center
16.05	Gateway Office Center
16.06	Girls School Road Center
16.07	Crawfordsville South Center
16.08	National Road Center
17	South Creek Retail	0	0	0
18	Waterford Landing Apartments	144,560	0	0	Cash
19	The Landings at 56th	0	0	0
20	Maple Plaza Housing Development Fund Corporation	60,000	0	0	Cash
21	Hampton Inn Suites Ontario	0	0	0
22	Mission Bay Self Storage	0	0	0
23	Compass Self Storage Portfolio	0	0	0
23.01	Compass Self Storage
23.02	ABM Self Storage
24	Marketplace at Rivergate	0	0	0
25	Infinite Self Storage Portfolio	0	0	0
25.01	Infinite Self Storage - East 52nd
25.02	Infinite Self Storage - Loveland
26	Sequoia Center Building 1400	1,931,691	0	0	Cash		Enphase TILC Reserve
27	Pelham Commons	46,314	0	0	Cash		Famous Toastery Reserve
28	Seminole Orange Plaza Center	0	0	0
29	Hampton Inn - Cincinnati Airport North	500,000	0	0	Cash		Seasonality Reserve
30	Walgreens Portfolio	0	0	0
30.01	Walgreens - Claremore
30.02	Walgreens - Rainbow
31	Locker Room Portfolio	0	0	0
31.01	Locker Room - 62nd Street
31.02	Locker Room - Aramingo
32	2 & 6 Terri Lane	0	0	0
33	Hampton Inn Carmel, IN	0	0	0
34	San Bernardino Marketplace	0	0	0
35	711 Shore Road Owners Corp.	0	0	0
36	440 East 79th Street Owners Corp.	0	0	0
37	Summer Glen Apartments	0	0	0
38	37600 Filbert Street	14,250	0	0	Cash
39	Shea 70 Plaza	0	0	0
40	215 South Center Street & 210 East Third Street	0	0	0
41	Carson Building	50,000	0	0	Cash		Panic TILC Reserve
42	Midtown Market	0	0	0
43	Hy-Vee Waterloo	0	0	0
44	505 Central Avenue Corp.	0	0	0
45	Wisconsin Retail Portfolio	0	0	0
45.01	Wisconsin Rapids
45.02	Kenosha
45.03	Laona
45.04	Lakewood
45.05	Chippewa Falls
46	Roberts Crossing Shopping Center	0	0	0
47	Quality Suites Hickory	250,000	0	0	Cash		PIP Reserve
48	Wingate by Wyndham Round Rock	0	0	0
49	65 West 95th Owners Corp.	0	0	0
50	Carolina Village MHC	1,155,000	0	0	Cash
51	Center Grove Estates	0	0	0
52	Colorado Owners, Inc.	0	0	0
A-1-33

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow I (Initial) ($)(12)(16)	Other Escrow I (Monthly) ($)(16)	Other Escrow I Cap ($)	Other Escrow I Escrow - Cash or LoC	Other Escrow I - LoC Counterparty	Other Escrow II Reserve Description(6)(8)
53	Congress Owners, Ltd.	0	0	0
54	24535 Owners Corp.	0	0	0
55	Storage Plus Self Storage	0	0	0
56	4721 Calle Carga	0	0	0
57	Comfort Suites Austin	0	0	0
58	Towne Storage-South Jordan	0	0	0
59	ACG Conlon Portfolio	0	0	0
59.01	Southside MHC
59.02	Village Green MHC
60	Belle Promenade Shoppes	133,608	0	0	Cash
61	Tops Plaza	0	0	0
62	333 Bronx River Tenants Corp.	0	0	0
63	Linden Hill No. 2 Cooperative Corp.	0	0	0
64	Grinnell Housing Development Fund Corporation	0	0	0
65	Emerson Plaza	350,000	0	0	Cash		Roof Replacement / Ollie’s Bargain Outlet and Dairy Queen Reserve
66	Neighbors Emergency Center	0	0	0
67	Hartsdale Gardens Owners Corp.	0	0	0
68	Infinite Self Storage Hendricks	0	0	0
69	Bandera at Woodlawn	0	0	0
70	Summit Marketplace	0	0	0
71	Pelhamdale Manor Corp.	0	0	0
72	Arlington Square-MI	0	0	0
73	Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc.	0	0	0
74	Fort Totten Apartments	0	0	0
75	The Oaks Plaza	0	0	0
76	Lakefront 17 LLC	0	0	0
77	Tara Close Apartments Corp.	0	0	0
78	CVS Algonac	0	0	0
79	64th Apartment Corp.	0	0	0
80	Rankin Industrial Buildings	0	Springing	0
81	3050 Fairfield Avenue Owners Corp.	250,000	0	0	Cash
82	Metro Woods Apartments	0	0	0
83	285 Riverside Drive Corp.	0	0	0
84	Stonebrook Place Shopping Center	0	0	0
85	Pecan Villa MHP	0	0	0
86	Spring Hill Office II	0	0	0
87	Walgreens - Houston	0	0	0
88	M&M MHP	0	0	0
89	343 King Street	0	Springing	0
90	135 Willow Owners Corp.	0	0	0
91	Middlebury Self Storage	0	0	0
92	Timberline and Echo Valley MHP	104,167	4,167	200,000	Cash		Return of Equity Holdback
93	3123 Fire Road	0	0	0
94	Easy-Stor Self Storage	0	0	0
95	Secured Storage	0	0	0
96	6535 Broadway Owners Corp.	0	0	0
97	16 Canterbury Corp.	0	0	0
98	Hampton House Tenants Corp.	0	0	0
99	Great Indoors Self Storage	0	0	0
100	90 Eighth Avenue Housing Co., Inc.	0	0	0
101	Barclay Plaza Owners, Inc.	0	0	0
102	Fairfax House Owners, Inc.	0	0	0
103	Parkway Village Shopping Center	0	0	0
104	East Hampton Mews Tenants Corp.	500,000	0	0	Cash
105	A1 Stateline Self Storage	0	0	0
106	588 Main Avenue	0	0	0
107	Heathcote Manor Owners Corp.	0	0	0
108	Starbucks Plaza	0	0	0
109	Palm Bay Self Storage	89,000	0	0	Cash
110	Garden Hamilton, Inc.	0	0	0
111	Teliman Holding Corp.	0	0	0
112	Gramatan Court Apartments, Inc.	0	0	0

A-1-34

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow II (Initial) ($)	Other Escrow II (Monthly) ($)	Other Escrow II Cap ($)	Other Escrow II Escrow - Cash or LoC	Other Escrow II - LoC Counterparty	Holdback	Ownership Interest	Ground Lease Initial Expiration Date	Annual Ground Rent Payment	Annual Ground Rent Increases
1	North Dallas Retail Portfolio	88,000	0	0	Cash			Fee
1.01	Heritage Heights							Fee
1.02	The Highlands							Fee
1.03	Josey Oaks Crossing							Fee
1.04	Hunter’s Glen Crossing							Fee
1.05	Flower Mound Crossing							Fee
1.06	Park West Plaza							Fee
1.07	Cross Timbers Court							Fee
1.08	14th Street Market							Fee
2	Marriott Melville Long Island	0	0	0				Fee
3	Technology Station	0	0	0				Fee
4	Chicago Industrial Portfolio I	0	0	0				Fee
4.01	3211 Oak Grove Avenue							Fee
4.02	8100 South 77th Avenue							Fee
4.03	2701 South Western Avenue							Fee
4.04	1560 Frontenac Road							Fee
4.05	2785 Algonquin Road							Fee
4.06	951 Corporate Grove Drive							Fee
4.07	1225-1229 Lakeside Drive							Fee
4.08	733-747 Kimberly Drive							Fee
4.09	12500 Lombard Lane							Fee
4.10	2500-2518 Wisconsin Avenue							Fee
4.11	2460-2478 Wisconsin Avenue							Fee
4.12	2095-2105 Hammond Drive							Fee
4.13	877 North Larch Avenue							Fee
4.14	2011 Swanson Court							Fee
4.15	3705 Stern Avenue							Fee
4.16	5727 95th Avenue							Fee
4.17	420 West Wrightwood Avenue							Fee
4.18	1463 Lunt Avenue							Fee
5	Preferred Freezer - Newark	0	0	0				Fee
6	10 South LaSalle Street	2,248,889	0	0	Cash			Fee
7	Hilton Wilmington/Christiana	0	0	0				Fee
8	TownePlace Suites Redwood City	0	0	0				Fee
9	Cottonwood Shopping Center	0	Springing	0				Fee
10	PRA Health Sciences	0	0	0				Fee
11	Orlando Plaza Garage	0	0	0				Fee
12	Northline Industrial Center	0	0	0				Fee
13	Wilshire Plaza	0	0	0				Fee
14	Northview Harbor Apartments	0	Springing	0				Fee
15	Gill Park Cooperative	675,000	0	0	Cash			Fee
16	Tharp Retail Portfolio	86,000	0	0	Cash			Fee
16.01	Belmont Center							Fee
16.02	CSL Plasma Center							Fee
16.03	Emerson Center North							Fee
16.04	Shadeland Center							Fee
16.05	Gateway Office Center							Fee
16.06	Girls School Road Center							Fee
16.07	Crawfordsville South Center							Fee
16.08	National Road Center							Fee
17	South Creek Retail	0	0	0				Fee
18	Waterford Landing Apartments	0	0	0				Fee
19	The Landings at 56th	0	0	0				Fee
20	Maple Plaza Housing Development Fund Corporation	0	0	0				Fee
21	Hampton Inn Suites Ontario	0	0	0				Fee
22	Mission Bay Self Storage	0	0	0				Fee
23	Compass Self Storage Portfolio	0	0	0				Fee
23.01	Compass Self Storage							Fee
23.02	ABM Self Storage							Fee
24	Marketplace at Rivergate	0	0	0				Fee
25	Infinite Self Storage Portfolio	0	0	0				Fee
25.01	Infinite Self Storage - East 52nd							Fee
25.02	Infinite Self Storage - Loveland							Fee
26	Sequoia Center Building 1400	150,000	0	0	Cash			Fee
27	Pelham Commons	359,866	0	0	Cash			Fee
28	Seminole Orange Plaza Center	0	0	0				Fee
29	Hampton Inn - Cincinnati Airport North	25,000	0	0	Cash			Fee
30	Walgreens Portfolio	0	0	0				Fee
30.01	Walgreens - Claremore							Fee
30.02	Walgreens - Rainbow							Fee
31	Locker Room Portfolio	0	0	0				Fee
31.01	Locker Room - 62nd Street							Fee
31.02	Locker Room - Aramingo							Fee
32	2 & 6 Terri Lane	0	0	0				Fee
33	Hampton Inn Carmel, IN	0	0	0				Fee
34	San Bernardino Marketplace	0	0	0				Fee
35	711 Shore Road Owners Corp.	0	0	0				Fee
36	440 East 79th Street Owners Corp.	0	0	0				Fee
37	Summer Glen Apartments	0	0	0				Fee
38	37600 Filbert Street	0	0	0				Fee
39	Shea 70 Plaza	0	0	0				Fee
40	215 South Center Street & 210 East Third Street	0	0	0				Fee
41	Carson Building	64,632	0	0	Cash			Fee
42	Midtown Market	0	0	0				Fee
43	Hy-Vee Waterloo	0	0	0				Fee
44	505 Central Avenue Corp.	0	0	0				Fee
45	Wisconsin Retail Portfolio	0	0	0				Fee
45.01	Wisconsin Rapids							Fee
45.02	Kenosha							Fee
45.03	Laona							Fee
45.04	Lakewood							Fee
45.05	Chippewa Falls							Fee
46	Roberts Crossing Shopping Center	0	0	0				Fee
47	Quality Suites Hickory	35,000	0	0	Cash			Fee
48	Wingate by Wyndham Round Rock	0	0	0				Fee
49	65 West 95th Owners Corp.	0	0	0				Fee
50	Carolina Village MHC	0	0	0				Fee
51	Center Grove Estates	0	0	0				Fee
52	Colorado Owners, Inc.	0	0	0				Fee

A-1-35

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow II (Initial) ($)	Other Escrow II (Monthly) ($)	Other Escrow II Cap ($)	Other Escrow II Escrow - Cash or LoC	Other Escrow II - LoC Counterparty	Holdback	Ownership Interest	Ground Lease Initial Expiration Date	Annual Ground Rent Payment	Annual Ground Rent Increases
53	Congress Owners, Ltd.	0	0	0				Fee
54	24535 Owners Corp.	0	0	0				Fee
55	Storage Plus Self Storage	0	0	0				Fee
56	4721 Calle Carga	0	0	0				Fee
57	Comfort Suites Austin	0	0	0				Fee
58	Towne Storage-South Jordan	0	0	0				Fee
59	ACG Conlon Portfolio	0	0	0				Fee
59.01	Southside MHC							Fee
59.02	Village Green MHC							Fee
60	Belle Promenade Shoppes	0	0	0				Fee
61	Tops Plaza	0	0	0				Fee
62	333 Bronx River Tenants Corp.	0	0	0				Fee
63	Linden Hill No. 2 Cooperative Corp.	0	0	0				Fee
64	Grinnell Housing Development Fund Corporation	0	0	0				Fee
65	Emerson Plaza	Roof Replacement - $150,000	Springing	0	Cash			Fee
66	Neighbors Emergency Center	0	0	0				Fee
67	Hartsdale Gardens Owners Corp.	0	0	0				Fee
68	Infinite Self Storage Hendricks	0	0	0				Fee
69	Bandera at Woodlawn	0	0	0				Fee
70	Summit Marketplace	0	0	0				Fee
71	Pelhamdale Manor Corp.	0	0	0				Fee
72	Arlington Square-MI	0	0	0				Fee
73	Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc.	0	0	0				Fee
74	Fort Totten Apartments	0	0	0				Fee
75	The Oaks Plaza	0	0	0				Fee
76	Lakefront 17 LLC	0	0	0				Fee
77	Tara Close Apartments Corp.	0	0	0				Fee
78	CVS Algonac	0	0	0				Fee
79	64th Apartment Corp.	0	0	0				Fee
80	Rankin Industrial Buildings	0	0	0				Fee
81	3050 Fairfield Avenue Owners Corp.	0	0	0				Fee
82	Metro Woods Apartments	0	0	0				Fee
83	285 Riverside Drive Corp.	0	0	0				Fee
84	Stonebrook Place Shopping Center	0	0	0				Fee
85	Pecan Villa MHP	0	0	0				Fee
86	Spring Hill Office II	0	0	0				Fee
87	Walgreens - Houston	0	0	0				Fee
88	M&M MHP	0	0	0				Fee
89	343 King Street	0	0	0				Fee
90	135 Willow Owners Corp.	0	0	0				Fee
91	Middlebury Self Storage	0	0	0				Fee
92	Timberline and Echo Valley MHP	3,104	0	0	Cash			Fee
93	3123 Fire Road	0	0	0				Fee
94	Easy-Stor Self Storage	0	0	0				Fee
95	Secured Storage	0	0	0				Fee
96	6535 Broadway Owners Corp.	0	0	0				Fee
97	16 Canterbury Corp.	0	0	0				Fee
98	Hampton House Tenants Corp.	0	0	0				Fee
99	Great Indoors Self Storage	0	0	0				Fee
100	90 Eighth Avenue Housing Co., Inc.	0	0	0				Fee
101	Barclay Plaza Owners, Inc.	0	0	0				Fee
102	Fairfax House Owners, Inc.	0	0	0				Fee
103	Parkway Village Shopping Center	0	0	0				Fee
104	East Hampton Mews Tenants Corp.	0	0	0				Fee
105	A1 Stateline Self Storage	0	0	0				Fee
106	588 Main Avenue	0	0	0				Fee
107	Heathcote Manor Owners Corp.	0	0	0				Fee
108	Starbucks Plaza	0	0	0				Fee
109	Palm Bay Self Storage	0	0	0				Fee
110	Garden Hamilton, Inc.	0	0	0				Fee
111	Teliman Holding Corp.	0	0	0				Fee
112	Gramatan Court Apartments, Inc.	0	0	0				Fee

A-1-36

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Lockbox	Whole Loan Cut-off Date Balance ($)	Whole Loan Debt Service ($)	Subordinate Secured Debt Original Balance ($)	Subordinate Secured Debt Cut-off Date Balance ($)	Whole Loan U/W NOI DSCR (x)	Whole Loan U/W NCF DSCR (x)	Whole Loan Cut-off Date LTV Ratio	Whole Loan Cut-off Date U/W NOI Debt Yield
1	North Dallas Retail Portfolio	Hard/Springing Cash Management
1.01	Heritage Heights
1.02	The Highlands
1.03	Josey Oaks Crossing
1.04	Hunter’s Glen Crossing
1.05	Flower Mound Crossing
1.06	Park West Plaza
1.07	Cross Timbers Court
1.08	14th Street Market
2	Marriott Melville Long Island	Hard/Upfront Cash Management
3	Technology Station	Springing
4	Chicago Industrial Portfolio I	Hard/Upfront Cash Management
4.01	3211 Oak Grove Avenue
4.02	8100 South 77th Avenue
4.03	2701 South Western Avenue
4.04	1560 Frontenac Road
4.05	2785 Algonquin Road
4.06	951 Corporate Grove Drive
4.07	1225-1229 Lakeside Drive
4.08	733-747 Kimberly Drive
4.09	12500 Lombard Lane
4.10	2500-2518 Wisconsin Avenue
4.11	2460-2478 Wisconsin Avenue
4.12	2095-2105 Hammond Drive
4.13	877 North Larch Avenue
4.14	2011 Swanson Court
4.15	3705 Stern Avenue
4.16	5727 95th Avenue
4.17	420 West Wrightwood Avenue
4.18	1463 Lunt Avenue
5	Preferred Freezer - Newark	Hard/Upfront Cash Management
6	10 South LaSalle Street	Hard/Springing Cash Management
7	Hilton Wilmington/Christiana	Hard/Springing Cash Management
8	TownePlace Suites Redwood City	Springing
9	Cottonwood Shopping Center	Springing
10	PRA Health Sciences	Hard/Upfront Cash Management
11	Orlando Plaza Garage	None
12	Northline Industrial Center	Springing
13	Wilshire Plaza	Springing
14	Northview Harbor Apartments	Springing
15	Gill Park Cooperative	None
16	Tharp Retail Portfolio	Springing
16.01	Belmont Center
16.02	CSL Plasma Center
16.03	Emerson Center North
16.04	Shadeland Center
16.05	Gateway Office Center
16.06	Girls School Road Center
16.07	Crawfordsville South Center
16.08	National Road Center
17	South Creek Retail	Springing
18	Waterford Landing Apartments	Springing
19	The Landings at 56th	Springing
20	Maple Plaza Housing Development Fund Corporation	None	14,443,892	67,604	1,000,000	0	5.05	5.05	13.6%	28.4%
21	Hampton Inn Suites Ontario	Springing
22	Mission Bay Self Storage	Springing
23	Compass Self Storage Portfolio	Springing
23.01	Compass Self Storage
23.02	ABM Self Storage
24	Marketplace at Rivergate	Hard/Springing Cash Management
25	Infinite Self Storage Portfolio	Springing
25.01	Infinite Self Storage - East 52nd
25.02	Infinite Self Storage - Loveland
26	Sequoia Center Building 1400	Springing
27	Pelham Commons	Springing
28	Seminole Orange Plaza Center	Springing
29	Hampton Inn - Cincinnati Airport North	Hard/Springing Cash Management
30	Walgreens Portfolio	Springing
30.01	Walgreens - Claremore
30.02	Walgreens - Rainbow
31	Locker Room Portfolio	Springing
31.01	Locker Room - 62nd Street
31.02	Locker Room - Aramingo
32	2 & 6 Terri Lane	None
33	Hampton Inn Carmel, IN	None
34	San Bernardino Marketplace	Springing
35	711 Shore Road Owners Corp.	None	7,471,139	35,249	500,000	0	3.14	3.14	24.7%	17.8%
36	440 East 79th Street Owners Corp.	None	6,981,745	31,973	500,000	0	12.98	12.98	4.3%	71.3%
37	Summer Glen Apartments	Springing
38	37600 Filbert Street	Springing
39	Shea 70 Plaza	Hard/Springing Cash Management
40	215 South Center Street & 210 East Third Street	None
41	Carson Building	Springing
42	Midtown Market	Springing
43	Hy-Vee Waterloo	Hard/Upfront Cash Management
44	505 Central Avenue Corp.	None	5,685,759	26,308	500,000	0	7.87	7.87	25.3%	43.7%
45	Wisconsin Retail Portfolio	Springing
45.01	Wisconsin Rapids
45.02	Kenosha
45.03	Laona
45.04	Lakewood
45.05	Chippewa Falls
46	Roberts Crossing Shopping Center	Hard/Springing Cash Management
47	Quality Suites Hickory	Springing
48	Wingate by Wyndham Round Rock	Hard/Springing Cash Management
49	65 West 95th Owners Corp.	None	5,243,479	24,139	500,000	0	4.08	4.08	10.1%	22.5%
50	Carolina Village MHC	Springing
51	Center Grove Estates	Springing
52	Colorado Owners, Inc.	None	5,239,036	21,118	750,000	0	6.36	6.36	15.5%	30.7%

A-1-37

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Lockbox	Whole Loan Cut-off Date Balance ($)	Whole Loan Debt Service ($)	Subordinate Secured Debt Original Balance ($)	Subordinate Secured Debt Cut-off Date Balance ($)	Whole Loan U/W NOI DSCR (x)	Whole Loan U/W NCF DSCR (x)	Whole Loan Cut-off Date LTV Ratio	Whole Loan Cut-off Date U/W NOI Debt Yield
53	Congress Owners, Ltd.	None	4,980,769	22,864	500,000	0	10.34	10.34	7.0%	57.0%
54	24535 Owners Corp.	None	4,943,943	22,834	500,000	0	5.79	5.79	9.4%	32.1%
55	Storage Plus Self Storage	Springing
56	4721 Calle Carga	Hard/Springing Cash Management
57	Comfort Suites Austin	Hard/Springing Cash Management
58	Towne Storage-South Jordan	None
59	ACG Conlon Portfolio	Springing
59.01	Southside MHC
59.02	Village Green MHC
60	Belle Promenade Shoppes	Springing
61	Tops Plaza	Springing
62	333 Bronx River Tenants Corp.	None	4,485,229	22,918	500,000	0	5.34	5.34	19.4%	32.8%
63	Linden Hill No. 2 Cooperative Corp.	None	4,483,705	21,083	500,000	0	18.69	18.69	6.2%	105.4%
64	Grinnell Housing Development Fund Corporation	None	4,982,325	21,917	1,000,000	0	9.42	9.42	4.1%	49.7%
65	Emerson Plaza	Springing
66	Neighbors Emergency Center	Hard/Upfront Cash Management
67	Hartsdale Gardens Owners Corp.	None
68	Infinite Self Storage Hendricks	Springing
69	Bandera at Woodlawn	None
70	Summit Marketplace	Hard/Springing Cash Management
71	Pelhamdale Manor Corp.	None	4,095,151	18,933	500,000	0	5.19	5.19	16.5%	28.8%
72	Arlington Square-MI	Springing
73	Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc.	None	4,494,695	18,074	1,000,000	0	25.55	25.55	6.2%	123.3%
74	Fort Totten Apartments	None
75	The Oaks Plaza	Springing
76	Lakefront 17 LLC	None
77	Tara Close Apartments Corp.	None
78	CVS Algonac	Springing
79	64th Apartment Corp.	None
80	Rankin Industrial Buildings	None
81	3050 Fairfield Avenue Owners Corp.	None	3,497,723	14,223	500,000	0	4.30	4.30	16.6%	21.0%
82	Metro Woods Apartments	Springing
83	285 Riverside Drive Corp.	None
84	Stonebrook Place Shopping Center	Springing
85	Pecan Villa MHP	Springing
86	Spring Hill Office II	Springing
87	Walgreens - Houston	Springing
88	M&M MHP	None
89	343 King Street	None
90	135 Willow Owners Corp.	None	2,494,500	11,247	500,000	0	21.19	21.19	3.2%	114.6%
91	Middlebury Self Storage	Springing
92	Timberline and Echo Valley MHP	Springing
93	3123 Fire Road	Springing
94	Easy-Stor Self Storage	Springing
95	Secured Storage	Springing
96	6535 Broadway Owners Corp.	None
97	16 Canterbury Corp.	None	2,047,596	9,558	250,000	0	6.39	6.39	17.7%	35.8%
98	Hampton House Tenants Corp.	None	2,042,519	9,527	250,000	0	7.44	7.44	13.7%	41.6%
99	Great Indoors Self Storage	Springing
100	90 Eighth Avenue Housing Co., Inc.	None	1,947,705	9,033	250,000	0	21.58	21.58	2.4%	120.1%
101	Barclay Plaza Owners, Inc.	None	1,847,829	8,633	200,000	0	5.69	5.69	16.0%	31.9%
102	Fairfax House Owners, Inc.	None	2,095,692	9,463	500,000	0	5.84	5.84	13.8%	31.6%
103	Parkway Village Shopping Center	Springing
104	East Hampton Mews Tenants Corp.	None	1,695,849	7,715	200,000	0	19.15	19.15	8.0%	104.5%
105	A1 Stateline Self Storage	Springing
106	588 Main Avenue	None
107	Heathcote Manor Owners Corp.	None
108	Starbucks Plaza	None
109	Palm Bay Self Storage	Springing
110	Garden Hamilton, Inc.	None
111	Teliman Holding Corp.	None
112	Gramatan Court Apartments, Inc.	None	1,794,295	8,067	800,000	370,000	9.00	9.00	8.6%	48.6%

A-1-38

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Whole Loan Cut- off Date U/W NCF Debt Yield	Mezzanine Debt Cut-off Date Balance($)(5)	Sponsor(13)	Affiliated Sponsors	Mortgage Loan Number
1	North Dallas Retail Portfolio			Annaly Commercial Real Estate Group, Inc.		1
1.01	Heritage Heights					1.01
1.02	The Highlands					1.02
1.03	Josey Oaks Crossing					1.03
1.04	Hunter’s Glen Crossing					1.04
1.05	Flower Mound Crossing					1.05
1.06	Park West Plaza					1.06
1.07	Cross Timbers Court					1.07
1.08	14th Street Market					1.08
2	Marriott Melville Long Island		9,707,097	Columbia Sussex Corporation; CSC Holdings, LLC		2
3	Technology Station			Edward D. Storm, individually and as trustee of the Edward D. Storm 2001 Revocable Trust; Derek J. Hunter, Jr., individually and as trustee of the Hunter 1988 Revocable Trust		3
4	Chicago Industrial Portfolio I		4,500,000	George J. Cibula, Jr.; Matthew Lewandowski		4
4.01	3211 Oak Grove Avenue					4.01
4.02	8100 South 77th Avenue					4.02
4.03	2701 South Western Avenue					4.03
4.04	1560 Frontenac Road					4.04
4.05	2785 Algonquin Road					4.05
4.06	951 Corporate Grove Drive					4.06
4.07	1225-1229 Lakeside Drive					4.07
4.08	733-747 Kimberly Drive					4.08
4.09	12500 Lombard Lane					4.09
4.10	2500-2518 Wisconsin Avenue					4.10
4.11	2460-2478 Wisconsin Avenue					4.11
4.12	2095-2105 Hammond Drive					4.12
4.13	877 North Larch Avenue					4.13
4.14	2011 Swanson Court					4.14
4.15	3705 Stern Avenue					4.15
4.16	5727 95th Avenue					4.16
4.17	420 West Wrightwood Avenue					4.17
4.18	1463 Lunt Avenue					4.18
5	Preferred Freezer - Newark			Sherwin Jarol		5
6	10 South LaSalle Street			Jeffrey Feil		6
7	Hilton Wilmington/Christiana			Richard G. Jabara; Theodore R. Jabara, Jr.; Gail Asarch; WAM Residential Investments, LLC		7
8	TownePlace Suites Redwood City			Max A. Keech; William J. Hamrick; Hamrick Investments, LLC; and Green Valley Corporation		8
9	Cottonwood Shopping Center			G. Drew Gibson; David P. Middlemas; William T. Benson; Steven G. Speno; David P. Lazzarini; Phyllis A. Lazzarini; Sherri J. Hodnefield; Kimberly L. Faris; Ron S. Brockhoff		9
10	PRA Health Sciences			AG Net Lease III Corp.; AG Net Lease III (SO) Corp.		10
11	Orlando Plaza Garage			A. Stuart Rubin; L&R Investment Company		11
12	Northline Industrial Center			Christopher Semarjian; Stuart Lichter		12
13	Wilshire Plaza			Victory Real Estate Investments, LLC	Y - Group 1	13
14	Northview Harbor Apartments			Shawn Stafford		14
15	Gill Park Cooperative					15
16	Tharp Retail Portfolio			Donald J. Tharp; Marsha Tharp		16
16.01	Belmont Center					16.01
16.02	CSL Plasma Center					16.02
16.03	Emerson Center North					16.03
16.04	Shadeland Center					16.04
16.05	Gateway Office Center					16.05
16.06	Girls School Road Center					16.06
16.07	Crawfordsville South Center					16.07
16.08	National Road Center					16.08
17	South Creek Retail			Belmida Alves; Gary G. Gillmor individually and as trustee of the Gary G. Gillmor 1995 Revocable Trust		17
18	Waterford Landing Apartments			Matthew A. Sharp; J. David Kelsey		18
19	The Landings at 56th			Jeffrey L. Kittle	Y - Group 2	19
20	Maple Plaza Housing Development Fund Corporation	28.4%				20
21	Hampton Inn Suites Ontario			Ock Ja Won; Il Sung Won		21
22	Mission Bay Self Storage			Kimberly Rosemurgy		22
23	Compass Self Storage Portfolio			Barry L. Amsdell; Robert J. Amsdell		23
23.01	Compass Self Storage					23.01
23.02	ABM Self Storage					23.02
24	Marketplace at Rivergate			Richard Birdoff		24
25	Infinite Self Storage Portfolio			Jeffrey L. Kittle	Y - Group 2	25
25.01	Infinite Self Storage - East 52nd					25.01
25.02	Infinite Self Storage - Loveland					25.02
26	Sequoia Center Building 1400			Matthew T. White individually and as trustee of the Matthew White Family Trust		26
27	Pelham Commons			Victory Real Estate Investments, LLC	Y - Group 1	27
28	Seminole Orange Plaza Center			David Rosen; Harvey Rosen		28
29	Hampton Inn - Cincinnati Airport North			Ajay D. Patel; Bharat Kalyan; Amul Patel		29
30	Walgreens Portfolio			Lynn G. Kirk; Frank W. Kirk	Y - Group 4	30
30.01	Walgreens - Claremore					30.01
30.02	Walgreens - Rainbow					30.02
31	Locker Room Portfolio			Robert Moser; Robert Morgan	Y - Group 3	31
31.01	Locker Room - 62nd Street					31.01
31.02	Locker Room - Aramingo					31.02
32	2 & 6 Terri Lane			Ivan Stern		32
33	Hampton Inn Carmel, IN			Greg Schahet		33
34	San Bernardino Marketplace			Richard L. Martin; Richard L. Martin Trust		34
35	711 Shore Road Owners Corp.	17.8%				35
36	440 East 79th Street Owners Corp.	71.3%				36
37	Summer Glen Apartments			Michael Doyle; John Newsome		37
38	37600 Filbert Street			John Thomas Young; The John Thomas Young Trust Dated October 21, 1998		38
39	Shea 70 Plaza			Shashikant Patel		39
40	215 South Center Street & 210 East Third Street			Sheri L. Nahat; Richard N. Mark; William Wenk; Christine Mark; Sheri L. Nahat Trust		40
41	Carson Building			Alvarez & Marshal, Inc.		41
42	Midtown Market			Lakeview Crossing Shopping Center Dallas, TX. Limited Partnership		42
43	Hy-Vee Waterloo			Howard Ruskin		43
44	505 Central Avenue Corp.	43.7%				44
45	Wisconsin Retail Portfolio			Henry Tameleo		45
45.01	Wisconsin Rapids					45.01
45.02	Kenosha					45.02
45.03	Laona					45.03
45.04	Lakewood					45.04
45.05	Chippewa Falls					45.05
46	Roberts Crossing Shopping Center			Carnegie Properties, Inc.; Peter Meisel; Michael Meisel		46
47	Quality Suites Hickory			Kunal H. Dave; Navinchandra Patel		47
48	Wingate by Wyndham Round Rock			Frank W. Cuiffo; Ronald P. Stewart		48
49	65 West 95th Owners Corp.	22.5%				49
50	Carolina Village MHC			Robert John Miller		50
51	Center Grove Estates			Gregory Grief		51
52	Colorado Owners, Inc.	30.7%				52
A-1-39

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Whole Loan Cut- off Date U/W NCF Debt Yield	Mezzanine Debt Cut-off Date Balance($)(5)	Sponsor(13)	Affiliated Sponsors	Mortgage Loan Number
53	Congress Owners, Ltd.	57.0%				53
54	24535 Owners Corp.	32.1%				54
55	Storage Plus Self Storage			Robert Moser; Robert Morgan	Y - Group 3	55
56	4721 Calle Carga			Deane Earl Ross		56
57	Comfort Suites Austin			Naran B. Patel		57
58	Towne Storage-South Jordan			Gary R. Free; James L. McQueen; Brent Clark; John Holman		58
59	ACG Conlon Portfolio			Michael B. Conlon		59
59.01	Southside MHC					59.01
59.02	Village Green MHC					59.02
60	Belle Promenade Shoppes			Victory Real Estate Investments, LLC	Y - Group 1	60
61	Tops Plaza			Daniel A. Abramson; Abramson Family Limited Partnership		61
62	333 Bronx River Tenants Corp.	32.8%				62
63	Linden Hill No. 2 Cooperative Corp.	105.4%				63
64	Grinnell Housing Development Fund Corporation	49.7%				64
65	Emerson Plaza			Jonathan Gutwein		65
66	Neighbors Emergency Center			ARC Capital Partners, LLC		66
67	Hartsdale Gardens Owners Corp.					67
68	Infinite Self Storage Hendricks			Jeffrey L. Kittle	Y - Group 2	68
69	Bandera at Woodlawn			Sharon Hazan; Robin Antar; Cynthia Ashkenazie		69
70	Summit Marketplace			Gary J. Dragul		70
71	Pelhamdale Manor Corp.	28.8%				71
72	Arlington Square-MI			Nadim Ajlouny; Joseph Ajlouny		72
73	Southridge Cooperative, Section 3, Inc. a/k/a Southridge Cooperative Section 3, Inc.	123.3%				73
74	Fort Totten Apartments			Carol Jean Gesell; Adriene Diane Ives; Edwin David Warner		74
75	The Oaks Plaza			Richard J. Seyer		75
76	Lakefront 17 LLC			Michael E. Cox; Joel M. Abramson; Robert W. Moore		76
77	Tara Close Apartments Corp.					77
78	CVS Algonac			Zachary Baumgarten; Trust Under The Last Will And Testament of Sol Lieberman		78
79	64th Apartment Corp.					79
80	Rankin Industrial Buildings			Essel W. Bailey, Jr.; Fred J. Fechheimer		80
81	3050 Fairfield Avenue Owners Corp.	21.0%				81
82	Metro Woods Apartments			Harold Kulish; The Harold Kulish Trust		82
83	285 Riverside Drive Corp.					83
84	Stonebrook Place Shopping Center			David Lasky; Scott Inbinder; Thomas Herz		84
85	Pecan Villa MHP			James A. Nicholson; Donald G. Clements; Barry C. Wren		85
86	Spring Hill Office II			Christopher P. D’Agostino; Adam D. Riggs; Bryan J. D’Agostino; Christopher W. Ewing; George I. Lindahl; Joe D. Newcomb		86
87	Walgreens - Houston			Lynn G. Kirk; Frank W. Kirk	Y - Group 4	87
88	M&M MHP			Henry A. Keith, II; Jane P. Keith		88
89	343 King Street			Edward Fienning; Mary Alice Fienning		89
90	135 Willow Owners Corp.	114.6%				90
91	Middlebury Self Storage			Robert Moser; Robert Morgan	Y - Group 3	91
92	Timberline and Echo Valley MHP			Richard A. Placido; Laura I. Paliga		92
93	3123 Fire Road			Louis B. Rappaport; David Kasoff		93
94	Easy-Stor Self Storage			Richard J. O’Brien	Y - Group 5	94
95	Secured Storage			Robert Moser; Robert Morgan	Y - Group 3	95
96	6535 Broadway Owners Corp.					96
97	16 Canterbury Corp.	35.8%				97
98	Hampton House Tenants Corp.	41.6%				98
99	Great Indoors Self Storage			Robert Moser; Robert Morgan	Y - Group 3	99
100	90 Eighth Avenue Housing Co., Inc.	120.1%				100
101	Barclay Plaza Owners, Inc.	31.9%				101
102	Fairfax House Owners, Inc.	31.6%				102
103	Parkway Village Shopping Center			David Hollingsworth		103
104	East Hampton Mews Tenants Corp.	104.5%				104
105	A1 Stateline Self Storage			Robert Moser; Robert Morgan	Y - Group 3	105
106	588 Main Avenue			Arlene Klein		106
107	Heathcote Manor Owners Corp.					107
108	Starbucks Plaza			Simpson Survivor Investment LLC; Simpson Residuary Investment LLC		108
109	Palm Bay Self Storage			Richard J. O’Brien	Y - Group 5	109
110	Garden Hamilton, Inc.					110
111	Teliman Holding Corp.					111
112	Gramatan Court Apartments, Inc.	48.6%				112

A-1-40

FOOTNOTES TO ANNEX A-1

See “Annex A-3: Summaries of the Fifteen Largest Mortgage Loans” in the Preliminary Prospectus for additional information on the 15 largest mortgage loans.

(1)	“WFB” denotes Wells Fargo Bank, National Association, “RMF” denotes Rialto Mortgage Finance, LLC, “NCB” denotes National Cooperative Bank, N.A., “CIIICM” denotes C-III Commercial Mortgage LLC, and “Basis” denotes Basis Real Estate Capital II, LLC.

(2)	For mortgage loan #16 (Tharp Retail Portfolio), the Number of Units and Occupancy Rate for the Emerson Center North mortgaged property consists of 19,620 square feet of retail space and 18,000 square feet of self storage space. The self storage space is 95.6% occupied on a square foot basis and the retail space is 100.0% occupied on a square foot basis.

For mortgage loan #40 (215 South Center Street & 210 East Third Street), the Number of Units and Occupancy Rate includes 28,065 square feet of office space and 21,279 square feet of retail space.

For mortgage loan #41 (Carson Building), the Number of Units and Occupancy Rate includes 22,374 square feet of office space and 6,312 square feet of retail space.

For mortgage loan #55 (Storage Plus Self Storage), the Number of Units and Occupancy Rate includes 64,508 square feet of self storage space. The property also contains 19,970 square feet of warehouse space and 1,650 square feet of office space, which are each currently vacant and have been excluded from the Number of Units, Occupancy Rate and underwritten net cash flow.

For mortgage loan #72 (Arlington Square-MI), the Number of Units and Occupancy Rate includes 24,179 square feet of retail space and 21,382 square feet of office space.

For mortgage loan #95 (Secured Storage), the Number of Units and Occupancy Rate includes 24,690 square feet of self storage space and 12,000 square feet of retail space.

(3)	For mortgage loan #16 (Tharp Retail Portfolio), the Number of Units and Occupancy Rate includes the fifth largest tenant at the Belmont Center mortgaged property (2,640 square feet), representing 1.8% of net rentable square feet of the entire portfolio, which tenant leases the collateral pad site and owns the improvements built on the pad site.

(4)	For mortgage loan #6 (10 South LaSalle Street), the mortgage loan is represented by Note A-1, one of two pari passu notes, which have a combined Cut-off Date principal balance of $105,000,000. Note A-2 is not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit of Measure figures presented are based on Note A-1 and Note A-2 in the aggregate (the “10 South LaSalle Street Whole Loan “). Note A-1 represents the controlling interest in the 10 South LaSalle Street Whole Loan.

(5)	For mortgage loan #2 (Marriott Melville Long Island), the mortgage loan had an original balance of $59,000,000 and the related mezzanine loan had an original balance of $10,000,000. The combined $69,000,000 balance amortizes on a 25-year schedule. All principal payments calculated in the combined mortgage and mezzanine amortization schedules are first allocated to fully-amortize the mezzanine loan and beginning in month 83 of the loan term are thereafter allocated to the mortgage loan. The Monthly Debt Service Amount shown is calculated as the average of payments due under the mortgage loan from October 2022 through September 2023. As of the Cut-off Date, the combined UW NCF DSCR, Cut-off Date LTV Ratio and U/W NCF Debt Yield were 1.27x, 68.0% and 9.6%, respectively. The mortgage loan amortization profile for the Marriott Melville Long Island Mortgage Loan is shown on Annex F to the Preliminary Prospectus.

(6)	For mortgage loan #14 (Northview Harbor Apartments) a 36-month, interest-only period will commence on February 1, 2021, after which the borrower will resume full principal and interest payments. As long as (a) the scheduled renovations have been completed in accordance with the loan agreement; (b) the debt yield on January 1, 2021 is at least 9.0% based on the actual net operating income less the sum of management fees and replacement reserves for the prior twelve-

A-1-41

month period; and (c) there is no existing event of default (collectively, the “Debt Yield Reserve Conditions”), the borrower will only be required to make interest only debt service payments during the interest-only period. However, if the Debt Yield Reserve Conditions are not met on January 1, 2021 then in addition to the interest-only payments, the borrower will be required to deposit the principal portion of the full principal and interest payment into a debt yield reserve, which will be held as additional collateral over the remaining loan term. The mortgage loan amortization profile for the Northview Harbor Apartments Mortgage Loan is shown on Annex G to the Preliminary Prospectus.

(7)	For mortgage loan #21 (Hampton Inn Suites Ontario), a third party has the right to purchase the mortgaged property prior to the lockout release date, subject to conditions in the loan agreement, including payment of the outstanding principal balance and the applicable yield maintenance premium.

(8)	For mortgage loan #7 (Hilton Wilmington/Christiana), the Appraised Value assumes the property improvement plan (“PIP”), which is expected to be completed by November 2016, has been completed. There is a reserve of $4,784,251 in place for the completion of the PIP. The appraised value assuming the PIP has not been completed is $45,500,000, which represents a Cut-off Date LTV Ratio and an LTV Ratio at Maturity or ARD of 63.7% and 55.9%, respectively. The LTV Ratio at Maturity or ARD based on the $51,300,000 As-Complete Appraised Value as of September 1, 2018 is 49.5%.

For mortgage loan #14 (Northview Harbor Apartments) the Appraised Value assumes required renovations, expected to be completed by February 2017, have been completed. The appraised value assuming required renovations have not been completed is $25,400,000. A reserve of $2,071,000 is in place for completion of the renovations. The Cut-Off Date LTV Ratio and LTV Ratio at Maturity based on the as-is appraised value of $25,400,000 are 72.8% and 64.5%, respectively.

For mortgage loan #26 (Sequoia Center Building 1400), the Appraised Value is $9,830,000, assuming that all unpaid tenant improvement and leasing commissions, including those for the largest and second largest tenant, have been paid. The Appraised Value represents the value given that all tenant improvement and leasing commissions, including those for the largest and second largest tenant, have either been paid or reserved upfront.

(9)	For mortgage loan #6 (10 South LaSalle Street), the third largest tenant (63,576 square feet), representing 8.1% of net rentable square feet, subleases 21,158 square feet for $486,634 ($23.00 per square feet, expiring December 31, 2018).

For mortgage loan #41 (Carson Building), the third largest tenant (7,348 square feet), representing 25.6% of net rentable square feet, subleases its space for $80,832 ($11.00 per square foot, expiring April 30, 2017).

For mortgage loan #76 (Lakefront 17 LLC), the fourth largest tenant (2,398 square feet), representing 7.4% of net rentable square feet, is currently subleasing the space as a subtenant at the property. The subtenant has signed a lease, with an effective commencement of February 1, 2016, to become a permanent tenant and rent the same 2,398 square feet of space at the property. U/W Revenue includes rent to be paid under the newly signed lease.

(10)	The tenant early termination options discussed in this footnote are not intended to be an exclusive list. In particular, termination options based on co-tenancy clauses are generally included only for top five tenants by net rentable square feet if the option is currently or imminently exercisable.

For mortgage loan #4 (Chicago Industrial Portfolio I), the fourth largest tenant at the 733-747 Kimberly Drive mortgaged property (12,180 square feet), representing 1.2% of net rentable square feet of the mortgage loan, may terminate its lease as of June 30, 2018 upon providing 180 days’ written notice and payment of a termination fee equal to $29,291. The fifth largest tenant at the 733-747 Kimberly Drive mortgaged property (12,180 square feet), representing 1.2% of net rentable square feet, may terminate its lease as of July 31, 2018 upon providing 180 days’ written notice and payment of a termination fee equal to $35,655. The second largest tenant at the 12500 Lombard Lane mortgaged property (40,867 square feet), representing 3.9% of net rentable square feet, may

A-1-42

terminate its lease as of January 31, 2017 upon providing 12 months’ written notice and payment of a termination fee equal to $58,000.

For mortgage loan #6 (10 South LaSalle Street), the largest tenant (102,608 square feet), representing 13.1% of net rentable square feet, may terminate its lease as of October 31, 2017, upon providing at least 12 months’ written notice and payment of a termination fee equal to 2 months of base rent plus all unamortized tenant improvements and leasing commissions. The second largest tenant (100,357 square feet), representing 12.8% of net rentable square feet, may terminate its lease on the 8th floor at any time upon providing at least 12 months’ written notice and payment of two years base rent for the 8th floor. The second largest tenant may also terminate its lease on the 7th floor as of December 31, 2017, upon providing at least 12 months’ written notice and payment of two years base rent for the 7th floor. The fifth largest tenant (22,874 square feet), representing 2.9% of net rentable square feet, may terminate its lease as of October 31, 2022 upon providing written notice by October 31, 2021 and payment of a termination fee equal to five months base rent plus $975,619.

For mortgage loan #9 (Cottonwood Shopping Center), the second largest tenant (35,650 square feet), representing 18.9% of net rentable square feet, may terminate its lease if annual gross receipts are less than $5,000,000, upon providing 120 days’ written notice.

For mortgage loan #16 (Tharp Retail Portfolio), the third largest tenant at the Shadeland Center mortgaged property (1,796 square feet) representing 1.2% of net rentable square feet of the entire portfolio, may terminate its lease on or after February 28, 2023 upon providing at least 270 days’ written notice and payment of three months of base rent.

For mortgage loan #24 (Marketplace at Rivergate), the second largest tenant (13,043 square feet), representing 11.7% of net rentable square feet, may terminate its lease as of August 2020, by providing written notice prior to February 2020.

For mortgage loan #26 (Sequoia Center Building 1400), the second largest tenant (24,000 square feet), representing 33.3% of net rentable square feet, may terminate its lease as of July 31, 2021 upon providing 12 months’ written notice and payment of all unamortized tenant improvements and leasing commissions.

For mortgage loan #28 (Seminole Orange Plaza Center), the largest tenant (16,484 square feet), representing 84.2% of net rentable square feet, may terminate its lease anytime on or after August 31, 2035 upon providing 12 months’ written notice.

For Mortgage Loan #30 (Walgreens Portfolio), the largest tenant at the Walgreens - Claremore mortgaged property (14,490 square feet) representing 49.9% of net rentable square feet of the mortgage loan, may terminate its lease on October 31, 2028 and every five years thereafter with at least 6 months’ prior notice; the largest tenant at the Walgreens - Rainbow mortgaged property (14,560 square feet) representing 50.1% of net rentable square feet of the mortgage loan, may terminate its lease on December 31, 2028 and every five years thereafter with at least 6 months’ prior notice.

For mortgage loan #32 (2 & 6 Terri Lane), the third largest tenant (10,607 square feet), representing 12.6% of net rentable square feet, may terminate its lease at any time upon nine months’ written notice and payment of a termination fee equal to $24,736. The fifth largest tenant (6,200 square feet), representing 7.3% of net rentable square feet, may terminate its lease as of June 30, 2018, upon providing 180 days’ written notice and payment of any unamortized leasing commissions.

For mortgage loan #39 (Shea 70 Plaza), the fifth largest tenant (2,730 square feet), representing 8.1% of net rentable square feet, may terminate its lease if gross sales fall below $546,000 in any trailing 12-month period during the lease term.

For mortgage loan #40 (215 South Center Street & 210 East Third Street), the fifth largest tenant (4,651 square feet), representing 9.4% of net rentable square feet, may terminate its lease upon the retirement, death or dismemberment of the lessee. The fifth largest tenant is required to provide

A-1-43

notice within 20 days after and pay three months’ base rent upon the death or dismemberment, and pay six months’ base rent upon retirement.

For mortgage loan #41 (Carson Building), the largest tenant (7,530 square feet), representing 26.2% of net rentable square feet, may terminate its lease at any time upon providing 90 days’ written notice and payment of a termination fee equal to one month of base rent plus all unamortized tenant improvements and leasing commissions.

For mortgage loan #42 (Midtown Market), the fifth largest tenant (2,800 square feet), representing 8.6% of net rentable square feet, may terminate its lease as of May 31, 2017 with at least 6 months’ written notice.

For mortgage loan #70 (Summit Marketplace), the fifth largest tenant (1,400 square feet), representing 9.8% of net rentable square feet, may terminate its lease upon providing 90 days’ written notice if the tenant, in its sole discretion, determines it is not economically viable to continue its operation and the tenant’s revenues from the premise have decreased 20% from the 12 months prior, at any time, due to federal, state, or local statute, ordinance, regulation, court order, or any judicial, legislative, regulatory, executive order or administrative decision. Any termination requires the payment of all unamortized tenant improvement and leasing commissions.

For mortgage loan #76 (Lakefront 17 LLC), the third largest tenant (2,578 square feet), representing 8.0% of net rentable square feet, may terminate its lease at any time upon 60 days’ written notice, but not more than 120 days’ written notice.

For mortgage loan #80 (Rankin Industrial Buildings), the second largest tenant (14,520 square feet), representing 11.6% of net rentable square feet, may terminate its lease on suite 1238 at any time upon providing 90 day’s written notice.

For mortgage loan #84 (Stonebrook Place Shopping Center), the second largest tenant (3,404 square feet), representing 18.2% of net rentable square feet, may terminate its lease upon providing 90 day’s written notice, if gross sales for the trailing twelve months ending December 31, 2017 do not exceed $625,000.

For Mortgage Loan #87 (Walgreens - Houston), the largest tenant (14,560 square feet) representing 100.0% of net rentable square feet of the mortgage loan, may terminate its lease on March 31, 2029 and every five years thereafter with at least 6 months’ prior notice.

(11)	For mortgage loan #6 (10 South LaSalle Street), the third largest tenant (63,576 square feet), representing 8.1% of net rentable square feet, has multiple leases that expire as follows: 21,158 square feet expiring December 31, 2018 and 42,418 square feet expiring December 31, 2025.

For mortgage loan #12 (Northline Industrial Center), the largest tenant (396,090 square feet), representing 36.4% of net rentable square feet, has multiple leases that expire as follows: 89,120 square feet expiring September 30, 2016 and 306,970 square feet expiring January 31, 2017.

For mortgage loan #28 (Seminole Orange Plaza Center), the largest tenant (16,484 square feet), representing 84.2% of net rentable square feet, has multiple leases that expire as follows: 2,015 square feet expiring July 31, 2085 and 14,469 square feet expiring August 31, 2085.

For mortgage loan #42 (Midtown Market), the third largest tenant (4,220 square feet), representing 13.0% of net rentable square feet at the mortgage property, has multiple lease expirations as follows: 2,520 square feet expiring September 30, 2018 and 1,700 square feet expiring June 30, 2021.

(12)	In certain cases, mortgage loans may have tenants that have executed leases, but may not be fully paying rent or occupying the related leased premises that were included in the underwriting.

For mortgage loan #3 (Technology Station), the second largest tenant (28,778 square feet), representing 30.4% of net rentable square feet, has executed a lease but is currently building out

A-1-44

16,528 square feet of its space and receiving a rent abatement on 19,609 square feet through April 2016. The second largest tenant is expected to be in occupancy by March 2016.

For mortgage loan #6 (10 South LaSalle Street), the third largest tenant (63,576 square feet), representing 8.1% of net rentable square feet, has rent abatements in February 2016, January 2017 and February 2017. A $181,606 reserve was taken at closing, representing the outstanding rent abatements.

For mortgage loan #9 (Cottonwood Shopping Center), the third largest tenant (34,000 square feet), representing 18.0% of net rentable square feet, is not in occupancy of 7,963 square feet of excess space.

For mortgage loan #26 (Sequoia Center Building 1400), the second largest tenant (24,000 square feet), representing 33.3% of net rentable square feet, has executed a lease but is not in occupancy or paying rent. The second largest tenant is expected to be in occupancy and paying rent by February 2016. A $1,931,691 reserve was taken at closing, representing outstanding rent abatements, tenant improvements and leasing commissions.

For mortgage loan #27 (Pelham Commons), the third largest tenant (4,023 square feet), representing 5.3% of the net rentable square feet, has executed a letter of intent to lease, but has not yet executed a lease; however, the expected revenue from such tenant was included in U/W Revenues. A $359,866 reserve was taken at origination equal to three years of underwritten base rent and recoveries and a projected TI/LC allowance related to the third largest tenant. The guarantor has also master leased this space at $18.00 per square foot plus recoveries for 10 years.

For mortgage loan #65 (Emerson Plaza), the third largest tenant (5,400 square feet), representing 6.6% of net rentable square feet, has abated rent through February 2016.

For mortgage loan #108 (Starbucks Plaza), the fifth largest tenant (1,170 square feet), representing 14.9% of net rentable square feet, is entitled to free rent in February 2016.

(13)	For mortgage loan #38 (37600 Filbert Street), the second largest tenant (25,048 square feet), representing 41.7% of net rentable feet, is affiliated with the sponsor.

(14)	For mortgage loan #6 (10 South LaSalle Street), upon the earlier of (i) the largest tenant (102,608 square feet), representing 13.1% of net rentable square feet, terminating its lease or (ii) 12 months prior to the expiration of the largest tenant’s current lease, the Monthly TI/LC Reserve deposit will adjust to 1/12th of the difference between the then current balance of the TI/LC reserve and $3,000,000.

For mortgage loan #69 (Bandera at Woodlawn), the Monthly TI/LC Reserve will be adjusted to $2,400 if the balance of the TI/LC Reserve account falls below $165,000 after the cap is achieved.

(15)	For mortgage loans #8 (TownePlace Suites Redwood City) and #47 (Quality Suites Hickory), the Monthly Replacement Reserve, to be adjusted each January, is equal to 1/12th of 4% of the actual annual gross income from the prior year.

For mortgage loan #21 (Hampton Inn Suites Ontario), the Monthly Replacement Reserve will be adjusted to an amount equal the greater of: (i) the then-existing Monthly Replacement Reserve; and (ii) 1/12th of 4% of underwritten revenue for the prior fiscal year.

For mortgage loan #29 (Hampton Inn - Cincinnati Airport North), the Monthly Replacement Reserve, to be adjusted each January, is equal to 1/12th of 4% of gross income from operations for the prior fiscal year, but in no case may the Monthly Replacement Reserve be less than the initial monthly replacement reserve.

For mortgage loan #33 (Hampton Inn Carmel, IN), the Monthly Replacement Reserve will be adjusted to an amount equal the greater of: (i) the then-existing Monthly Replacement Reserve; and (ii) 1/12th of 4% of operating income for the prior fiscal year.

A-1-45

(16)	For mortgage loan #15 (Gill Park Cooperative), the borrower was required to place the entirety of the loan proceeds in an escrow account for ongoing property renovation work. Additionally, monthly collections of $72,917 are required from February 1, 2016 through January 1, 2018. No monthly collections will be required thereafter.

A-1-46